             As Filed with the Securities and Exchange Commission on May 1, 2000
                                                       Registration No. 811-5816


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM N-1A

         Registration Statement under the Investment Company Act Of 1940
                                Amendment No. 15

                    Canada Life Of America Series Fund, Inc.
                           (Exact Name of Registrant)

                            6201 Powers Ferry Road
                               Atlanta, GA 30339
                     (Address of Principal Executive Office)
                  Registrant's Telephone Number: (800) 905-1959

                                  Roy W. Linden
                              330 University Avenue
                             Toronto, Canada M5G 1R8
                     (Name and Address of Agent for Service)

                                    Copy to:
                            Stephen E. Roth, Esquire
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404

                               PURPOSE STATEMENT

This amendment No. 15 to the Registrant's registration statement on Form N-1A, as amended (the "Registration Statement") is being made for the sole purpose to update the financial information in the Canada Life of America Series Fund, Inc.'s (the "Series Fund") Registration Statement, pursuant to the requirements of rule 8b-16 of the Investment Company Act of 1940, as amended (the "Act"). This filing incorporates Amendment No. 14 in its entirety, excluding the audited financial statements for the year ended December 31, 1998, the opinion of the auditors dated January 27, 1999, and the consent of the auditors dated April __, 1999, and this amendment supplements Amendment No. 14 of the Act. Effective May 1, 2000 no offers or sales of shares of Series Fund's portfolios are being made, and the Series Fund's registration statement is not being amended pursuant to the requirements of the Securities Act of 1933.

        Supplement dated May 1, 2000 to the Prospectus dated May 1, 1999

On April 18, 2000, Canada Life Insurance Company of America ("CLICA") and Canada Life Insurance Company of New York ("CLNY") obtained a substitution order (I.C. Rel. No. 812-11862), granted by the United States Securities and Exchange Commission. Pursuant to that order, on April 28, 2000, CLICA and CLNY substituted certain funds for portfolios of the Series Fund as follows: shares of the Money Market Portfolio of the Fidelity Variable Insurance Products Fund for shares of the Money Market Portfolio of the Series Fund; (2) shares of the Investment Grade Bond Portfolio of the Fidelity Variable Insurance Products Fund II for shares of the Series Fund's Bond Portfolio; (3) shares of the Fidelity VIP's Overseas Portfolio for shares of the Series Fund's International Equity Portfolio; (4) shares of the American MidCap Growth Portfolio of The Alger American Fund for shares of the Series Fund's Capital Portfolio; (5) shares of the Fidelity VIP II's Asset Manager Portfolio for shares of the Series Fund's Managed Portfolio; and (6) shares of the Fidelity VIP II's Contrafund Portfolio for shares of the Series Fund's Value Equity Portfolio. After the substitution was effected, the Series Fund has no investors other than the seed money of CLICA and CLNY.

Further, CLICA and CLNY have informed the Board of Directors of the Series Fund that CLICA and CLNY intend to cease investment operations, cease marketing the Fund, and withdraw any seed money now that the separate accounts have redeemed their shares of the Portfolios. The Board has made a preliminary determination that it would be unlikely and impractical for the Series Fund to continue as a viable entity after substitution and redeem of the seed money and will consider whether it would likely be in the best interests of the Series Fund and its shareholders to liquidate the assets of the Fund's Portfolios and dissolve the corporation. Accordingly, currently no offers or sales of shares of the portfolios of Series Fund are being made, and the Series Fund's registration statement is not being amended pursuant to the requirements of the Securities Act of 1933.

                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                             Money Market Portfolio
                                 Bond Portfolio
                             Value Equity Portfolio
                                Managed Portfolio
                                Capital Portfolio
                         International Equity Portfolio

Canada Life of America Series Fund, Inc. (the "Fund"), is an open-end management investment company, commonly known as a mutual fund. Fund shares are not offered directly to the public but are sold only to insurance companies and their separate accounts. The Fund is intended to meet a wide range of investment objectives by dividing its assets and liabilities into six different portfolios:
Money Market, Bond; Value Equity; Managed; Capital; and International Equity Portfolios (the "Portfolios"). Each Portfolio generally operates as a separate investment fund and issues its own shares.

                           6201 Powers Ferry Road, NW
                                Atlanta, GA 30339
                              PHONE: 1-800-905-1959

                                   Prospectus

                                   May 1, 1999






The Securities and Exchange Commission has not approved the Fund shares as an investment and has not determined that this Prospectus is complete or accurate. It is against the law for anyone to tell you otherwise.

                                TABLE OF CONTENTS

Money Market Portfolio                                                         3

Bond Portfolio                                                                 5

Value Equity Portfolio                                                         7

Managed Portfolio                                                              9

Capital Portfolio                                                             11

International Equity Portfolio                                                13

Investment Objectives, Policies, Practices And Risks                          15

Legal Proceedings                                                             19

Year 2000 Compliance                                                          19

Euro Conversion                                                               20

Shareholder Transactions And Purchases                                        20

Valuation Of Shares And Pricing                                               21

Tax Consequences Of Dividends And Distributions                               21

Financial Highlights                                                          22

Appendix A                                                                   A-1

Appendix B                                                                   B-1

No dealer, salesperson, or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Investment Adviser. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                             Money Market Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective: As high a level of current income as is consistent with preservation of capital and liquidity

Key Investments: Money market instruments with maturities of thirteen months or less

Selection Process: The Portfolio is a "money market" fund. It invests primarily in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers that generally have remaining maturities of thirteen months or less. High-quality instruments generally are rated in the highest two categories by nationally recognized statistical rating organizations ("rating agencies") or are deemed comparable. In buying and selling securities for the Portfolio, the adviser complies with industry-standard requirements for money market funds regarding the quality, maturity and diversification of the fund's investments. The adviser stresses maintaining a stable $10.00 share price, liquidity and income. The portfolio manager selects from the following types of investments:

      o U.S. government securities, which include obligations issued or guaranteed by the U.S. government and its agencies, instrumentalities and government-sponsored enterprises;

      o obligations issued or guaranteed as to principal and interest by the Government of Canada, the government of any Canadian province, or any Canadian or provincial Crown agency;

      o obligations such as certificates of deposits and bankers' acceptances of banks, including U.S. and Canadian banks, U.S. branches of foreign banks, and foreign branches of U.S. banks, with at least capital, surplus and undistributed profits of $500,000,000;

      o     prime commercial paper, including variable rate master demand notes;
            and

      o     repurchase agreements backed by U.S. government securities.

Principal Risk Factors: An investment in the Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the Portfolio. There is a risk that the Portfolio could underperform other short-term investments or money market funds if interest rates rise sharply, if an issuer of the Portfolio's securities defaults, or has its credit rating downgraded and fails to perform as expected. For more information on these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

PORTFOLIO PERFORMANCE

The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Canada Life Insurance Company of America (the "Company"), Canada Life Insurance Company of New York ("CLNY") or their separate accounts, which would reduce the returns. Past performance can give some indication of the Portfolio's risk but is not an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

          '90    '91    '92    '93    '94     '95    '96     '97    '98
         ----   ----   ----   ----   ----    ----   ----    ----   ----
         6.76   5.25   2.71   2.29   3       4.95   4.58    4.95   4.77

                 The Portfolio commenced operations on 12/4/89.



                         Best Quarter:  3rd-1990 1.80%
                         Worst Quarter: 2nd-1993 0.56%



          7-Day Yield and % Average Annual Total Returns as of 12/31/1998

                                7-Day
                                Yield  1 year 5 year Life of Fund
                                -----  ------ ------ ------------
                 Money Market
                   Portfolio    4.38    4.77   4.57     4.77



                       Investment Adviser: CL Capital
                       Management, Inc.

                       Portfolio Manager: George N. Isaac


Additional Investments, Investment Strategies and Techniques: The Portfolio may enter into other investments and strategies. For a complete list of all the investments available to this Portfolio, please refer to Appendix A to this prospectus.

                                 Bond Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective: As high a level of current income and capital appreciation as is consistent with preservation of principal

Key Investments: Debt securities

Selection Process: The Portfolio normally invests at least 80% of its total assets in:

      o U.S. government securities, which include obligations issued or guaranteed by the U.S. government and its agencies, instrumentalities and government sponsored enterprises;

      o publicly traded debt instruments rated within the four highest categories by a rating agency; and

      o Canadian government obligations, which include obligations issued or guaranteed as to principal and interest by the Government of Canada, the government of any province of Canada, or any Canadian or provincial Crown agency.

The Portfolio only invests in U.S. dollar-denominated debt instruments.

Principal Risk Factors: The Portfolio is primarily subject to risks associated with investing in debt securities, where market values move in the opposite direction of interest rates. To the extent the Portfolio invests in lower-quality debt instruments, it is subject to the credit risks of issuer who may default or otherwise fail to make timely debt payments. Another principal risk is foreign securities risks, where market values may be impacted by different accounting treatments, limited trading, political or regulatory differences, or other factors. For more information on these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

PORTFOLIO PERFORMANCE

The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Company, CLNY or their separate accounts, which would reduce the returns. The table compares the Portfolio's performance with the Lehman Brothers G/C Bond Index. Past performance can give some indication of the Portfolio's risk but is not an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

          '90    '91    '92    '93    '94     '95    '96     '97    '98
         ----   ----   ----   ----   ----   -----   ----   -----   ----
         5.48   16.21  6.65   10.35  -3.94  16.77   4.66   8.09    9.00

                 The Portfolio commenced operations on 12/4/89.



                        Best Quarter:  4th-1990  5.92%
                        Worst Quarter: 1st-1994 (3.02)%



                % Average Annual Total Returns as of 12/31/1998

                                   1 year 5 year  Life of Fund
                                   ------ ------  ------------
              Bond Portfolio        9.00   6.70       7.89
              Lehman Brothers
                G/C Bond Index      9.47   7.30       8.74



                       Investment Adviser: CL Capital
                       Management, Inc.

                       Portfolio Manager: George N. Isaac


Additional Investments, Investment Strategies and Techniques: The Portfolio may invest up to 20% of its total assets in lower-quality debt instruments (also called high-risk, high-yield debt instruments or junk bonds). The Portfolio also may invest in or use other instruments and techniques. For a complete list of all the investments available to this Portfolio, please refer to Appendix A to this prospectus.

                             Value Equity Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective and Key Investments: Long-term growth of capital and income by investing in equity securities which are believed to have appreciation potential

Selection Process: The portfolio manager selects equity securities that it believes have appreciation potential. The portfolio manager?s principal approach is to seek to invest in common stocks having depressed values based on poor current market perception and appearing undervalued relative to normal earnings power. The portfolio manager chooses investments emphasizing companies with:

    o   Good financial resources      o   Satisfactory rate of return on capital

    o   Good industry position        o   Superior management skills

Principal Risk Factors: The Portfolio is primarily subject to risks associated with investing in equities, where market values may change abruptly, sometimes unpredictably, and style or selection risk, where undervalued stock may not achieve the market values predicted by the portfolio manager. For a complete description of these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

PORTFOLIO PERFORMANCE

The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Company, CLNY or their separate accounts, which would reduce the returns. The table compares the Portfolio's performance with the S&P 500 Index. Past performance can give some indication of the Portfolio's risk but is not an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

          '90    '91    '92    '93    '94     '95    '96     '97    '98
         ----   ----   ----   ----   ----   -----   ----   -----   ----
         -4.45  34.95  8.37   5.44   2.03   23.66   6.94   26.99   2.81

                 The Portfolio commenced operations on 12/4/89.



                        Best Quarter:  4th-1998  21.76%
                        Worst Quarter: 3rd-1998 (20.54)%



                 % Average Annual Total Returns as of 12/31/1998

                                 1 year   5 year    Life of Fund
                                 ------   ------    ------------
                 Value Equity
                   Portfolio       2.81    11.98       11.16
                 S&P 500 Index    28.52    24.10       17.84



                         Investment Adviser: CL Capital
                         Management, Inc.

                         Subadviser: Laketon Investment
                         Management Ltd.

                         Portfolio Manager: Lance Speck


Additional Investments, Investment Strategies and Techniques: The Portfolio may invest in various other types of securities and engage in other investment techniques. For a complete list of all the investments and techniques available to this Portfolio, please refer to Appendix A to this prospectus.

                                Managed Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective: As high a level of return as possible, through capital appreciation and income, consistent with prudent investment risk and preservation of capital

Key Investments: Equities, debt obligations and money market instruments

Selection Process: The Portfolio follows a fully managed investment policy by investing in three types of investments ("sectors"): equities, debt obligations, and money market instruments. There are no maximum or minimum percentages as to the amount of the Portfolio's assets that may be invested in any one sector. The adviser determines the asset mix based on its overall analysis of the political and economic outlook over the next six to eighteen months, taking into account such factors as:

       o   Inflation                     o   Commodity prices

       o   Growth                        o   Relative values of stocks and bonds

       o   Trends in currency values

Principal Risk Factors: The Portfolio's investments in equity securities are primarily subject to risks associated with investing in equities, where market values may change abruptly, sometimes unpredictably, and style or selection risk, where undervalued stocks may not achieve the market values predicted by the portfolio manager. The Portfolio's investments in debt securities are primarily subject to risks associated with investing in debt securities, where market values move in the opposite direction of interest rates, and lower-quality debt risks, where it is subject to the credit risks of issuer who may default or otherwise fail to make timely debt payments. Another principal risk is foreign securities risks, where market values may be impacted by different accounting treatments, limited trading, political or regulatory differences, or other factors. For a complete description of these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

Portfolio Performance: The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Company, CLNY or their separate accounts, which would reduce the returns. The table compares the Portfolio's performance with the S&P 500 Index and the Lehman Brothers Government/Corporate Bond Index. Past performance can give some indication of the Portfolio's risk but is not necessarily an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

          '90    '91    '92    '93    '94     '95    '96     '97    '98
         ----   ----   ----   ----   ----   -----   ----   -----   ----
         1.63   23.4   8.02   8.24  -0.25   21.92   5.75   17.61   5.15

                 The Portfolio commenced operations on 12/4/89.



                        Best Quarter:  4th-1998    12.49%
                        Worst Quarter: 3rd-1998   (10.43)%



                 % Average Annual Total Returns as of 12/31/1998

                                   1 year   5 year  Life of Fund
                                   ------   ------  ------------
                 Managed
                   Portfolio         5.15     9.72       9.80
                 S&P 500 Index      28.52    24.10      17.84
                 Lehman Brothers
                   G/C Bond Index    9.47     7.30       8.74



                Investment Adviser: (debt and
                money market portions)
                CL Capital Management, Inc.

                Subadviser: (equity portion) Laketon Investment
                Management Ltd.

                Portfolio Managers: George N. Isaac
                (debt and money market portions) and
                Lance Speck (equity portion)


Additional Investments, Investment Strategies and Techniques: Up to 25% of the Portfolio's assets may be invested in U.S. dollar-denominated Canadian debt securities (see Bond Portfolio). The Portfolio may invest in various other types of securities and engage in other investment techniques. For a complete list of all the investments and techniques available to this Portfolio, please refer to Appendix A to this prospectus.

                                Capital Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective and Key Investments: Capital appreciation, not current income, by investing in common stocks and securities convertible into or exchangeable for common stocks, in common stock purchase warrants, in debt securities, and in preferred stocks believed to provide capital appreciation opportunities

Selection Process: The subadviser selects common stocks based on their near- or intermediate-term prospects. The portfolio manager selects stocks believed to be underpriced or stocks of growth companies, cyclical companies, or companies believed to be undergoing a basic change for the better. The principal factor in choosing investments is potential for capital appreciation. The Portfolio may invest in stocks of:

      o     Companies showing earnings growth and predictability

      o Newer less-seasoned companies believed to have better-than-average prospects

Principal Risk Factors: The Portfolio is primarily subject to risks associated with investing in equities, where market values may change abruptly, sometimes unpredictably, and style or selection risk, where stocks may not achieve growth predicted by the portfolio manager. For more information on these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

PORTFOLIO PERFORMANCE

The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Company, CLNY or their separate accounts, which would reduce the returns. The table compares the Portfolio's performance with the S&P 500 Stock Index and the Russell 2000 Index. Past performance can give some indication of the Portfolio's risk but is not necessarily an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

                        '94    '95    '96     '97    '98
                       ----   ----   ----   -----   ----
                       -4.11  33.99  12.65  21.14   20.23

                  The Portfolio commenced operations on 5/1/93.



                         Best Quarter:  4th-98   30.82%
                         Worst Quarter: 3rd-98  -20.69%



                 % Average Annual Total Returns as of 12/31/1998

                               1 year     5 year    Life of Fund
                               ------     ------    ------------
                 Capital
                   Portfolio    20.23      16.82        16.36
                 S&P 500
                   Index        28.52      24.10        18.59
                 Russell
                   2000
                   Index        -2.60      11.90        13.23



                       Investment Adviser: CL Capital
                       Management, Inc.

                       Subadviser: J. & W. Seligman & Co.
                       Incorporated

                       Portfolio Manager: Marion S.
                       Schultheis


Additional Investments, Investment Strategies and Techniques: The Portfolio may hold cash and invest without limits in short-term money market instruments (see Money Market Portfolio) for temporary defensive purposes or pending investment. The Portfolio may invest in various other types of securities and engage in other investment techniques. For a complete list of all the investments and techniques available to this Portfolio, please refer to Appendix A to this prospectus.

                         International Equity Portfolio

GOALS AND INVESTMENTS

Portfolio's Objective and Key Investments: Long-term capital appreciation by investing in equity or equity type securities of companies located outside the United States

Selection Process: The Portfolio seeks foreign securities that offer long-term capital appreciation potential. The subadviser seeks diversification by purchasing securities of at least four different countries that offer varying investment opportunities and are affected by different economic trends. The Portfolio may invest in developed countries, in American Depositary Receipts, European Depositary Receipts and other similar instruments, and up to 30% of its total assets in emerging markets countries. The subadviser's analysis focuses on the fundamental value of an enterprise, and it purchases securities for the Portfolio when the market price appears to be less than the fundamental value. In selecting specific investments, the subadviser seeks to identify securities with strong potential for appreciation relative to their downside exposure. In seeking to limit risks, the Portfolio's exposure is limited as follows:

            o     to a single industry group to 25% of its total assets

            o to a single country, excluding the United Kingdom and Japan, to 25% of its total assets

            o by normally holding investments in at least 4 countries and at least 40 different companies

            o by investing in a minimum of at least 5 to 8 different industry groups as defined by Morgan Stanley

Principal Risk Factors: The Portfolio is primarily subject to risks associated with investing in equities, where market values may change abruptly, sometimes unpredictably, and foreign and emerging markets securities risks, where market values may be impacted by limited trading, currency exchange, political or economic instability, or other factors. For more information on these investments and related risks, please refer to "Investments Objective, Policies, Practices and Risks" in this prospectus and the statement of additional information.

================================================================================

PORTFOLIO PERFORMANCE

The table below shows the risk of an investment in the Portfolio by showing how its performance has varied over time. The returns shown assume that any dividends and distributions have been reinvested in the Portfolio. The returns are not reduced to reflect any variable insurance contract charges or fees that may be assessed by the Company, CLNY or their separate accounts, which would reduce the returns. The table compares the Portfolio's performance with the MSCI EAFE Index. Past performance can give some indication of the Portfolio's risk but is not necessarily an indication of how the Portfolio will perform in the future.

                    Year-By-Year % Total Returns as of 12/31

 -----------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 [The following table was represented as a bar graph in the printed material.]

                               '96    '97    '98
                              ----   ----   -----
                              19.44  4.32   13.37



                        Best Quarter:  4th-1998   22.04%
                        Worst Quarter: 3rd-1998  -17.90%



                 % Average Annual Total Returns as of 12/31/1998

                                         1 year    Life of Fund
                                         ------    ------------
                 International
                   Equity Portfolio       13.37        11.50
                 MSCI EAFE
                   Index                  20.33         8.76



                         Investment Adviser: CL Capital
                         Management, Inc.

                         Subadviser: Laketon Investment
                         Management Ltd.

                         Portfolio Manager: Lance Speck


Additional Investments, Investment Strategies and Techniques: The Portfolio may hold cash and invest without limits in U.S. and foreign short-term money market instruments for temporary defensive purposes or pending investment. For temporary defensive purposes, the Portfolio also may hedge the portfolio currency exposure through the use of futures, options, or currency contracts. The Portfolio also may invest in various other types of securities and engage in other investment techniques. For a complete list of all the investments available to this Portfolio, please refer to Appendix A to this prospectus. Appendix B includes a list of the industry groups as defined by Morgan Stanley.

INVESTMENT OBJECTIVES, POLICIES, PRACTICES AND RISKS

Each Portfolio invests in various instruments subject to its particular investment objective and policies. The Portfolios may invest in some or all of the following, as described in the overview for each Portfolio, and in the statement of additional information ("SAI"). For a free copy of the SAI, see the back cover of this prospectus. Each Portfolio is a diversified pool of investments. The investment objective of each Portfolio is not fundamental, and, accordingly, the Board of Directors ("Board") may change the objective without shareholder approval. The different investment objectives and policies affect the investment return of each Portfolio. There is no guarantee that a Portfolio will achieve its investment objective.

Each Portfolio is subject to a different degree of market and financial risk. When a Portfolio sells its securities, they may be worth more or less than what the Portfolio paid for them. You could lose money by investing in a Portfolio. An investment in a Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Equities                                     Each Portfolio may invest in equity
                                             securities. Equity securities
Each Portfolio except                        include common and preferred stock,
Bond and Money Market Portfolios             warrants, rights, depositary
                                             receipts and shares, trust
                                             certificates, and real estate
                                             instruments.

                                             Common stocks (or equities)
                                             represent generally ownership of a
                                             corporation. Over time, equities
                                             have provided the greatest
                                             long-term growth potential but,
                                             over short periods, can be subject
                                             to great fluctuations in stock
                                             market prices. Stock funds are
                                             subject to market risk:
                                             specifically, stock market values
                                             are more volatile generally than
                                             are bond or money market values.
                                             Volatility means that prices will
                                             go down as well as up, which in
                                             turn, means that investors may lose
                                             money on an investment in a
                                             Portfolio. Equities are subject to
                                             financial risks relating to an
                                             issuer's earnings stability and
                                             overall soundness.

                                             Equities are subject to market
                                             risk. Many factors affect the stock
                                             market prices and dividend payouts
                                             of equity investments. These
                                             factors include investor confidence
                                             in the economy, investor
                                             perceptions of value in a
                                             particular company, general
                                             business conditions, and current
                                             conditions in a particular industry
                                             or company. Smaller companies are
                                             particularly sensitive to these
                                             factors.

Debt Securities                              Each Portfolio may invest in debt
                                             securities. Debt securities include
(All Portfolios)                             U.S. and Canadian government
                                             securities, certificates of
                                             deposit, and short-term money
                                             market instruments. Debt securities
                                             may have all types of interest rate
                                             payment and reset terms, including
                                             fixed, adjustable, zero-coupon,
                                             contingent, deferred, payment-in-
                                             kind and auction-rate features.

                                             Debt securities are subject to
                                             interest-rate risk because the
                                             value of debt securities varies
                                             inversely with interest rates. This
                                             means generally that the value of
                                             these investments increases as
                                             short-term interest rates fall and
                                             decreases as short-term interest
                                             rates rise.

                                             Debt securities also are subject to
                                             credit risk, which is the risk that
                                             a bond's price may be affected by
                                             its issuer's credit quality. An
                                             issuer may not always make payments
                                             on a debt security when due. Some
                                             debt securities, such as
                                             mortgage-backed securities, are
                                             subject to prepayment risk, which
                                             occurs when an issuer can prepay
                                             the principal owed on a security
                                             before its maturity. When interest
                                             rates decline, asset-backed
                                             securities generally experience
                                             higher prepayments, and a portfolio
                                             manager may be forced to invest
                                             proceeds from prepayments at lower
                                             rates, which results in a lower
                                             yield for the Portfolio. In
                                             addition, yields from short-term
                                             debt securities normally are lower
                                             than yields from longer-term
                                             securities.

Convertible securities                       These may be debt or equity
                                             securities that pay interest or
                                             dividends may be converted on
                                             specified terms into the stock of
                                             the issuer.

(Bond, Value Equity, Managed,
Capital, and International Equity Portfolios)

Preferred securities                         These are classes of stock that pay
                                             dividends at a specified rate.
(Bond, Value Equity, Managed,                Dividends are paid on preferred
Capital, and International Equity            stocks before they are paid on
Portfolios)                                  common stocks. In addition,
                                             preferred stockholders have
                                             priority over common stockholders
                                             as to the proceeds from the
                                             liquidation of a company's assets.

Lower Rated Fixed-Income                     High-yield securities, commonly
Securities                                   referred to as "junk bonds," are
                                             considered speculative. While
(Bond and Managed Portfolios)                generally providing greater income
                                             than investments in higher-quality
                                             securities, these securities
                                             involve greater risk of principal
                                             and income (including the
                                             possibility of default or
                                             bankruptcy of the issuers of the
                                             security).

Foreign Securities                           Foreign securities include
                                             interests in or obligations of
(All Portfolios)                             entities located outside of the
                                             United States. The determination of
                                             where an issuer of a security is
                                             located is made by reference to the
                                             country in which the issuer: (a) is
                                             organized; (b) derives at least 50%
                                             of its revenues or profits from
                                             goods produced or sold, investments
                                             made or services performed; (c) has
                                             at least 50% of its assets
                                             situated; or (d) has the principal
                                             trading market for its securities.
                                             Foreign securities may be
                                             denominated in non-U.S. currencies
                                             and traded outside the United
                                             States, may be registered and
                                             issued in the U.S. and denominated
                                             in U.S. dollars, or may be in the
                                             form of depositary receipts.

                                             An investment in foreign securities
                                             involves risk in addition to those
                                             of U.S. securities, including
                                             possible political and economic
                                             instability and the possible
                                             imposition of exchange controls or
                                             other restrictions on investments.
                                             A Portfolio also bears an
                                             "information" risk associated with
                                             different accounting, auditing and
                                             financial reporting standards in
                                             many foreign countries. If a
                                             Portfolio invests in securities
                                             denominated or quoted in currencies
                                             other than the U.S. dollar, changes
                                             in foreign currency rates relative
                                             to the U.S. dollar affect the U.S.
                                             dollar value of the Portfolio's
                                             assets. No Portfolio, except
                                             International Equity Portfolio, may
                                             invest more than 25% of its total
                                             assets in the securities of any
                                             foreign issuer.

Emerging Market                              Emerging markets investments offer
Investments                                  potential of significant gains but
                                             also offer greater risks than
(International Equity Portfolio)             investing in more developed
                                             countries. Political or economic
                                             instability, lack of market
                                             liquidity and government actions,
                                             such as currency controls or
                                             seizure of private business or
                                             property may be more likely in
                                             emerging markets than in more
                                             established markets.

Sectors                                      Sectors, or asset classes, are of
                                             three types: equities, debt
(Managed Portfolio)                          securities and money market
                                             instruments (sometimes referred to
                                             as "cash"). Each sector generally
                                             reacts differently to various
                                             market conditions, including
                                             interest-rate changes and other
                                             factors. Sector risk is the risk
                                             that a sector
                                             fails to perform as expected.

Temporary Defensive Positions                Each of Capital and International
                                             Equity Portfolio may depart from
(Capital and International Equity            its principal investments and
Portfolios)                                  strategies in response to adverse
                                             market, economic or political
                                             conditions and take a temporary
                                             defensive position. When in a
                                             temporary defensive position, a
                                             Portfolio may be unable to achieve
                                             its investment goal. It is not
                                             investing in accordance with its
                                             investment objective and policies
                                             and may not take advantage of
                                             market increases.

Portfolio Turnover                           Each Portfolio may actively trade
                                             portfolio securities in seeking to
                                             achieve its investment objective.
                                             Active trading causes a Portfolio
                                             to have a higher portfolio turnover
                                             rate, which generates shorter-term
                                             gains (losses) for its shareholders
                                             that are taxed at higher rates than
                                             longer-term gains (losses).
                                             Actively trading portfolio
                                             securities increases trading costs,
                                             which has an adverse impact on
                                             performance.

                                   MANAGEMENT

Investment Adviser

CL Capital Management, Inc. provides investment advisory services to the Fund for the Money Market, Bond, Value Equity, and Managed (debt and money market portions) Portfolios, and, in general, supervises the management and investment program for all the Portfolios. CL Capital Management is a registered investment adviser that was incorporated in l989. It is a wholly owned subsidiary of the Company, which in turn is a wholly owned subsidiary of Canada Life. CL Capital Management's principal offices are located at 6201 Powers Ferry Road, N.W., Atlanta, Georgia 30339.

For the year ended December 31, 1998, the Portfolios paid advisory fees to CL Capital Management at the following annual rates:

              Portfolio                  Annual management fee
                                  (as a percentage of the Portfolio's
                                       average daily net assets)

           Money Market Portfolio             0.50%

           Bond Portfolio                     0.50%

           Value Equity Portfolio             0.50%

           Managed Portfolio                  0.50%

           Capital Portfolio                  0.50%

           International Equity Portfolio     0.80%*

----------

* The investment advisory fee for the International Equity Portfolio may exceed the industry average of investment advisory fees for domestic funds but does not exceed the industry average for international funds.

The Subadvisers and Portfolio Managers

The investments of Money Market and Bond Portfolios and the debt-instrument portion of Managed Portfolio are managed solely by CL Capital Management. The investments of Capital, Value Equity, Portfolio, and International Equity Portfolios and the equity portion of the Managed Portfolio are managed by subadvisers that are supervised by CL Capital Management. The table below sets forth the name of each subadviser and portfolio manager, including the business experience of each portfolio manager for at least the past five years.

--------------------------------------------------------------------------------
Portfolio              Portfolio Manager and Subadviser   Business Experience
--------------------------------------------------------------------------------
Money Market           George N. Isaac (since July 1998)  Senior Portfolio
Portfolio              CL Capital Management, Inc.        Manager, CL Capital
                                                          Management, Inc.,
                                                          since 1980
--------------------------------------------------------------------------------
Bond Portfolio         George N. Isaac (since July 1998)  See above
                       CL Capital Management, Inc.
--------------------------------------------------------------------------------
Value Equity           Henry A. Rachfalowski (since July  President, CL Capital
Portfolio              1998) CL Capital Management, Inc.  Management Inc., 1996
                                                          - present; prior
                                                          thereto, Vice
                                                          President and
                                                          Portfolio Manager,
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          Ontario Municipal
                                                          Employees Retirement
                                                          Board

                       Lance Speck (since April 1999)     Vice President and
                                                          Portfolio Manager,
                                                          Laketon Investment
                                                          Management Ltd., since
                                                          1996; prior thereto,
                                                          Vice President, Canada
                                                          Life Investment
                                                          Management Limited
--------------------------------------------------------------------------------
Managed Portfolio      Henry A. Rachfalowski (since       See above
                       July 1998)

                       (debt and money market portion)
                       George N. Isaac (since July 1998)  See above

                       (subadviser of equity portion)
                       Lance Speck (since April 1999)     See above
--------------------------------------------------------------------------------
Capital Portfolio      Henry A. Rachfalowski (since       See above
                       July 1998)

                       Marion S. Schultheis (since        Managing Director,
                       June 1998)                         J.W. Seligman & Co.
                       J. & W. Seligman & Co.             Incorporated since May
                       Incorporated                       1998; Vice President
                       100 Park Avenue                    and Portfolio Manager,
                       New York, New York  10017          two other open-end
                                                          management investment
                                                          companies in the
                                                          Seligman Group of
                                                          investment companies;
                                                          Managing Director,
                                                          Chancellor LGT, from
                                                          October 1997 to May
                                                          1998; and Senior
                                                          Portfolio Manager, IDS
                                                          Advisory Group Inc.,
                                                          from August 1987 to
                                                          October 1997.
--------------------------------------------------------------------------------
International Equity   Henry A. Rachfalowski (since       See above
Portfolio              July 1998)

                       Lance Speck (since April 1999)     See above
--------------------------------------------------------------------------------

                                LEGAL PROCEEDINGS

There are no material pending legal proceedings affecting the Fund. It has been advised by CL Capital Management, CLICA, CLNY, Laketon Investment Management Ltd. And J. & W. Seligman & Co. that none of them has any material pending legal proceedings affecting them.

                              YEAR 2000 COMPLIANCE

Generally computer programs were designed without considering the impact of the upcoming change in the century. As a result software and computer systems may need to be upgraded or replaced in order to comply with "Year 2000" requirements. If not corrected, these computer applications could fail or create erroneous results by or at the Year 2000. The business financial condition and results of operations of a company, investment adviser separate account and/or a mutual fund could be materially and adversely affected by the failure of its systems and applications (or those either provided or operated by third-parties) to properly operate or manage dates beyond the year 1999.

Canada Life and its affiliates have investigated the nature and extent of the work required for its computer system to process beyond the turn of the century and have made progress toward achieving this goal, including upgrading and/or replacing existing systems. Canada Life and its affiliates are confirming with their service providers, the Fund's subadvisers and other service providers, and with issuers of existing and prospective portfolio investments, that they are also in the process of replacing or modifying their systems with the same goal. Canada Life expects that its principal systems will be Year 2000 compliant by early 1999. While these efforts involve substantial costs, Canada Life closely monitors associated costs and continues to evaluate associated risks based on actual expenses. While it is likely that these efforts will be successful, if necessary modifications and conversions are not completed in a timely manner, the Year 2000 requirements could have a material adverse effect on certain operations of the Fund or its Portfolios.

                                EURO CONVERSION

On January 1, 1999, 11 participating countries in the European Economic Monetary Union (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain) adopted the Euro as their official currency. As of January 1, 1999, governments in participating countries issued new debt and redenominated existing debt in Euros, although corporations may choose whether to issue stocks or bonds in Euros or the national currency. The new European Central Bank (the "ECB") has assumed responsibility for a uniform monetary policy in participating countries. Currency conversion occurs through a "triangulation" process whereby an amount denominated in one national currency is converted into Euros, which are then converted into the second national currency. The Euro conversion presents investors with unique risks and uncertainties, including: (1) the readiness of Euro payment, clearing, and other operational systems; (2) the legal treatment of debt instruments and financial contracts denominated in or referring to existing national currencies rather than the Euro; (3) exchange-rate fluctuations between the Euro and non-Euro currencies during the transition period of January I, 1999 through December 31, 2001 and beyond; (4) potential U.S. tax issues with respect to Portfolio securities; and (5) the ECB's abilities to manage monetary policies among the participating countries. Three other EU member countries (Denmark, Greece, and the United Kingdom) may convert to the Euro at a later date. These and other factors could adversely affect the value of or income from Portfolio securities.

                    SHAREHOLDER TRANSACTIONS AND PURCHASES

The term "shareholder" as used in this prospectus refers to any insurance company separate account that may use Fund shares as a funding option now or in the future. Fund shares are not sold to the general public. Fund shares are sold on a continuing basis without a sales charge at the net asset value next computed after the Fund's custodian receives payment. The separate accounts to which shares are sold, however, may impose sales and other charges, as described in the appropriate contract prospectus.

The Fund issues shares in six separate portfolios each with only one class. The shares of each Portfolio participate equally with all other shares of that Portfolio in dividends and distributions and have equal voting, liquidation and other rights. When issued for the consideration described in the prospectus, shares are fully paid and nonassessable by the Fund. Shares are redeemable, transferable and freely assignable as collateral. (See the accompanying separate account prospectus for a discussion of voting rights applicable to purchasers of variable annuity and variable life insurance contracts.)

Purchase and Redemptions

The Fund currently offers its shares, without sales charge, only for purchase by the Company, CLNY, and their separate accounts. Shares may also be sold to Canada Life, its affiliates and their separate accounts. The Fund continuously offers shares in each of its portfolios at prices equal to their respective net asset values per share next determined after the request is deemed received by the Fund.

The Fund redeems all full and fractional shares of the Fund for cash. No redemption fee is charged, although there may be a contingent deferred sales charge applicable to surrenders or withdrawals under the policies, as described in the Policy Prospectus. The redemption price is the net asset value per share of the respective portfolio next determined after the request for redemption is deemed received. Payment for shares redeemed will generally be made within seven days after receipt of a proper notice of redemption. The right to redeem shares or to receive payment with respect to any redemption may be suspended or postponed for any period during which: 1) trading on the New York Stock Exchange is restricted, as determined by the Securities and Exchange Commission, or such Exchange is closed for other than weekends and holidays; 2) an emergency exists, as determined by the Commission, as a result of which disposal of securities owned by the Fund is not reasonably practicable or it is not reasonably practicable for the Fund to fairly determine the value of its net assets; or 3) the Commission by order so permits for the protection of shareholders of the Fund.

                        VALUATION OF SHARES AND PRICING

Net Asset Value

The net asset value of each portfolio's shares is determined once daily as of the close of the New York Stock Exchange (usually at 4:00 p.m. Eastern Time) on each day that the Exchange is open for trading. The net asset value of each Portfolio's shares is computed by dividing the value of the net assets of the portfolio by the total number of shares outstanding.

Pricing of Portfolio Shares

The offering price of Portfolio shares is the net asset value or NAV of a single share. Normally NAV is computed as of the close of trading (usually 4:00 p.m. Eastern time) each day the New York Stock Exchange ("Exchange") is open. NAV is calculated by adding the value of a Portfolio's investments, cash and other assets, subtracting its liabilities, and dividing the result by the number of shares outstanding.

Securities held by the Bond, Value Equity, Managed, Capital, and International Equity Portfolios, except for money market instruments maturing in 60 days or less, are valued at their market value if market quotations for the securities are readily available. Otherwise, such securities are valued at fair value as determined in good faith by or under procedures approved by the Board. Securities held by the Money Market Portfolio, and money market instruments maturing in 60 days or less that are held by the other Portfolios, are valued on an amortized-cost basis. The amortized-cost method of valuation involves valuing a security at cost on the date of acquisition and, thereafter, assuming a constant accretion of a discount or amortization of a premium to maturity. The Money Market Portfolio seeks to maintain a constant net asset value of $10.00 per share. The Money Market Portfolio will maintain a dollar-weighted average portfolio maturity that does not exceed 90 days.

The International Equity Portfolio holds securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolio does not price its shares. The NAV of the Portfolio's shares may change on days when shareholders will not be able to purchase or redeem the Portfolio's shares.

For additional information on the valuation of securities, refer to the Statement of Additional Information.

                TAX CONSEQUENCES OF DIVIDENDS AND DISTRIBUTIONS

Capital gains and dividends are distributed in cash or reinvested in additional Portfolio shares, without a sales charge. The Fund expects that Portfolio shares will be held under a variable annuity or variable life insurance contract. Under current tax law, distributions that are left to accumulate in the variable annuity or life insurance contract are not subject to federal income tax until they are withdrawn from the contract. Contract purchasers should review the accompanying contract prospectus for a discussion of the tax treatment applicable to variable annuity or variable life insurance contracts.

Each Portfolio intends to make distributions of income and capital gains in order to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code. Further, each Portfolio intends to meet certain diversification requirements applicable to mutual funds underlying variable insurance products. For more information about the tax status of the Portfolios, see "Tax Status" in the Statement of Additional Information.

                             FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each Portfolios' financial performance for the past 5 years (or for its period of operations, if shorter than 5 years). Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by Ernst & Young LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available free upon request.

Money Market Portfolio1

                                             Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                               12/31/98        12/31/97        12/31/96        12/31/95        12/31/94
                                               --------        --------        --------        --------        --------
Net Asset Value, Beginning of Period             $10.00          $10.00          $10.00          $10.00          $10.00
                                            -----------      ----------      ----------      ----------      ----------
Income from Investment Operations
  Net Investment Income                            0.46            0.48            0.45            0.49            0.34
                                            -----------      ----------      ----------      ----------      ----------
    Total From Investment Operations               0.46            0.48            0.45            0.49            0.34
Less Distributions
  Dividends (from net investment income)          (0.46)          (0.48)          (0.45)          (0.49)          (0.34)
                                            -----------      ----------      ----------      ----------      ----------
Total Distributions                               (0.46)          (0.48)          (0.45)          (0.49)          (0.34)
Net Asset Value, End of Period                   $10.00          $10.00          $10.00          $10.00          $10.00
                                            ===========      ==========      ==========      ==========      ==========
Total Return                                       4.77%           4.95%           4.58%           4.95%           3.40%
Ratios/Supplemental Data
  Net Assets, End of Period                 $12,309,897      $9,149,393      $7,599,213      $4,608,718      $5,057,319
Ratio of Expenses to Average Net Assets
  Before Expense Reimbursement                     0.95%           1.16%           1.09%           1.14%           1.11%
Ratio of Expenses to Average Net Assets
  After Expense Reimbursement                      0.75%           0.75%           0.75%           0.75%           0.75%
Ratio of Net Investment Income to
  Average Net Assets                               4.64%           4.78%           4.54%           4.98%           3.43%

----------
/1/   The Portfolio commenced operations on December 4, 1989.

                              FINANCIAL HIGHLIGHTS
                                   (Continued)

Bond Portfolio /1/

                                              Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                                12/31/98        12/31/97        12/31/96        12/31/95        12/31/94
                                                --------        --------        --------        --------        --------
Net Asset Value, Beginning of Period              $10.59          $10.36          $10.45           $9.75          $10.74
                                                --------        --------        --------        --------        --------

Income from Investment Operations
  Net Investment Income                             0.55            0.60            0.60            0.65            0.51

  Net Gains or Losses on Securities
    (both realized and unrealized)                  0.67            0.23           (0.09)           1.09           (0.99)
                                                --------        --------        --------        --------        --------
  Total From Investment Operations                  1.22            0.83            0.51            1.74           (0.48)

Less Distributions
  Dividends (from net investment income)           (0.55)          (0.60)          (0.60)          (0.64)          (0.51)
  Distributions (from capital gains)               (0.27)           0.00            0.00           (0.15)           0.00
  Return of Capital                                 0.00            0.00            0.00           (0.25)           0.00
                                                --------        --------        --------        --------        --------
    Total Distributions                            (0.82)          (0.60)          (0.60)          (1.04)          (0.51)

Net Asset Value, End of Period                    $10.99          $10.59          $10.36          $10.45           $9.75
                                                ========        ========        ========        ========        ========

Total Return                                        9.00%           8.09%           4.66%          16.77%          (3.94%)

Ratios/Supplemental Data

Net Assets, End of Period                    $16,705,618      $7,065,818      $6,712,914      $5,493,594      $3,985,744

Ratio of Expenses to Average Net Assets             0.92%           1.02%           1.08%           1.09%           1.10%
  Before Expense Reimbursement
Ratio of  Expenses to Average Net Assets            0.90%           0.90%           0.90%           0.88%           0.96%
  After Expense Reimbursement
Ratio of Net Investment Income to Average           5.04%           5.70%           5.73%           6.06%           5.01%
  Net Assets
Portfolio Turnover Rate                           105.90%         127.63%         284.11%         245.32%          43.89%

----------
/1/  The Portfolio commenced operations on December 4, 1989.

                              FINANCIAL HIGHLIGHTS
                                   (Continued)

Value Equity Portfolio /1/

                                             Year Ended      Year Ended     Year Ended     Year Ended     Year Ended
                                               12/31/98/2/    12/31/97       12/31/96       12/31/95       12/31/94
                                              ---------        --------       --------       --------       --------
Net Asset Value, Beginning of Period             $14.71          $13.00         $13.51         $13.46         $13.60
                                              ---------        --------       --------       --------       --------

Income from Investment Operations
  Net Investment Income                            0.03            0.04           0.20           0.12           0.14

  Net Gains or Losses on Securities
    (both realized and unrealized)                 0.49            3.44           0.80           3.17           0.13
                                              ---------        --------       --------       --------       --------
  Total From Investment Operations                 0.52            3.48           0.82           3.29           0.27

Less Distributions
  Dividends (from net investment income)          (0.03)          (0.04)         (0.02)         (0.12)         (0.14)
  Distributions (from capital gains)              (0.75)          (1.73)         (1.31)         (3.12)         (0.27)
                                              ---------        --------       --------       --------       --------
Total Distributions                               (0.78)          (1.77)         (1.33)         (3.24)         (0.41)

Net Asset Value, End of Period                   $14.45          $14.71         $13.00         $13.51         $13.46
                                              =========        ========       ========       ========       ========

Total Return                                       2.81%          26.93%          6.94%         23.66%          2.03%

Ratios/Supplemental Data

Net Assets, End of Period                   $16,829,336     $10,146,856     $8,519,192     $8,244,957     $7,379,295

Ratio of Expenses to Average Net Assets            0.97%           1.01%          0.99%          1.07%          0.97%
  Before Expense Reimbursement
Ratio of  Expenses to Average Net Assets           0.90%           0.90%          0.90%          0.90%          0.96%
  After Expense Reimbursement
Ratio of Net Investment Income to Average          0.22%           0.28%          0.17%          0.81%          1.03%
  Net Assets
Portfolio Turnover Rate                          189.28%          50.97%         46.78%        103.07%         35.99%

----------
/1/   The Portfolio commenced operations on December 4, 1989.
/2/ On July 27, 1998 the investment adviser changed from CL Capital Management, Inc. to INDAGO Capital Management, Inc. ("INDAGO"); on April 15,1999 the investment subadviser changed from INDAGO to Laketon Investment Management Ltd.

                              FINANCIAL HIGHLIGHTS
                                   (Continued)

Managed Portfolio /1/

                                             Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                               12/31/98/2/     12/31/97        12/31/96        12/31/95        12/31/94
                                              ---------        --------        --------        --------        --------
Net Asset Value, Beginning of Period             $12.45          $11.80          $12.37          $12.01          $12.77
                                              ---------        --------        --------         --------       --------

Income from Investment Operations
  Net Investment Income                            0.29            0.34            0.32            0.40            0.32

  Net Gains or Losses on Securities
    (both realized and unrealized)                 0.23            1.66            0.27            2.38           (0.39)
                                              ---------        --------        --------         --------       --------
  Total From Investment Operations                 0.52            2.00            0.59            2.78           (0.07)

Less Distributions
  Dividends (from net investment income)          (0.29)          (0.34)          (0.32)          (0.41)          (0.32)
  Distributions (from capital gains)              (0.83)          (1.01)          (0.84)          (2.01)          (0.37)
                                              ---------        --------        --------         --------       --------
Total Distributions                               (1.12)          (1.35)          (1.16)          (2.42)          (0.69)

Net Asset Value, End of Period                   $11.85          $12.45          $11.80          $12.37          $12.01
                                              =========        ========        ========         ========       ========

Total Return                                       5.15%          17.61%           5.75%          21.92%          (0.25)%

Ratios/Supplemental Data

Net Assets, End of Period                   $13,308,554     $15,277,567     $15,972,639     $17,033,045     $15,192,354

Ratio of Expenses to Average Net Assets
  Before Expense Reimbursement                     0.96%           0.95%           0.95%           1.03%           0.98%
Ratio of  Expenses to Average Net Assets
  After Expense Reimbursement                      0.90%           0.90%           0.90%           0.90%           0.97%
Ratio of Net Investment Income to Average
  Net Assets                                       2.35%           2.74%           2.53%           3.06%           2.51%
Portfolio Turnover Rate                          167.95%          82.80%         144.67%         145.14%          27.31%

----------
/1/   The Portfolio commenced operations on December 4, 1989.
/2/ On July 27, 1998 the investment adviser changed from CL Capital Management, Inc. to INDAGO Capital Management, Inc. ("INDAGO") for the equity portion of the fund; on April 15, 1999 the investment subadviser changed from INDAGO to Laketon Investment Management Ltd.

                              FINANCIAL HIGHLIGHTS
                                   (Continued)

Capital Portfolio /1/

                                            Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                              12/31/98       12/31/97       12/31/96       12/31/95       12/31/94
                                              --------       --------       --------       --------       --------
Net Asset Value, Beginning of Period            $14.15         $13.96         $13.55         $10.48         $11.06
                                              --------       --------       --------       --------       --------

Income from Investment Operations
  Net Investment Income                          (0.06)          0.00           0.03           0.02           0.01

  Net Gains or Losses on Securities
    (both realized and unrealized)                2.87           2.75           1.68           3.56          (0.46)
                                              --------       --------       --------       --------       --------
  Total From Investment Operations                2.81           2.75           1.71           3.58          (0.45)

Less Distributions
  Dividends (from net investment income)          0.00           0.00          (0.03)         (0.01)         (0.01)
  Distributions (from capital gains)             (1.07)         (2.56)         (1.27)         (0.50)         (0.12)
                                              --------       --------       --------       --------       --------
Total Distributions                              (1.07)         (2.56)         (1.30)         (0.51)         (0.13)

Net Asset Value, End of Period                  $15.89         $14.15         $13.96         $13.55         $10.48
                                              ========       ========       ========       ========       ========

Total Return                                     20.23%         21.14%         12.65%         33.99%         (4.11)%

Ratios/Supplemental Data

Net Assets, End of Period                   $8,407,733     $6,494,058     $6,676,516     $6,366,302     $3,847,365

Ratio of Expenses to Average Net Assets
  Before Expense Reimbursement                    0.99%          0.99%          0.99%          1.09%          1.03%
Ratio of  Expenses to Average Net Assets
  After Expense Reimbursement                     0.90%          0.90%          0.90%          0.88%          0.92%
Ratio of Net Investment Income to Average
  Net Assets                                     (0.43)%         0.03%          0.19%          0.11%          0.09%
Portfolio Turnover Rate                         123.69%         84.39%         54.11%         33.42%         55.99%

----------
/1/   The Portfolio commenced operations on May 1, 1993.

                             FINANCIAL HIGHLIGHTS
                                  (Continued)

International Equity Portfolio/1/

                                                                                                         Period
                                               Year Ended        Year Ended        Year Ended        4/24/95 to
                                                 12/31/982         12/31/97          12/31/96          12/31/95
                                                 --------          --------          --------          --------
Net Asset Value, Beginning of Period               $11.64            $11.82            $10.09            $10.00
                                                   ------            ------            ------            ------

Income from Investment Operations
  Net Investment Income                              0.06              0.07              0.16              0.10

  Net Gains or Losses on Securities
    (both realized and unrealized)                   1.62              0.56              1.83              0.49
                                                     ----              ----              ----              ----
  Total From Investment Operations                   1.68              0.63              1.99              0.59

Less Distributions
  Dividends (from net investment income)            (0.06)            (0.07)            (0.16)            (0.10)
  Distributions (from capital gains)                (0.99)            (0.74)            (0.10)            (0.40)
                                                    -----             -----             -----             -----
Total Distributions                                 (1.05)            (0.81)            (0.26)            (0.50)

Net Asset Value, End of Period                     $12.27            $11.64            $11.82            $10.09
                                                   ======            ======            ======            ======

Total Return                                        13.37%             4.32%            19.44%             5.79%/3/

Ratios/Supplemental Data

Net Assets, End of Period                      $6,259,057        $4,771,122        $3,305,190        $2,085,588

Ratio of Expenses to Average Net Assets
  Before Expense Reimbursement                       1.47%             1.32%             1.56%             1.06%/4/
Ratio of  Expenses to Average Net Assets
  After Expense Reimbursement                        1.20%             1.20%             1.20%             1.20%/5/
Ratio of Net Investment Income to Average
  Net Assets                                         0.48%             0.57%             1.44%             1.43%/5/
Portfolio Turnover Rate                            119.77%            37.73%            56.28%            33.56%

----------
1     The Portfolio commenced operations on April 24, 1995.
2 On July 27, 1998 the investment advisory services changed from CL Capital Management, Inc. to INDAGO Capital Management, Inc. ("INDAGO"); on April 15, 1999 the investment subadvisory services changed from INDAGO to Laketon Investment Management Ltd.
3     Not annualized: unaudited.
4 Not annualized; if annualized, the ratio of expenses to average net assets before reimbursements would be 1.54% (unaudited).
5     Annualized for the period April 24,1995 to December 31, 1995.

                                  APPENDIX A

The following table identifies investments, techniques and strategies that each Portfolio may use in connection with its investment objective, policies and limitations. Permissible investments, techniques and strategies are checked. Percentages show a limit on a Portfolio's assets that may be invested in accordance with the indicated investment, instrument or technique.

------------------------------------------------------------------------------------------------------------------------

Investment Technique                      Money         Bond     Value Equity   Managed       Capital    International
                                          Market                                                             Equity
------------------------------------------------------------------------------------------------------------------------
American Depositary Receipts                                          X            X                           X
------------------------------------------------------------------------------------------------------------------------
Asset-Backed Mortgage Securities                          X                        X
------------------------------------------------------------------------------------------------------------------------
Bankers' Acceptances                         X            X                        X             X
------------------------------------------------------------------------------------------------------------------------
Canadian Government Securities               X            X                        X
------------------------------------------------------------------------------------------------------------------------
Certificates of Deposit                      X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Commercial Paper                             X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Convertible Securities                                   20%          X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Corporate Asset-Backed Securities            X            X                        X
------------------------------------------------------------------------------------------------------------------------
Debt Securities                              X            X                        X             X             X
------------------------------------------------------------------------------------------------------------------------
Emerging Market Securities                                                                                    30%
------------------------------------------------------------------------------------------------------------------------
Equity Securities                                                     X            X             X             X
------------------------------------------------------------------------------------------------------------------------
European Depositary Receipts                                                                                   X
------------------------------------------------------------------------------------------------------------------------
Floating & Variable Rate Instruments         X            X                        X
------------------------------------------------------------------------------------------------------------------------
Foreign Securities                           X            X          25%*          X             X             X
------------------------------------------------------------------------------------------------------------------------
Forward Contracts on Foreign Currency                     X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Futures Contracts                                         X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
High-Yield, High-Risk Bonds                              20%                       X             X
------------------------------------------------------------------------------------------------------------------------
Illiquid Securities                          X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Indexed Securities                                                    X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Index Futures Contracts                                   X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Investment Company Securities                             X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Investment in Unseasoned Issuers                          X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Lending Portfolio Securities
------------------------------------------------------------------------------------------------------------------------
Letters of Credit                            X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Loan Participations                          X            X                        X
------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                     X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities                                X                        X             X
------------------------------------------------------------------------------------------------------------------------
Options on Foreign Currencies                                                                                  X
------------------------------------------------------------------------------------------------------------------------
Options on Index Futures Contracts                                    X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Options on Stock Indices                                              X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Preferred Stock                                          20%          X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Private Debt Instruments                                 10%                       X
------------------------------------------------------------------------------------------------------------------------
Put and Call Options                                      X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Real Estate-Related Instruments              X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

Investment Technique                       Money        Bond     Value Equity   Managed       Capital      International
                                           Market                                                             Equity
------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                        X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Swap Agreements                                           X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Temporary Bank Borrowing                     X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
U.S. Government Securities                   X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Variable Amount Master Demand Notes          X            X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Warrants                                                              X            X             X             X
------------------------------------------------------------------------------------------------------------------------
When-Issued & Delayed-Delivery
Securities                                                X           X            X             X             X
------------------------------------------------------------------------------------------------------------------------
Writing Covered Call Options                             25%         25%          25%           25%           25%
------------------------------------------------------------------------------------------------------------------------

* Includes up to 20% in equities listed on Canadian or other foreign exchanges.

                                  APPENDIX B

                        Morgan Stanley Industry Sectors

                               Capital Equipment
                                Consumer Goods
                                    Energy
                                    Finance
                                  Gold Mines
                                   Materials
                                Multi-Industry
                                   Services

                     ADDITIONAL INFORMATION ABOUT THE FUND

Annual/Semi-Annual Shareholder Reports:

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

Statement of Additional Information ("SAI"):

The SAI, which contains additional information about the Fund, has been filed with the SEC and is included in this prospectus by reference. Information about the Fund (including the shareholder reports and the SAI) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by selling the SEC at 1-800-SEC-0330.

Reports and other information about the Fund are available on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon
        ------------------
payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C. 20549-6009.

A free copy of the Fund's SAI and annual report may be obtained, and further inquiries can be made by calling the Fund at 18009051959 or by writing to the Fund at 6201 Powers Ferry Road, NW, Atlanta, Georgia 30330.

Investment Company Act File No.: 811-5816

                      STATEMENT OF ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

                   CANADA LIFE OF AMERICA SERIES FUND, INC.

                                  May 1, 1999

This Statement of Additional Information ("SAI") is not a prospectus. Investors should read this SAI with Canada Life of America Series Fund, Inc.'s (the "Fund's") prospectus dated May 1, 1999 and 1998 annual shareholder report. Investors may obtain a free copy of the prospectus and annual shareholder report by writing or calling us at:

Canada Life of America Series Fund, Inc.

6201 Powers Ferry Road, NW,

Atlanta, Georgia, 30339

phone number (800) 905-1959 (toll free)

or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.
-------------------
The Fund's statement of assets and liabilities, including the schedules of investments, as of December 31, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for the periods indicated therein, as well as the Report of Independent Auditors, are incorporated by reference in this SAI.

Terms not defined in this SAI have the meanings given them in the prospectus.

                               TABLE OF CONTENTS

TABLE OF CONTENTS                                                              4

INVESTMENT OBJECTIVES, POLICIES, PRACTICES, AND RISKS                          5

INVESTMENT OBJECTIVES AND POLICIES                                             5

INVESTMENT PRACTICES                                                          10

INVESTMENT RESTRICTIONS                                                       23

PORTFOLIO TURNOVER                                                            24

DIVIDENDS                                                                     26

INVESTMENT EXPERIENCE INFORMATION                                             26

AVERAGE ANNUAL COMPOUNDED RATES OF RETURNS AS OF 12/31                        28

MANAGEMENT OF THE FUND                                                        28

PURCHASE AND REDEMPTION OF SHARES                                             37

DETERMINATION OF NET ASSET VALUE                                              38

TAXES                                                                         39

GENERAL INFORMATION                                                           40

APPENDIX                                                                     A-1

             INVESTMENT OBJECTIVES, POLICIES, PRACTICES, AND RISKS

Canada Life of America Series Fund, Inc. is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company and was organized on February 23, 1989 as a Maryland corporation.

Fund shares are not offered directly to the public but are currently sold only to Canada Life Insurance Company of America (the "Company"), Canada Life Insurance Company of New York ("CLNY"), and to certain of their separate accounts to fund the benefits under certain variable policies (the "policies") issued by the respective insurance companies. The separate accounts invest in Fund shares in accordance with instructions received from policy owners. Fund shares also may be sold to The Canada Life Assurance Company ("Canada Life"), its affiliates and their separate accounts. The Company and CLNY are wholly owned subsidiaries of Canada Life. Canada Life commenced operations in 1847 and has been actively operating in the United States since 1889. Canada Life is one of the largest life insurance companies in North America with consolidated assets as of December 31, 1998 of approximately $31 billion (U.S. dollars).

A policy owner's beneficial interest in the Fund is limited to the assets of the particular Portfolios in which the policy holds shares.

The Fund currently offers six series (each, a "Portfolio"). These Portfolios are Bond, Capital, International Equity, Managed, Money Market, and Value Equity Portfolios. Each Portfolio has its own investment objective, policies and restrictions that determine its investment return. There is no assurance that any Portfolio will achieve its investment objective. The investment objective of each Portfolio is not fundamental and, accordingly, the Board of Directors ("Board") may change the objective without shareholder approval. If the Board were to change an objective, it would notify the shareholders promptly.

Each Portfolio is subject to a different degree of market and credit or financial risk. Market risk refers to the volatility of security prices due to changes in securities market conditions in general and, particularly in the case of debt securities, changes in the overall level of interest rates. Credit or financial risk refers to the ability of an issuer of a debt security to pay principal and interest on such security and to the earnings stability and overall financial soundness of an issuer of an equity security. Current income volatility refers to the degree and rapidity with which changes in the overall level of interest rates become reflected in the level of current income of the Portfolios. This factor depends upon the overall maturity of the securities in a Portfolio, since changing interest rates do not affect the current income levels of a pre-existing portfolio of fixed-rate securities.

The following section explains more about the investments and investment techniques in which the Portfolios invest. It also includes a brief discussion about the specific risks associated with a particular investment or technique. Any investments, policies and restrictions generally are considered at the time of purchase; the sale of instruments is not required in the event of a subsequent change in circumstances.

The following supplements the Fund's "Investment Objectives, Policies, Practices, and Risks" set forth in the Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

Money Market Portfolio

The investment objective of Money Market Portfolio is to provide the highest possible level of current income, consistent with preservation of capital and liquidity. Money Market Portfolio seeks to achieve its objective by investing in high quality money market instruments, including:

      1. obligations issued or guaranteed as to principal and interest by the United States Government or any agency or authority controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by Congress;

      2. obligations, such as certificates of deposit and banker's acceptances, of U.S. or Canadian banks, U.S. savings and loans associations, and Canadian trust companies which at the date of investment have capital, surplus and undistributed profits as of the date of their most recent published financial statements of $500,000,000 or greater;

      3. commercial paper or bank loan participations;

      4. corporate obligations;

      5. obligations issued or guaranteed as to principal and interest by the Government of Canada, the government of any province of Canada, or any Canadian or provincial Crown agency; and

      6. repurchase agreements that mature within seven days.

All investments of Money Market Portfolio will be denominated in U.S. currency, and the Portfolio will limit its investments to instruments that the Board determines present minimal risks and which generally are, at the time of acquisition, either:

rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations ("Rating Agency"); or

by one Rating Agency if that Rating Agency is the only Rating Agency that has rated the instrument or issuer; or

if the instrument is not rated, is of comparable quality as determined by the Board; or

issued by an issuer that has received a rating of the type described in "1" or "2" above on other securities that are comparable in priority and security to the instrument.

All of the money market investments mature in thirteen months or less. Money Market Portfolio uses the amortized cost method of securities valuation. See "Determination of Net Asset Value."

Because of the short-term nature of the Money Market Portfolio's investments, a portfolio turnover rate is not applicable. Investment in shares of Money Market Portfolio should be subject to relatively little market risk and financial risk but a high level of current income volatility.

Bond Portfolio

As stated in the prospectus, Bond Portfolio's investment objective is to provide as high a level of current income and capital appreciation, as is consistent with preservation of principal. Bond Portfolio seeks to achieve its objective by investing primarily in U.S. dollar-denominated debt instruments. At least 80% of Bond Portfolio's assets are invested in the following:

obligations issued or guaranteed as to principal and interest by the United States Government or any agency or authority controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by Congress;

publicly-traded debt instruments which are rated within the four highest categories by Rating Agencies;

obligations issued or guaranteed as to principal and interest by the Government of Canada, the government of any province of Canada, or any Canadian or provincial Crown agency.

The remaining 20% of total assets of Bond Portfolio may be invested in lower quality debt instruments or high yield debt instruments. Generally, these provide higher yields but are subject to greater market fluctuations and risk of loss of income and principal than higher quality debt instruments. Bond Portfolio does not invest in any instruments that are rated lower than B. Bond Portfolio will not directly purchase common stocks. However, it may retain up to 20% of the value of its total assets in debt instruments or preferred shares which are convertible into common shares. Bond Portfolio may also invest up to 10% of its total assets in privately placed debt instruments that carry registration rights exercisable within twelve months of the date of investment.

Bond Portfolio may invest in cash and money market instruments of the type in which Money Market Portfolio may invest (described above), pending investment in accordance with Bond Portfolio's investment policies and to provide for expenses and anticipated redemption payments. Bond Portfolio also may enter into repurchase agreements, engage in options trading to the extent described under "Put And Call Options", and, if the fundamental loan policy permits securities lending, may make loans of portfolio securities.

Investment in shares of Bond Portfolio generally should be subject to relatively low financial risk, moderately high market risk and moderately low current income volatility. However, to the extent Bond Portfolio invests up to 20% of its assets in lower quality debt instruments, these instruments could increase financial risk and income volatility. Bond Portfolio may have more than 20% of its assets in lower quality debt instruments if debt instruments rated in the fourth highest category when purchased are subsequently downgraded. See "Lower Quality Debt Instruments." See the Appendix to this SAI for a description of Rating Agency ratings.

Value Equity Portfolio

As described in the prospectus, Value Equity Portfolio's investment objective is to provide long-term growth and income by investing in equity securities that are believed to have appreciation potential. The Adviser's equity investment philosophy is based upon a fundamental value approach to security evaluation, designed to preserve capital over a long-term investment horizon. The Adviser seeks to accomplish this objective through the purchase of stocks with poor current market psychology that are undervalued relative to normal earnings power. Value Equity Portfolio pursues its objective by investing primarily in common stocks. It may invest in other securities, including rights, warrants, preferred stock and debt securities convertible into or carrying rights or warrants to purchase common stock or to participate in earnings. Value Equity Portfolio's investments are not limited to any particular type or size of company. Investments are made primarily in equity securities of companies that are publicly traded on a U.S. stock exchange or in the over-the-counter market of the National Association of Securities Dealers. Up to 20% of Value Equity Portfolio, by market value, may be invested from time to time in equity securities listed on Canadian or other foreign stock exchanges.

For prudent diversification, Value Equity Portfolio maintains at all times investments in at least 30 individual companies, in each case limited to 5% of the Portfolio's total assets. Value Equity Portfolio also may maintain up to 25% of its total market value in cash or money market instruments, either pending selection of particular equity investments, or for defensive purposes. Money market instruments are those eligible for investment by the Money

Market Portfolio. Value Equity Portfolio may enter into repurchase agreements, engage in options trading to the extent described under "Put And Call Options", and, subject to its fundamental policies, may make loans of portfolio securities. In addition, Value Equity Portfolio may invest in stock index futures, options on stock index futures, and stock index options. See "Description of Certain Investment Practices."

Investment in shares of Value Equity Portfolio should be subject to moderate levels of both market and financial risk.

Managed Portfolio

As stated in the prospectus, Managed Portfolio's investment objective is to achieve as high a level of return as possible, through capital appreciation and income, consistent with prudent investment risk and preservation of capital. This Portfolio seeks to achieve its objective by following a fully managed investment policy through investment in three sectors:

      1. the Money Market Sector, which consists of money market instruments and other debt instruments, of the type eligible for investment by Money Market Portfolio, with maturities not exceeding one year;

      2. the Bond Sector, which consists of bonds and other debt securities, of the type eligible for investment by Bond Portfolio, with maturities exceeding one year; and

      3. the Equity Sector, which consists of common stocks, securities convertible into common stocks and warrants, of the type eligible for investment by Value Equity Portfolio.

There are no minimum or maximum percentages as to the amount of the Managed Portfolio's assets that may be invested in each sector. The asset mix of Managed Portfolio is adjusted based on the Adviser's analysis of the political and economic outlook over the next six to eighteen months, taking into account such factors as inflation, growth, trends in currency values, commodity prices and relative values of stocks and bonds. Managed Portfolio may enter into repurchase agreements, engage in options trading to the extent described under "Put and Call Options", and, if the fundamental loan policy permits securities lending, may make loans of portfolio securities. In addition, Managed Portfolio may invest in stock index futures, options on stock index futures, and stock index options. See "Investment Practices."

Investment in shares of Managed Portfolio should generally be subject to moderate levels of both market and financial risk and relatively high levels of current income volatility. However, should Managed Portfolio invest a substantial portion of its assets in lower quality debt instruments, market and financial risk could increase. See "Lower Quality Debt Instruments."

Capital Portfolio

As stated in the prospectus, Capital Portfolio's investment objective is to provide capital appreciation, not current income, by investing in common stocks and securities convertible into or exchangeable for common stocks, in common stock purchase warrants, in debt securities and in preferred stocks believed to provide capital appreciation opportunities. The adviser selects common stocks principally for the near or intermediate-term prospects of capital appreciation potential. Stocks selected may be those believed to be underpriced or stocks of growth companies, cyclical companies, or companies believed to be undergoing a basic change for the better. They may be stocks of established, well-known companies or of newer, less-seasoned companies believed to have better-than-average prospects.

Capital Portfolio may, pending investment and for temporary defensive purposes, hold cash and invest without limitation in high-grade, short-term money market instruments, including repurchase agreements, of the types in which Money Market Portfolio may invest.

Investment in shares of Capital Portfolio should generally be subject to moderate levels of both market and financial risk.

International Equity Portfolio

As stated in the prospectus, International Equity Portfolio's investment objective is to provide long-term capital appreciation by investing in equity or equity type securities of companies located outside of the United States. International Equity Portfolio seeks diversification by purchasing securities from various countries that offer different investment opportunities and are affected by different economic trends. Although International Equity Portfolio normally invests in issuers in developed countries, it also may invest in developing countries. Investments in developing markets provide greater opportunities for growth although they are expected to be more volatile than securities in developed markets. Investing in foreign securities may involve greater risk than investing in domestic securities because of the possibilities of exchange rate fluctuations, currency exchange controls, lack of uniformity of accounting, auditing and financial reporting standards, war, expropriation, and differences in securities regulations. See "International Investments".

International Equity Portfolio is intended for investors who can accept the risks involved in investments in equity and equity-related securities of issuers located outside the United States, as well as in foreign currencies and in the active management techniques that International Equity Portfolio generally employs.

The equity and equity-related securities in which International Equity Portfolio primarily invests are common stock, preferred stock, convertible preferred stock and warrants or other rights to acquire stock that the Subadviser believes offer the potential for long-term capital appreciation. International Equity Portfolio also may invest in securities of foreign issuers in the form of sponsored and unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar instruments representing securities of foreign issuers. EDRs are receipts issued by a European financial institution evidencing an arrangement similar to ADRs. Generally, ADRs, in registered form, are designed for trading in U.S. securities markets and EDRs, in bearer form, are designed for trading in European securities markets.

Investment in International Equity Portfolio involves the greatest degree of market and financial risk of any of the Portfolios.

As nonfundamental policies, International Equity Portfolio:

limits its exposure to developing markets to a maximum of 30% of its net assets;

limits its exposure to a single industry group to 25% of its total assets;

limits its exposure to a single country, excluding the United Kingdom and Japan, to 25% of its total assets;

normally maintains investments in at least 4 different countries and a minimum of 40 individual company holdings;

maintains exposure to a minimum of 5 of the 8 industry groups as defined by Morgan Stanley (see Appendix B to the prospectus);

may, for defensive purposes only, hedge International Equity Portfolio currency exposure through the use of futures, options, or currency contracts (see "Currency Hedging" ); and

may, for short-term investment or defensive purposes only, invest in short-term instruments of U.S. or foreign issuers.

                             INVESTMENT PRACTICES

Money Market Instruments. Certain money market instruments are described above. The Money Market Portfolio may use them extensively and other Portfolios also may use them, as outlined in the Prospectus and described above.

Banker's Acceptances. A banker's acceptance is a short-term credit instrument evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity. They are primarily used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

Canadian And Provincial Government And Crown Agency Obligations. Canadian Government obligations are debt securities issued or guaranteed as to principal and interest by the Government of Canada pursuant to authority granted by the Parliament of Canada and approved by the Governor in Council where necessary. These securities include treasury bills, notes, bonds, debentures and marketable Government of Canada loans. Canadian Crown agency obligations are debt securities issued or guaranteed by a Crown corporation, company or agency ("Crown agencies") pursuant to authority granted by the Parliament of Canada and approved by the governor in Council, where necessary.

Provincial Government obligations are debt securities issued or guaranteed as to principal and interest by the government of any province of Canada pursuant to authority granted by the Legislature of any such province and approved by the Lieutenant Governor in Council of any such province, where necessary. These securities include treasury bills, notes, bonds and debentures.

Provincial Crown agency obligations are debt securities issued or guaranteed by a provincial Crown corporation, company or agency pursuant to authority granted by a provincial Legislature and approved by the Lieutenant Governor in Council of such province, where necessary. Certain provincial Crown agencies are by statute agents of Her Majesty in right of a particular province of Canada, and their obligations, when properly authorized, constitute direct obligations of such province. Other provincial Crown agencies, which are not by law agents of Her Majesty in right of a particular province of Canada, may issue obligations which by statute the Lieutenant Governor in Council of such province may guarantee, or may authorize the Treasurer thereof to guarantee, on behalf of the government of such province.

Finally, other provincial Crown agencies that are not by law agencies of Her Majesty may issue or guarantee obligations not entitled to be guaranteed by a provincial government. No assurance can be given that the government of any province of Canada would support the obligations of provincial Crown agencies that are not agents of Her Majesty or which it has not guaranteed, as it is not obligated to do so by law. Provincial Crown agency obligations described above include, but are not limited to, those issued or guaranteed by a provincial railway corporation, a provincial hydroelectric or power commission or authority, a provincial municipal financing corporation or agency and a provincial telephone commission or authority.

Any Canadian or Provincial government or Crown Agency obligation acquired by a Fund Portfolio is denominated in U.S. currency.

Certificates Of Deposit. A certificate of deposit is a short-term, interest bearing, negotiable certificate issued by a bank or a savings and loan association against funds deposited in the issuing institution.

Commercial Paper. Commercial paper consists of unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is issued in bearer form, is usually sold on a discount basis, and has a maturity at the time of issuance not exceeding nine months.

Corporate Obligations. Corporate obligations include bonds and notes issued by corporations, generally to finance long-term credit needs.

Repurchase Agreements. A repurchase agreement is a transaction where a Portfolio buys a security at one price and simultaneously agrees to sell that same security back to the original owner at a specified price and date. Generally, repurchase agreements are of short duration, often less than one week but on occasion may be for longer periods. The repurchase price reflects an agreed upon interest rate unrelated to the coupon rate on the underlying obligation. Repurchase agreements entered into by the Portfolio are with banks, brokers or dealers. All repurchase agreements entered into by a Portfolio are subject to the Adviser or Subadviser evaluating the creditworthiness and financial responsibility of the bank, broker or dealer with whom the agreement was entered into. The Board establishes the standards utilized by the Adviser and Subadvisers in evaluating the credit worthiness of the issuer. Repurchase agreements will be fully collateralized at all times. Should an issuer of a repurchase agreement fail to repurchase the underlying obligation, the loss to the Portfolio, if any, would be the difference between the repurchase price and the underlying obligation's market value. A Portfolio might also incur certain costs in liquidating the underlying obligation. Moreover, if bankruptcy or other insolvency proceedings should be commenced with respect to the seller, realization upon the underlying obligation by the Portfolio might be delayed or limited.

U.S. Government Securities. As used in this SAI, "U.S. government securities" include securities issued by the U.S. Government, its agencies, instrumentalities and government-sponsored enterprises. U.S. government securities include a variety of Treasury securities that differ only in their interest rates, initial maturities and dates of issuance. Treasury bills have initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of greater than ten years at the date of issuance.

U.S. government securities include direct obligations of the U.S. Treasury and securities issued or guaranteed by the Federal Housing Administration, Export-Import Bank of the U.S., Small Business Administration, Government National Mortgage Association, Federal Home Loan Mortgage Corporation, The Tennessee Valley Authority, Student Loan Marketing Association and Federal National Mortgage Association.

Some U.S. government securities, such as Treasury bills and Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S.; others, such as securities of Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; still others, such as bonds issued by the Federal National Mortgage Association, a private corporation, are supported only by the credit of the instrumentality. Because the U.S. Government is not obligated by law to provide support to an instrumentality or government-sponsored enterprise, a Fund will invest in those U.S. government securities only when the Fund's investment adviser, Travelers Asset Management International Corporation ("TAMIC"), determines that the credit risk with respect to the instrumentality or enterprise does not make its securities unsuitable investments. U.S. government securities do not include international agencies or instrumentalities in which the U.S. Government, its agencies, instrumentalities or government-sponsored enterprises participate, such as the World Bank, the Asian Development Bank or the Inter-American Development Bank, or issues insured by the Federal Deposit Insurance Corporation.

ADRs and EDRs. Value Equity, Managed and International Equity Portfolios may invest in American depositary receipts ("ADRs"). ADRs are receipts typically issued by a U.S. financial institution or trust company that represent the right to receive securities of foreign issuers deposited in a domestic bank or a foreign correspondent bank. Prices of ADRs are quoted in U.S. dollars, and ADRs are traded in the U.S. on exchanges or over-the-counter and are sponsored and issued by domestic banks. In general, there is a large, liquid market in the U.S. for ADRs quoted on a national securities exchange or the National Association of Securities Dealers' national market system. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject.

International Portfolio may invest in European depositary receipts ("EDRs"). EDRs are receipts evidencing an arrangement with a non-U.S. bank similar to that for ADRs and are designed for use in non-U.S. securities markets. EDRs are typically issued in bearer form and are designed for trading in the European markets. EDRs are not necessarily quoted in the same currency as the underlying security.

Depositary receipts do not eliminate all the risk inherent in investing in the securities of foreign issuers. To the extent that a Portfolio acquires depositary receipts through banks that do not have a contractual relationship with the foreign issuer of the security underlying the receipts to issue and service such depositary receipts, there may be an increased possibility that the Portfolio would not become aware of, and be able to respond to, corporate actions such as stock splits or rights offerings involving the foreign issuer in a timely manner. The market value of depositary receipts is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the receipts and the underlying are quoted. In addition, lack of information may result in inefficiencies in the valuation of such instruments. However, by investing in depositary receipts rather than directly in the stock of foreign issuers, a Portfolio may avoid currency risks during the settlement period for either purchases or sales.

Borrowing. Each of the Portfolios may borrow money as a temporary measure for extraordinary or emergency purposes (but not for investment or leveraging). The aggregate amount of any such indebtedness may not exceed 10% of total assets at the time a loan is made, and a Portfolio may not make additional investments during any period that its borrowings exceed 5% of total assets. As required by the 1940 Act, each Portfolio will maintain continuous asset coverage of at least 300% of the amount borrowed. In the event that a Portfolio's asset coverage falls below 300%, the Portfolio may be required to sell securities within three days to reduce the amount of its borrowing and restore the 300% asset coverage. Such sales of securities may occur at a time that is disadvantageous for a Portfolio.

Convertible Securities. Each Portfolio, except the Money Market Portfolio, may invest in convertible securities, subject to its investment policies and restrictions. Convertible securities may include corporate notes or preferred stock, but ordinarily are long-term debt obligations of an issuer that are convertible at a stated conversion rate into common stock of that issuer. As with all debt and income-bearing securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and generally entail less risk than the issuer's common stock.

Corporate Asset-Backed Securities. The Money Market, Bond and Managed Portfolios may invest in corporate asset-backed securities, which represent participation in, or are secured by and payable from, a stream of payments generated by particular assets, such as credit card receivables or auto loans. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a credit union or other financial institution unaffiliated with the Portfolio, or other credit enhancements may be present.

Asset-backed securities often are subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. A Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that a Portfolio invests in asset-backed securities, the values of its portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of U.S. Government securities and other asset-backed securities.

Asset-backed securities present certain additional risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would secure an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

Currency Hedging. Because investment in foreign securities usually involves currencies of foreign countries, the value of International Equity Portfolio's assets as measured in U.S. dollars is affected by changes in foreign currency exchange rates. To manage exposure to currency fluctuations, International Equity Portfolio may buy and sell options and futures relating to foreign currencies or enter into forward currency contracts (agreements to exchange one currency for another at a future date).

Successful hedging depends on International Equity Portfolio Subadviser's skill in analyzing and predicting exchange rates, and could result in an opportunity loss to International Equity Portfolio if currencies do not perform as the Subadviser expects. For example, if a currency rises in value against the U.S. dollar at a time when the currency had been hedged by selling that currency for dollars, the Portfolio will not have an opportunity to benefit from the currency's appreciation.

Debt Securities. Debt securities are bonds and other securities that are used by issuers to borrow money from investors. Holders of debt securities have a higher priority claim to assets than do equity holders. Typically, the debt issuer pays the investor a fixed, variable or floating rate of interest and must repay the borrowed amount at maturity. Some debt securities, such as zero coupon bonds, are sold at a discount from their face values instead of paying interest.

Equity Securities. Equity securities include common stocks, preferred stocks, depositary receipts, convertible preferred stocks, convertible bonds, convertible debentures, convertible notes, and rights and warrants of U.S. and foreign companies. Stocks represent an ownership interest in a corporation. Equity funds have more potential for capital growth than other funds, but generally have greater risk.

Floating and Variable Rate Instruments. Certain Portfolios may invest in floating and variable rate instruments. The floating or variable rate may be determined by reference to a known lending rate, such as a bank's prime rate, a certificate of deposit rate or the London InterBank Offered Rate (LIBOR). Alternatively, the rate may be determined through an auction or remarketing process. The rate also may be indexed to changes in the values of interest rate or securities indexes, currency exchange rate or other commodities. Variable and floating rate securities tend to be less sensitive than fixed rate securities to interest rate changes and to have higher yields when interest rates increase. However, during periods of rising interest rates, changes in the interest rate of an adjustable rate security may lag changes in market rates.

Foreign Securities. Each Portfolio may invest in foreign securities, which are interests in or obligations of entities located outside of the United States. The determination of where an issuer of a security is located will be made by reference to the country in which the issuer (a) is organized, (b) derives at least 50% of its revenues or profits from goods produced or sold, investments made or services performed, (c) has at least 50% of its assets situated, or (d) has the principal trading market for its securities. Foreign securities may be denominated in non-U.S. currencies and traded outside the United States or may be in the form of depositary receipts.

GNMA Certificates. Bond, Managed, and Capital Portfolios each may invest in securities of the Government National Mortgage Agency ("GNMA"), a government corporation within the U.S. Department of Housing and Urban Development. GNMA Certificates are mortgage-backed securities representing part ownership in a pool of mortgage loans. These loans, which are issued by lenders such as mortgage bankers, commercial banks, and savings and loan associations, are either insured by the Federal Housing Administration or guaranteed by the Veterans Administration. A pool of these mortgages is assembled and, after being approved by GNMA, is offered to investors through securities dealers. The timely payment of interest and principal on each mortgage is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government.

GNMAs are called "pass-through" securities because both interest and principal payments, including prepayments, are passed through to the holder of the security. The payment of principal on the underlying mortgages may exceed the minimum required by the schedule of payments for the mortgages. Such prepayments are made at the option of the mortgagors for a wide variety of reasons reflecting their individual circumstances. A Portfolio, when such prepayments are passed through to it, may be able to reinvest them only at a lower rate of interest. The Adviser or Subadvisers, in determining the attractiveness of GNMA Certificates in comparison to alternative fixed-income securities, and in choosing specific GNMA Certificates issues, make assumptions as to the likely speed of prepayment. Actual experience may vary from these assumptions, resulting in a higher or lower investment return than anticipated.

Forward Contracts on Foreign Currency. Forward contracts on foreign currency foreign involve the right or obligation to buy or sell a given amount of foreign currency at a specified price on a future date

A Portfolio may enter into forward contracts on foreign currency to protect against an anticipated rise in the U.S. dollar price of securities it intends to purchase. It also may enter into such contracts to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated dividends from such securities, due to a decline in the value of foreign currencies against the U.S. dollar. Contracts to sell foreign currency could limit any potential gain that might be realized by a Portfolio if the value of the hedged currency increased.

If a Portfolio enters into a forward contract to buy foreign currency for any purpose, it will be required to place cash or liquid high grade debt securities in a segregated account with the Portfolio's custodian in an amount equal to the value of the Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the segregated account so that the value of the account will equal the amount of the Portfolio's commitment with respect to the contract.

Forward contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Portfolio of unrealized profits, transaction costs or the benefits of a currency hedge or force the Portfolio cover its purchase or sale commitments, if any, at the current market price. A Portfolio will not enter into such transactions unless the credit quality of the unsecured senior debt or the claims-paying ability of the counterparty is considered to be investment grade by the Portfolio's Adviser or Subadviser.

International Investments. The following information is of particular importance to International Equity Portfolio. International investments can involve significant risks in addition to those inherent in U.S. investments. The value of assets denominated in foreign currencies can fluctuate significantly as a result of changes in value of foreign currencies against the U.S. dollar. Many international markets have less trading volume and liquidity than U.S. markets, which may result in volatile security prices. Accounting and disclosure standards in many international markets are neither uniform nor comparable to U.S. standards, and it may be difficult to obtain reliable information about a company's operations and financial condition. The costs of investing in international markets (brokerage commissions, custodian fees, withholding taxes, etc.) are higher than similar costs of investing in the U.S. International markets and may offer less investor protection than U.S. markets. It may be difficult to enforce legal rights or contractual obligations in foreign countries. There may be less government supervision and regulation of companies, brokers, and markets. Trading and settlement practices may result in increased risk because of failed trades or broker insolvency. It may take more time for transactions to clear and settle.

Investing in developing countries entails even greater risk. International Equity Portfolio may invest in securities of companies located in countries with developing economies or securities markets. These countries are located in the Asia-Pacific region, Eastern Europe, Central and South America and Africa. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks of foreign investment, including the risks of nationalization or expropriation of assets, may be heightened.

The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in those countries may also make International Equity Portfolio's investments in such countries illiquid and more volatile than investments in developed countries, and this Portfolio may be required to establish special custody arrangements before making certain investments in those countries. There may be little financial or accounting information available with respect to issuers located in such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. The laws of some foreign countries may limit the availability of International Equity Portfolio to invest in securities of certain issuers located in those countries.

Illiquid Securities. Subject to the relevant investment limits, each fund may purchase illiquid securities. Illiquid securities are securities that cannot be disposed of by a Portfolio within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Illiquid securities that a Portfolio holds may take the form of options traded over-the-counter, repurchase agreements maturing in more than seven days, certain mortgage related securities and securities subject to restrictions on resale that the Adviser or Subadviser has determined are not liquid under guidelines established by the Board.

Non-publicly traded securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Portfolio. In addition, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. A Portfolio's investments in illiquid securities are subject to the risk that should the Portfolio desire to sell any of these securities when a ready buyer is not available at a price that the Adviser or Subadviser deems representative of their value, the value of the Portfolio's assets could be adversely affected.

Indexed Securities. Certain Portfolios may invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indexes or other financial indicators ("reference instruments"). The interest rate or the principal amount payable at maturity or redemption may be increased or decreased depending on changes in the value of the reference instrument. Indexed securities may be positively or negatively indexed, so that appreciation of the reference instrument may produce an increase or a decrease in interest rate or value at maturity of the security. In addition, the change in the interest rate or value at maturity of the security may be some multiple of the change in value of the reference instrument. Thus, in addition to the credit risk of the security's issuer, the Portfolios will bear the market risk of the reference instrument.

Letters of Credit. Each Portfolio may purchase letters of credit. A letter of credit is an instrument or document issued by a bank guaranteeing the payment of a customer's drafts up to a stated amount for a specified period. It substitutes the bank's credit for the buyer's credit, and mitigates the seller's risk.

Loan Participations. Money Market, Bond and Managed Portfolios may purchase interests in loan participations. Loan participations are interests in loans that are administered by a lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member. Because the intermediary bank generally does not guarantee a loan participation, the loan participation is subject to the credit risk generally associated with the underlying corporate borrower. If the underlying corporate borrower defaults, a Portfolio may be subject to delays, expenses and risks that are greater than those that would have been involved if the Portfolio had purchased a direct obligation (such as commercial paper) of the borrower. Under the terms of a loan participation the purchasing Portfolio may be regarded as a creditor of the intermediary bank so that the Portfolio may also be subject to the risk that the issuing bank may become insolvent.

Loans Of Portfolio Securities. Subject to its fundamental policies, for the purpose of realizing additional income, each Portfolio may lend securities from its Portfolio (but not in excess of 30% of its total assets), to brokers, dealers, and financial institutions. Any such loans are continuously secured by collateral at least equal to the current market value of the securities loaned plus accrued interest. The Portfolio may, at any time, call the loan and regain the securities loaned. Prior to making a loan, the Adviser or Subadvisers must determine that each borrower shows satisfactory creditworthiness. The Board establishes the standards utilized by the Adviser and Subadvisers in evaluating the borrower's creditworthiness. The risk involved in loans of portfolio securities is minimized because, if the borrower were to default, the collateral held by the Portfolio should satisfy the obligation.

A Portfolio retains all rights of beneficial ownership in the loaned securities, including voting rights and rights to interest or other distributions, and has the right to regain record ownership of loaned securities to exercise such beneficial rights.

Lower Quality Debt Instruments. Up to 20% of Bond Portfolio's total assets may be invested in lower quality debt instruments (i.e. BB or B as rated by Standard & Poors ("S&P") and Duff & Phelps ("D&P") or Ba or B as rated by Moody's Investors Service ("Moody's")). Managed Portfolio also may invest a substantial portion of its assets in such instruments. These instruments also are referred to as high-yield, high-risk or junk bonds. Debt instruments with higher ratings, and especially those rated as investment grade but not high quality (i.e., rated BBB by S&P or D&P or Baa by Moody's) may, after purchase by either Portfolio, have their ratings lowered due to the deterioration of an issuer's financial position. Bond and Managed Portfolios both may invest without limit in investment-grade debt instruments that are not "high quality" debt instruments and that may be downgraded to lower quality at any time after being purchased by a Portfolio. See the Appendix in this SAI for a description of bond ratings.

Lower quality debt instruments entail certain risks. These lower-rated fixed-income securities are considered, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and generally involve more credit risk than securities in the higher rating categories. The market values of such securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Such lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, regarding lower-rated bonds may depress prices and liquidity for such securities. To the extent a Portfolio invests in these securities, factors adversely affecting the market value of high-yielding securities will adversely affect a Portfolio's net asset value. In addition, a Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. Although some risk is inherent in all securities ownership, holders of fixed-income securities have a claim on the assets of the issuer prior to the holders of common stock. Therefore, an investment in fixed-income securities generally entails less risk than an investment in common stock of the same issuer.

Corporations may issue high-yielding securities in the growth stage of their development. They may also be issued in connection with a corporate reorganization or as part of a corporate takeover. Companies that issue such high-yielding securities are often highly leveraged and may not have more traditional methods of financing available to them. Therefore, the risk associated with acquiring the securities of such issuers generally is greater than is the case with higher-rated securities. For example, during an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of high-yielding securities may experience financial stress. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations may also be adversely affected by specific corporate developments, the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yielding securities because such securities are generally unsecured and are often subordinated to other creditors of the issuers.

High-yielding securities frequently have call or buy-back features that would permit an issuer to call or repurchase the security from a portfolio. If an issuer were to exercise a call during a period of declining interest rates, a Portfolio would likely have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Portfolio.

A Portfolio may have difficulty disposing of certain high-yielding securities that are thinly traded. Because not all dealers maintain markets in all high-yielding securities, there is no established retail secondary market for many of these securities, and the Adviser and Subadvisers anticipate that they could be sold only to a limited number of dealers or institutional investors. To the extent there is a secondary trading market for high-yielding securities, it is generally not as liquid as that for higher-rated securities. The lack of a liquid secondary market for certain securities may make it more difficult to obtain accurate market quotations for purposes of valuing a Portfolio's assets. Market quotations are generally available on many high-yield issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

The market for high-yielding securities has not weathered a major economic recession, and it is not known how one might affect that market. It is likely, however, that any such recession could severely affect the market for and the values of such securities, as well as the ability of the issuers of such securities to repay principal and pay interest thereon.

A Portfolio may acquire high-yielding securities that are sold without registration under the federal securities laws and therefore carry restrictions on resale. A Portfolio may incur special costs in disposing of such securities but will generally incur no costs when the issuer is responsible for registering the securities.

A Portfolio also may acquire high-yielding securities during an initial underwriting. Such securities involve special risks because they are new issues. The Fund has no arrangement with any person concerning the acquisition of such securities, and the Adviser will carefully review the credit and other characteristics pertinent to such new issues.

From time to time, there have been proposals for legislation designed to limit the use of certain high-yielding securities in connection with leveraged buy-outs, mergers and acquisitions, or to limit the deductibility of interest payments on such securities. Such proposals, if enacted into law, could generally reduce the market for such securities, could negatively affect the financial condition of issuers of high-yielding securities by removing or reducing a source of future financing, and could negatively affect the value of specific high-yield issues. However, the likelihood of any such legislation or the effect thereof is uncertain.

Put and Call Options. Each Portfolio, except the Money Market Portfolio, may invest up to 5% of its assets in premiums on put options, provided that the Portfolio owns the securities underlying the puts or securities substantially similar to such underlying securities. Each Portfolio, except the Money Market Portfolio, may also write call options on securities held by it, or that can be readily acquired by exercise of conversion privileges on convertible securities, provided that not more than 25% of the total assets of a Portfolio would be subject to call options. The Portfolios do not sell put options or purchase call options unless the transaction is for the purpose of closing out existing options positions. Put options purchased by a Portfolio and call options written by a Portfolio, and the securities underlying such options, are listed on national securities exchanges or traded in the over-the-counter market. A Portfolio may enter into closing transactions, exercise its options or permit them to expire.

A put option gives the holder (buyer) the right to sell a security at a specified price (the "exercise" price) at any time until a certain date (the expiration date). In effect, the buyer of a put who also owns the related security is protected by ownership of a put option against any decline in that security's price below the exercise price less the amount paid for the option. The ability to purchase put options allows a Portfolio to protect capital gains in an appreciated security it owns, without being required to actually sell that security.

In writing "covered" call options, a Portfolio gives the holder (purchaser) the right to purchase the underlying security at a specified price (the "exercise" price) at any time prior to the expiration of the option, normally within nine months. Immediately upon writing the option, the Portfolio receives a payment from the purchaser of the option known as a "premium." If the option is not exercised, the premium generates additional revenues for the Portfolio or, if the market price of the underlying security declines, it reduces the amount of loss the Portfolio would otherwise incur. However, if the market price of the underlying security rises above the exercise price and the option is exercised, the Portfolio loses the opportunity to profit from that portion of the rise which is in excess of the exercise price plus the premium for the call. Therefore, a Portfolio writes call options only when the Adviser believes that the option premium will yield a greater return to the Portfolio than any capital appreciation that might occur on the underlying security during the life of the option, or when the Adviser believes that the option will reduce the risk involved in owning the underlying security. For information regarding investment by Value Equity, Managed, Capital and International equity Portfolios in stock index futures, options on stock index futures, and stock index options, see below.

Stock Index Futures, Options On Stock Index Futures, And Stock Index Options. Purchase or sales of stock index futures contracts may be used by Value Equity, Managed, Capital, and International Equity Portfolios to attempt to protect the Portfolio's current or intended investments from fluctuations in securities prices. A futures contract is an agreement between two parties to buy and sell particular financial instruments for an agreed price during a designated period. Futures contracts also include agreements to deliver the final cash settlement price in the case of contracts relating to an index or otherwise not calling for physical delivery at the end of trading in the contract.

By establishing an appropriate "short" position in index futures, a Portfolio may seek to protect the value of its investments against an overall decline in the market for such securities. Alternatively, in anticipation of a generally rising market, a Portfolio can seek to avoid losing the benefit of apparently low current prices by establishing a "long" position in stock index futures and later liquidating that position as particular securities are in fact acquired. To the extent that these hedging strategies are successful, the Portfolio is effected to a lesser degree by adverse overall market price movements than would otherwise be the case.

A Portfolio incurs brokerage fees when it purchases and sells futures contracts, and it is required to maintain margin deposits. Initially, when purchasing or selling futures contracts, a Portfolio is required to deposit with the broker an amount of cash or U.S. government securities equal to approximately 5% to 10% of the contract amount. This amount is subject to change by the exchange or board of trade on which the contract is traded, and members of such exchange or board of trade may impose their own higher requirements. This amount is known as "initial margin" and is in the nature of a performance bond or good faith deposit on the contract. It is returned to the Portfolio upon termination of the futures position, assuming all contractual obligations have been satisfied. Subsequent payments, known as "variation margin" to and from the broker are made daily as the price of the index of securities underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "mark-to-market." At any time prior to the expiration of a futures contract, a Portfolio may elect to close the position by taking an opposite position at the then prevailing price, which operates to terminate the Portfolio's existing position in the contract.

Value Equity, Managed, Capital, and International Equity Portfolios also may purchase and write call and put options on stock index futures contracts to hedge their investments. A call option on a futures contract gives the purchaser the right, in return for the premiums paid, to purchase a futures contract (assume a "long" position) at a specified exercise price at any time before the option expires. A put option gives the purchaser the right, in return for the premium paid, to sell a futures contract (assume a "short" position), for a specified exercise price, at any time before the option expires.

Value Equity, Managed, Capital, and International Equity Portfolios also may purchase and sell options on stock indices. Options on stock indices are similar to options on stock except that: (a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly; and
(b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to:
(a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise; multiplied by (b) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or, in the case of options owned by the Portfolio, it may let the option expire unexercised.

When a Portfolio has a long position in a futures contract, the Portfolio either covers the position or establishes a segregated asset account containing cash, U.S. government securities, or other appropriate highly liquid securities equal in value to the purchase price of the contract (less any margin on deposit). When a Portfolio has a short position in a futures contract, the Portfolio either covers the position or establishes a segregated asset account with cash, U.S. government securities, or other appropriate high-grade debt obligations equal to the market value of the instruments underlying the futures contract (less any margin on deposit). Call options sold by a Portfolio with respect to futures contracts are covered by, among other things: entering into a long position in the same contract at a price no higher than the strike price of the call option or by ownership of the underlying instruments or other instruments, the prices of which are expected to move relatively consistently with the instruments underlying, the futures contracts. Call options sold by a Portfolio on a stock index are covered by the Portfolio's holding a portfolio of stocks substantially replicating the movement of the index underlying the call option. Put options sold by the Portfolio with respect to futures contracts or stock indices are written only to close out existing positions.

There can be no assurance that the Adviser or Subadvisers of Value Equity, Managed, Capital, or International Equity Portfolio will be successful in using stock index futures, options on stock index futures, or stock index options as hedging devices. For example, if the Portfolio has hedged against the possibility of a decline in the market adversely affecting stocks held in its portfolio and stock prices increase instead, the Portfolio will lose part or all of the benefit of the increased value of its stocks that it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may or may not be at increased prices that reflect the rising market. The Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

Additional risks arise because of the imperfect correlation between movements in the price of the stock index option or stock index future and movements in the price of the securities that are the subject of the hedge. In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the index and the portion of the portfolio being hedged, the price of stock index options or futures may not correlate perfectly with the movement in the stock index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that would distort the normal relationship between the index and futures markets. Secondly, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions. Due to the possibility of price distortions in the futures market and because of the imperfect correlation between movements in the stock index and movements in the price of stock index futures, a correct forecast of general market trends still may not result in a successful hedging transaction.

In addition, there can be no assurance that a liquid secondary market will exist for any contract purchased or sold, and a Portfolio may be required to maintain a position until exercise or expiration, which could result in losses. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. Futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions. If a futures market were to become unavailable, in the event of an adverse movement, the Portfolio would be required to continue to make daily cash payments of variation margin if it could not close a futures position. If an options market were to become unavailable and a closing transaction could not be entered into, an option holder would be able to realize profits or limit losses only by exercising an option, and an option writer would remain obligated until exercise or expiration. Finally, if a broker or clearing member of an options or futures clearing corporation were to become insolvent, the Portfolio could experience delays or might not be able to trade or exercise options or futures purchased through that broker. In addition, the Portfolio could have some or all of its positions closed out without its consent. If substantial and widespread, these insolvencies could ultimately impair the ability of the clearing corporations to effect the Portfolio's futures transactions. While the principal purpose of hedging is to limit the affects of adverse market movements, the attendant expense may cause a Portfolio's returns to be less than if hedging had not taken place. The overall effectiveness of hedging therefore depends on the accuracy of the Portfolio's Adviser or Subadviser in predicting future changes in interest rate levels or securities price movements, as well as on the expense of hedging.

Securities of Other Investment Companies. Each Portfolio, except the Money Market Portfolio, may invest in investment funds that invest principally in securities in which the Portfolio is authorized to invest. Currently, under the 1940 Act, a Portfolio may hold securities of another investment company in amounts which (a) do not exceed 3% of the total outstanding voting stock of such company, (b) do not exceed 5% of the value of the Portfolio's total assets and
(c) when added to all other investment company securities held by the Portfolio, do not exceed 10% of the value of the Portfolio's total assets. To the extent a Portfolio invests in other investment companies, its shareholders will incur certain duplicative fees and expenses, including investment advisory fees.

Investment in Unseasoned Issuers. Certain Portfolios may invest in the securities of companies that have a record of less than three years continuous operation, including predecessor companies (i.e. unseasoned issuers). Investments in unseasoned issuers involve considerations that are not applicable to investing in securities of established, larger-capitalization issuers, including reduced and less reliable information about issuers and markets, less stringent financial disclosure requirements and accounting standards, illiquidity of securities and markets, higher brokerage commissions and fees and greater market risk in general. In addition, securities of unseasoned issuers may involve greater risks since these securities may have limited marketability and, thus, may be more volatile than securities of more established issuers. Unseasoned issuers normally have fewer shares outstanding than larger companies, and thus it may be more difficult for a Portfolio to buy or sell significant amounts of such shares without an unfavorable impact on prevailing prices. Unseasoned issuers may have limited product lines, markets or financial resources and may lack management depth. In addition, these companies are typically subject to a greater degree of changes in earnings and business prospects than are larger, more established companies.

There is typically less publicly available information concerning these companies than for larger, more established ones.

Preferred Stock. Preferred stock is a class of stock that pays dividends at a specified rate. Dividends are paid on preferred stocks before they are paid on common stocks. In addition, preferred stockholders have priority over common stockholders as to the proceeds from the liquidation of a company's assets.

Private Debt Instruments. Debt instruments issued by private corporations. As creditors, bondholders have a prior legal claim over common and preferred stockholders of the corporation as to both income and assets for the principal and interest due to the bondholder. A Portfolio purchases corporate bonds subject to quality restraints. Commercial paper, notes and other obligations of U.S. and foreign corporate issuers must meet the Portfolio's credit quality standards (including medium-term and variable rate notes). A Portfolio may retain a downgraded corporate debt security if the Adviser or Subadviser determines retention of such security to be in the Portfolio's best interests.

Real-Estate Related Assets. The Portfolios may invest in shares of real estate investment trusts ("REITs"). REITs are pooled investment vehicles that invest primarily in income producing real estate or real estate related loans or interests. REITs generally are classified as equity REITs, mortgage REITs or a combination of equity and mortgage

REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Code. A Portfolio will indirectly bear its proportionate share of any expenses paid by REITs in which it invests in addition to the expenses paid by the Portfolio.

Investing in REITs involves certain unique risks. Equity REITs may be affected by changes in the value of the underlying property owned by such REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified (except to the extent the Code requires), and are subject to the risks of financing projects. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code and failing to maintain their exemptions from the 1940 Act. REITs (especially mortgage REITs) are also subject to interest rate risk.

When-issued Securities. Each Portfolio, except the Money Market Portfolio, may purchase securities on a when-issued or delayed delivery basis in an amount up to 10% of such Portfolio's net assets. When-issued securities transactions arise when securities are purchased by a Portfolio with payment and delivery taking place on a future date determined at the time of entering into the transaction (transaction date) in order to secure what is considered to be an advantageous price and yield to the Portfolio on the transaction date. Once a Portfolio commits to purchase securities on a when-issued or delayed delivery basis, it records the transaction and thereafter reflects the daily value of such securities in determining its net asset value. Although a Portfolio will generally purchase when-issued securities with the intention of acquiring those securities for its portfolio, the Portfolio may dispose of a when-issued security prior to settlement if the Adviser or Subadviser deems it advantageous to do so. For all when-issued securities transactions, the Fund's custodian bank will hold and maintain in a segregated account until the settlement date, cash or fully liquid securities of the Portfolio with a market value, determined daily, equal to or greater than such commitments. If a Portfolio elects to dispose of the right to acquire a when-issued security prior to its acquisition, it could experience a gain or loss on the security due to market fluctuation.

Warrants. Value Equity, Managed, Capital, and International Equity Portfolios may invest in warrants. A warrant is a right to buy a certain security at a set price during a certain time period. These Portfolios intend to purchase warrants that are traded on a national securities exchange or in the over-the-counter markets.

                            INVESTMENT RESTRICTIONS

Each Portfolio is subject to the following two kinds of investment policies, fundamental and nonfundamental, that also restrict it in implementing its investment objective. Fundamental restrictions may be changed only with the affirmative vote of a majority of a Portfolio's outstanding voting securities. The Board may change nonfundamental restrictions without shareholder approval. Shareholders will be notified promptly of any such changes.

The Fund's fundamental restrictions provide that no Portfolio will:

      1. issue senior securities, except to the extent that the borrowing of money, as permitted in restriction 6, may constitute the issuance of a senior security;

      2. invest more than 25% of its total assets in securities of issuers primarily engaged in any one industry, excluding obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, obligations of banks or savings and loan associations, and instruments secured by these instruments, such as repurchase agreements for U.S. government securities. For purposes of this restriction, neither finance companies nor utilities, as a group, are considered to be a single industry. Such companies will be grouped instead according to their services; for example, gas, electric and telephone utilities will each be considered a separate industry;

      3. invest more than 5% of its total assets in securities of any one issuer or purchase more than 10% of the outstanding voting securities of an issuer, excluding obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

      4. purchase or sell commodities, commodity contracts, real estate or real estate mortgages, interests in oil, gas or other mineral exploration or development programs, except that each portfolio may purchase securities of issuers which invest or deal in any of the above, and except that each portfolio may invest in securities secured by real estate or real estate mortgages. This restriction does not apply to purchases and sales of covered call options and put options to the extent described in restriction 9; moreover, Value Equity, Managed, Capital, and International Equity Portfolios may purchase and sell stock index futures contracts, options on stock index futures contracts, and stock index options as described in the prospectus and in the SAI. This restriction also does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

      5. underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling shares of each portfolio;

      6. borrow money, except from banks as a temporary measure for extraordinary or emergency purposes (but not for investment or leveraging), or pledge or mortgage more than 15% of total assets as security for such indebtedness. The aggregate amount of any such indebtedness may not exceed 10% of total assets at the time a loan is made, and a portfolio may not make additional investments during any period that its borrowings exceed 5% of total assets. Borrowings in relation to the entry into stock index futures contracts, options on stock index futures contracts, and stock index options shall not be deemed to be a violation of this restriction, and Value Equity, Managed, Capital, and International Equity Portfolios entry into collateral arrangements with respect to stock index futures contracts, options on stock index futures contracts, and stock index options with respect to initial or variation margins will not be deemed to be pledges of these portfolio's assets;

      7. purchase securities on margin, make short sales of securities, or maintain a short position, except that the Fund may obtain short term credit as may be necessary for the clearance of securities transactions, and except that Value Equity, Managed, Capital, and International Equity Portfolios may purchase or sell stock index futures contracts and may make initial and variation margin payments in connection with purchases or sales of stock index futures contracts, options on stock index futures contracts, and stock index options;

      8. lend money, except through the purchase of obligations in which a Portfolio is authorized to invest or by entering into repurchase agreements; and

      9. write call options if more than 25% of the value of a Portfolio's total assets would be subject to call options. Call options may only be written on securities held, or which can be readily acquired by exercise of conversion privileges on convertible securities or, in the case of options written on stock indices, written on an index the movement of which is substantially replicated by a portfolio of stocks held by the Portfolio. Put options may only be purchased if 5% or less of total assets would be invested in premiums on put options. Value Equity, Managed, Capital, and International Equity Portfolios may purchase or sell options on stock index futures contracts and stock index options as described in the prospectus and SAI. Call options may be purchased and put options may be sold only for the purpose of closing out existing options positions.

The Fund's nonfundamental restrictions provide that no Portfolio will:

      1. invest more than 15% of total assets in securities or other investments, including repurchase agreements, that are subject to legal or contractual restrictions upon resale or are otherwise not readily marketable;

      2. invest more than 5% of total assets in securities of other investment companies, or purchase more than 3% of the total outstanding voting stock of any single investment company, or invest more than 10% of total assets in securities issued by investment companies, other than in connection with a merger, consolidation, acquisition or reorganization;

      3. lend portfolio securities;

      4. invest more than 20% of total assets in securities of foreign issuers with the exception of International Equity Portfolio, which may invest 100% of total assets in foreign securities.

If a percentage restriction (for either a fundamental or nonfundamental restriction) is adhered to at the time of investment, a later increase or decrease in percentage beyond the specified limit resulting from a change in values of assets or amount of total assets generally is not considered a violation of the restriction.

In addition to the investment restrictions described above, the Fund's Portfolios comply with restrictions contained in any current insurance laws in order that the assets of the separate accounts of the Company, CLNY and their affiliates may be invested in Fund shares.

                              PORTFOLIO TURNOVER

Although the Funds do not intend to invest for the purpose of seeking short-term profits, a Fund's investment adviser or subadviser may sell its securities whenever the adviser or subadviser believes it is appropriate to do so in light of the Fund's investment objective, without regard to the length of time a particular security may have been held.

Normally, the annual rate of portfolio turnover differs for each Portfolio and varies from year to year. Portfolio turnover is calculated by dividing the lesser of purchases or sales of portfolio securities during the fiscal year by the monthly average of the value of a Portfolio's securities, excluding from the computation all securities, including options, with maturities at the time of acquisition of one year or less. A high rate of portfolio turnover generally involves correspondingly greater brokerage commission expenses, which are borne directly by a Portfolio. The rate of portfolio turnover is not a limiting factor when it is deemed appropriate to purchase or sell securities for a Portfolio.

No portfolio turnover rate can be calculated for Money Market Portfolio due to the short maturities of its instruments. Portfolio turnover should not affect the income or net asset value of Money Market Portfolio because brokerage commissions are not normally charged on the purchase or sale of money market instruments.

The following table shows significant variations in the portfolio turnover rates for the Portfolios for the past two years and/or between the calendar year 1998 and the rate anticipated for the calendar year 1999:

--------------------------------------------------------------------------------

                                             Turnover

Portfolio                                    1997     1998         1999
                                                                   (Anticipated)
--------------------------------------------------------------------------------
Capital Portfolio                            84.39%   123.69%/1/   N/A
--------------------------------------------------------------------------------
Managed Portfolio                            82.80%   167.95%/2/   90%5
--------------------------------------------------------------------------------
Value Equity Portfolio                       50.97%   189.28%/3/   100%5
--------------------------------------------------------------------------------
International Equity Portfolio               37.73%   119.77%/4/   N/A
--------------------------------------------------------------------------------

N/A = no significant variation is expected for 1999.

----------

1 In 1998 the Portfolio changed portfolio managers. High turnover in 1998 compared to 1997 was due to the new portfolio manager's adjustment of the Portfolio's investment strategy to conform to his investment philosophy.

2 On July 27, 1998 the investment adviser services changed from CL Capital Management Inc. to INDAGO Capital Management, Inc. for the equity portion of the Portfolio, and the portfolio manager changed for the bond portion of the Portfolio. High turnover in 1998 compared to 1997 is due to the new subadviser's and portfolio manager's adjustment of the Portfolio's investments to conform to their investment philosophies.

3 On July 27, 1998 the investment adviser changed from CL Capital Management Inc. to INDAGO Capital Management, Inc., and the portfolio manager changed. High turnover in 1998 compared to 1997 is due to the new subadviser's and portfolio manager's adjustment of the Portfolio's investments to conform to their investment philosophies.

4 The turnover increased in 1998 from 1997 because a large number of stocks had become overvalued in the heated markets. To counteract this phenomenon, one of the portfolio. Manager's strategies was to switch out of companies that had reached or exceeded their target prices into similar companies with more attractive valuations. Some transaction activity was also focused into moving into more defensive and more liquid stocks, given the market uncertainty.

5 On April 15, 1999 the investment subadviser services changed from INDAGO to Laketon Investment Management Ltd. ("Laketon"). Laketon's investment strategy includes a lower volume of trading.

                                   DIVIDENDS

Dividends from net investment income and any net realized capital gains of Money Market Portfolio are declared daily and reinvested monthly in additional shares of the Money Market Portfolio at net asset value. Dividends from net investment income and any net realized capital gains of Value Equity, Bond, Managed, Capital, and International Equity Portfolios are declared and reinvested annually in additional shares of the respective Portfolio at its net asset value.

                       INVESTMENT EXPERIENCE INFORMATION

The information provided in this section shows the historical investment experience of the Fund's Portfolios. It does not represent or project future investment performance.

Four Portfolios of the Fund commenced operations on December 4, 1989. The rates of return shown below depict the actual investment experience of each Portfolio for the periods shown. Capital Portfolio commenced operations on May 1, 1993 and International Equity Portfolio commenced operations on May 1, 1995.

Performance Quotations

The rates of return shown below are based on actual investment performance, after the deduction of investment advisory fees and direct Fund expenses of the Portfolios of the Fund. The rates are average annual compounded rates of return for the period ending on December 31, 1998.

These rates of return figures do not reflect charges or deductions against the separate accounts of the Company or CLNY or charges and deductions against the policies. Accordingly, these rates of return do not illustrate how actual investment performance will affect benefits or Policy values. Where relevant, the prospectuses for the Policies also contain performance information. Moreover, these rates of return are not an estimate, projection or guarantee of future performance.

Money Market Portfolio Yield Quotations

The Fund may make current yield and effective yield quotations available for the Money Market Portfolio. Current annualized yield quotations for Money Market Portfolio are based on the Portfolio's net investment income per share for a seven day period and exclude any realized or unrealized gains or losses on Portfolio securities. The yield is computed by determining the net change in value for a hypothetical account having a balance of one share at the beginning of the period, excluding any realized or unrealized gains or losses, and dividing by the price per share at the beginning of the period (expected to remain constant at $10). The net change is then annualized by multiplying it by 365/7, with the current yield figure carried to the nearest one-hundredth of one percent. The effective yield of Money Market Portfolio for a seven-day period is computed by expressing the unannualized return for that period on a compounded, annualized basis. The Money Market Portfolio's yield and effective yield for the 7 days ended 12/31/98 were 4.38% and 4.48%, respectively.

The Money Market Portfolio's actual yields fluctuate and are not necessarily indicative of future actual yields. Actual yields are dependent on such variables as portfolio quality, average portfolio maturity, the type of instruments in which investments are made, changes in interest rates on money market instruments, portfolio expenses and other factors. In addition, the yield quotation does not reflect the charges deducted from the Separate Account (see the Prospectus for the policy). If these charges were deducted to reflect the effective yield to a policyowner, that yield would be lower than the yield calculated for the Money Market Portfolio.

Other Portfolio Yield Quotations

The yield quotations of the Bond and bond portion of Managed Portfolios are based on a specified 30-day or one-month period and are computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last date of the period, according to the following equation:

                     6

YIELD = 2((a-b/cd+1) -1)

       Where:

                a      =      dividends and interest earned during the period by
                              the Portfolio.

                b      =      expenses accrued for the period (net of
                              reimbursements).

                c      =      the average daily number of shares outstanding
                              during the period that were entitled to receive dividends.

                d      =      the maximum offering price per share on the last
                              day of the period.

Total Return Quotations

Total return quotations are computed by finding the average annual compounded rates of return over the relevant periods that would equate the initial amount invested to the ending redeemable value, according to the following equation:

N

P(1+T) = ERV

            Where:

                   P          =     a hypothetical initial payment of $1,000.

                   T          =     average annual total return.

                   N          =     number of years.

                   ERV        =     ending redeemable value (at the end of the
                                    applicable period of a hypothetical $1,000 payment made at the beginning of the applicable period).

The total return quotation calculations reflect the deduction of a proportional share of Portfolio expenses and assume that all dividends and capital gains during the period are invested in the Portfolio when made. The calculations also assume a complete redemption as of the end of the particular period.

Average Annual Compounded Rates of Return as of 12/31

                                                                 (Inception)
      Fund Portfolio                   One Year    Five Years    to 12/31/98
      --------------                   --------    ----------    -----------

      Value Equity                        2.81%      11.98%         11.16%

      Bond                                9.00%       6.70%          7.89%

      Managed                             5.15%       9.72%          9.80%

      Money Market                        4.77%       4.57%          4.77%

      Capital                            20.23%      16.82%         16.36%/1/

      International Equity               13.37%      NA/2/          11.50%/3/

/1/     Calculated from May 1, 1993 to December 31, 1998.

/2/ Five-Year Average Annual Total Return information is not available for the International Equity Portfolio.

/3/     Calculated from May 1, 1995 to December 31, 1998.

The total returns are in part based on each Portfolio's expenses, which have been reduced by expense reimbursements. If not for these reimbursements, the returns shown above would have been smaller.

                            MANAGEMENT OF THE FUND

Directors and Officers

The Fund's directors and executive officers and their principal occupations for at least the last five years are set forth below. Unless otherwise noted below, the address of each director and executive officer is 330 University Avenue, Toronto, Canada, M5G 1R8.

The directors and executive officers of the Fund and their principal occupations for at least the last five years are set forth below. Unless otherwise noted below, the address of each director and executive officer is 330 University Avenue, Toronto, Canada, M5G 1R8.

Name, Age and Address    Position(s) With         Principal Occupation(s) During
                         The Fund                 Past Five Years

R. W. Morrison,157     Director and Chairman    Vice-President and Treasurer,
                                                  Canada Life.

Name, Age and            Position(s) With         Principal Occupation(s) During
Address                  The Fund                 Past Five Years

R. E. Beettam,/1/41/2/   Director and President   Vice-President and Director,
                                                  U.S. Division, Canada Life.

E. Y. Baker, 64          Director                 President, OHA Investment
                                                  Management Limited; Senior
                                                  Vice-President, Finance,
                                                  Ontario Hospital Association.
                                                  Formerly Vice-President,
                                                  Investments, Ontario Hospital
                                                  Association, Trustee Rogers
                                                  Sugar Income Fund.

J. S. Clarke, 61         Director                 Associate Treasurer for
                                                  Investments, Cornell
                                                  University. Formerly Senior
                                                  Investment Officer, Cornell
                                                  University.

D. H. Harris, 74         Director                 Formerly, Director, Chairman
                                                  and CEO, The Equitable
                                                  Foundation; Executive
                                                  Vice-President and Chief of
                                                  Staff, and Director, The
                                                  Equitable Life Assurance
                                                  Society of the U.S.

D. V. Rough, 52          Treasurer                Associate Treasurer,
                                                  Investment Services, Canada
                                                  Life.

/1/ Director who is an "interested person", as defined in the Investment Company Act of 1940, as amended, because of the Director's affiliation with the Company or the Adviser.

/2/ The business address is 6201 Powers Ferry Road, N.W., Atlanta, Georgia
30339.

As of the date of this SAI, officers and directors of the Fund do not own any of the outstanding shares of the Portfolios. Directors who are not officers or employees of the Company or the Adviser are paid a fee plus actual out-of-pocket expenses by the Fund for each meeting of the Board attended.

====================================================================================================================
         COMPENSATION TABLE/1/
====================================================================================================================
                          Aggregate                Pension or Retirement      Estimated Annual   Total Compensation
                          Compensation             Benefits Accrued as Part   Benefits Upon      from Series Fund to
Name/Title                from Series Fund         of Fund Expenses           Retirement         Directors
--------------------------------------------------------------------------------------------------------------------
E. Y. Baker, Director       $ 10,000                       N/A                    N/A                $  10,000
---------------------------------------------------------------------------------------------------------------
J. S. Clarke, Director      $ 10,000                       N/A                    N/A                $  10,000
---------------------------------------------------------------------------------------------------------------
D. H. Harris, Director      $ 10,000                       N/A                    N/A                $  10,000
====================================================================================================================

/1/ There are no direct employees of the Fund and the only people compensated directly by the Fund are the non-affiliated directors.

Adviser

The Fund has entered into an Investment Advisory Agreement ("the Agreement") with CL Capital Management, Inc., (the "Adviser"). The Adviser's principal business address is 6151 Powers Ferry Road, N.W., Suite 550, Atlanta, Georgia 30339. The Adviser is a wholly owned subsidiary of the Company, which is a wholly owned subsidiary of Canada Life. The Adviser's principal executive officers are:

         Name                       Position With Adviser
         ----                       ---------------------

         R. W. Morrison             Chairman

         H.A. Rachfalowski          President

         D. V. Rough                Treasurer

The Adviser was incorporated on March 1, 1989 and began rendering investment advisory services on behalf of the Fund on May 1, 1995. Personnel providing investment advisory services for the Adviser also manage the U.S. assets of Canada Life. Canada Life is one of the largest life insurance companies in North America, with consolidated assets as of December 31, 1998 of approximately $31 billion (U.S. dollars), of which in excess of $5.5 billion is managed by U.S. operations.

Under the Agreement, the Fund has retained the Adviser to provide management and investment advisory services to the Fund for its Money Market, Bond, Value Equity and Managed Portfolios, and management services for Capital and International Equity Portfolios. As part of the investment advisory services provided to the Fund, the Adviser directs the investment of the Portfolio's assets, including placing orders for the purchase and sale of securities. The Adviser also continuously furnishes an investment program for each Portfolio (except Capital and International Equity Portfolios), and has responsibility for making decisions to buy, sell or hold any particular security. The Adviser obtains and evaluates such information and advice relating to the economy, securities markets, and specific securities as it considers necessary or useful to continuously manage the assets of the Portfolios in a manner consistent with their investment objectives, policies and restrictions. The Adviser considers analysis from various sources, makes necessary investment decisions and effects transactions accordingly. The Subadviser, J. & W. Seligman & Co. Incorporated, provides investment advisory services for Capital Portfolio, and the Subadviser, Laketon Investment Management Ltd. ("Laketon"), provides investment advisory services for Value Equity and International Equity Portfolios and the equity portion of Managed Portfolio. The Adviser also determines the manner in which voting rights and any other rights pertaining to portfolio securities will be exercised. The Adviser also performs certain management services for the Fund, including processing shareholder orders, administering shareholder accounts, handling shareholder relations, conducting relations with custodians, depositories, transfer agents, dividend disbursing agents, accountants, attorneys, brokers and dealers, insurers, and other persons. The Adviser is, at all times, subject to the direction and supervision of the Board.

Money Market, Value Equity, Managed, Capital and International Equity Portfolios
- Portfolio Manager

Henry A. Rachfalowski, LLB, MBA, President of CL Capital Management, Inc. ("CLCM"), is responsible for setting overall investment policies, client communication, and determination of the asset mix. Mr. Rachfalowski joined Canada Life in 1996; he has fifteen years of investment management and portfolio management experience, most recently as Investment Vice President, U.S. Investments.

Bond Portfolio -- Portfolio Manager

George N. Isaac, CFA, Senior Portfolio Manager of CLCM, is responsible for the day-to-day investment management and trading activities of Bond and Managed Portfolios. Mr. Isaac has been the portfolio manager for the Fixed Income Portfolio of the General Funds of The Canada Life Assurance Company, U.S. Division, since 1980.

Capital Portfolio Subadviser

The Subadviser of Capital Portfolio (the "Capital Portfolio Subadviser") is J. &
W. Seligman & Co. Incorporated. Their address is 100 Park Avenue, New York, New York, 10017. Under a Subadvisory Agreement with the Adviser, the Capital Portfolio Subadviser provides investment advisory services to Capital Portfolio. These services include providing investment research, advice and supervision, continuously furnishing an investment program, and determining from time to time which securities shall be purchased, sold or exchanged.

The Capital Portfolio Subadviser was incorporated on April 20, 1978. It also serves as manager of eighteen investment companies in the Seligman Group (the aggregate assets of which were approximately $ 21.5 billion as of December 31,
1998) and provides investment management or advice to institutional and other accounts (having a December 31, 1998 value of approximately $9.4 billion). William C. Morris owns a majority of Capital Portfolio Subadviser's outstanding voting securities.

Subadviser Portfolio Manager

Marion S. Schultheis, Managing Director of the Subadviser since May of 1998, is responsible for the Subadviser's day-to-day investment management of Capital Portfolio. She is also responsible for the management of Seligman Growth Fund, Inc. and Seligman Capital Portfolio of Seligman Portfolios, Inc. Additionally, she is responsible for directing and overseeing the domestic investments of Seligman Henderson Global Growth Opportunities Fund, a series of Seligman Henderson Global Fund Series, Inc., and Seligman Henderson Global Growth Opportunities Portfolio of Seligman Portfolios, Inc. Prior to joining the Subadviser, Ms Schultheis was a Managing Director at Chancellor LGT from October 1997 to May 1998. Prior thereto she was a Senior Portfolio Manager at IDS Advisory Group Inc.

Value Equity, International Equity, and Equity Portion of Managed Portfolios Subadviser

The Subadviser of Value Equity, International Equity and the equity portion of Managed Portfolios (the "Equity Portfolios Subadviser") is Laketon Investment Management Ltd. Its address is 130 Adelaide Street West, Suite 3000, Toronto, Ontario, Canada, M5H 3P5. Under a Subadvisory Agreement with the Adviser, the Equity Portfolios Subadviser provides investment advisory services to Value Equity and International Equity Portfolios and the equity portion of Managed Portfolio. These services include providing investment research, advice and supervision, continuously furnishing an investment program, and determining from time to time which securities shall be purchased, sold, or exchanged. The Adviser pays the subadvisory fee to the Equity Portfolios Subadviser.

Effective July 15, 1997, Equity Portfolio Subadviser changed its name from CLCM to INDAGO. The name change was executed in connection with the sale of fifty percent of the Equity Portfolio Subadviser's outstanding common stock to certain of its executive employees (the "Executive Employees").

Effective March 5, 1999, Laketon Investment Management Ltd. merged with INDAGO Capital Management Inc. On April 29, 1999, shareholders approved the subadvisory agreements for each Equity Portfolio. From that date, Laketon is entitled to advisory fees at the effective annual rates of 0.25% of the average daily net assets of Value Equity Portfolio and the equity portion of Managed Portfolio and 0.30% of the average daily net assets of International Equity.

Laketon Investment Management Ltd. is owned 35% by Canada Life, located at 330 University Avenue, Toronto, Canada M5G 1R8, and 65% by certain employees of Laketon Investment Management Ltd. through an employee-owned holding company, INDAGO holdings, located at 130 Adelaide Street West, Suite 3000, Toronto, Ontario, Canada, M5H 3P5. Laketon does not have any additional shareholders, nor are there any other persons with a material direct interest in Laketon. Laketon provides investment advisory services to CLICA and Canada Life in connection with the insurers' institutional and qualified retirement plan business.

Laketon was incorporated on September 14, 1979. Laketon also serves as manager of assets of The Canada Life Assurance Company, the aggregate assets of which were approximately US $3.9 billion as of December 31, 1998. Laketon also provides investment management to individual and institutional accounts having a December 31, 1998 value of approximately US $1.9 billion.

Subadviser Portfolio Manager

Lance Speck, CFA, is a principal and portfolio manager of Laketon. In his position as Global Equity Team Leader, Mr. Speck is responsible for the day-to-day investment management of Value Equity, International Equity and the equity portion of Managed Portfolios, as well as other global equity specialist accounts and the global equities managed on behalf of balanced accounts managed by Laketon. Other portfolio managers on the Global Equity Team include Mary Throop, CFA and Peter Walter, CFA.

Advisory Fees and Expenses

The Fund pays the Adviser, as full compensation for all services and facilities provided by the Adviser to the Fund and expenses of the Fund assumed by the Adviser, a monthly fee computed for each Portfolio on a daily basis, at an annual rate of 0.50% of each Portfolio's net assets, except International Equity Portfolio, which has an annual rate of 0.80%. For Capital, Value Equity and International Equity Portfolios and the equity portion of Managed Portfolio, the Adviser in turn pays the Subadvisers, as full compensation for investment advisory services to the respective Portfolio, a monthly fee computed on a daily basis, at an annual rate of 0.25% of each such Portfolio's (equity portion for Managed Portfolio's) net assets, and 0.30% of the net assets of International Equity Portfolio. The Fund incurs certain operating and general administrative expenses in addition to the Adviser's fee. These expenses, which are accrued daily, include but are not limited to: taxes; expenses for legal and auditing services; costs of printing; charges for custodial services; transfer agent fees, if any; expenses of redemption of shares; Securities and Exchange Commission fees; expenses of registering shares under federal and state securities laws; accounting costs; insurance; interest; brokerage costs; and other expenses properly payable by the Fund. Certain expenses are paid by the particular portfolio that incurs them, while other expenses are allocated among the portfolios on the basis of the asset size of the respective portfolio, or by the Board of Directors as appropriate. At the current time, the Company (CLICA) is reimbursing the Fund for expenses (other than advisory fees) that exceed 0.40% of the Managed, Bond, Value Equity, Capital, and International Equity Portfolio, and 0.25% of the Money Market Portfolio. However, CLICA reserves the right to discontinue this reimbursement at any time.

The investment advisory fee for the International Equity Portfolio may exceed the industry average of investment advisory fees for domestic equity funds but does not exceed the industry average of advisory fees for international funds.

The Fund paid the following aggregate total advisory fees of $363,467, $297,589, and $262,822, for the years ended December 31, 1998, 1997, and 1996, respectively.

Each Portfolio is charged for the expenses it incurs in its operations as well as for a portion of the Fund's general administrative expenses, allocated on the basis of the asset size of the respective Portfolio or otherwise by the Board as appropriate. Expenses other than the Adviser's fee that are borne directly and payable individually by a Portfolio include, but are not limited to, brokerage commissions, dealer markups, taxes, custody fees, and other costs properly payable by the Portfolio. Expenses that are allocated among the Portfolios include, but are not limited to, directors' fees and expenses, independent auditor's fees, transfer agent fees, expenses of redemption, Securities and Exchange Commission fees, registration costs, insurance costs, legal fees, and all other costs of the Fund's operation properly payable by the Fund and allocable among the Portfolios.

Investment Advisory Agreement

The Board, including a majority of the directors who are not interested persons of the Adviser, initially approved the Agreement on February 23, 1995. On April 13, 1995, the Agreement was approved by an affirmative vote of a majority of outstanding securities, with the Company voting Fund shares attributable to policies participating in its registered separate accounts in accordance with instructions received from policy owners, as required by law. Unless terminated earlier, as described below, the Agreement thereafter continues in effect from year to year if approved annually by the Board or by a majority of the outstanding shares of each Portfolio, and, in either case, by a majority of the directors who are not parties to the Agreement or interested persons, as defined by the Investment Company Act of 1940, as amended, of any such party. The Agreement is not assignable, may be terminated without penalty by the Fund or the Adviser on 60 days notice, and terminates automatically in the event of its assignment. The Agreement may be terminated by the Fund for cause at any time.

The Agreement in no way restricts the Adviser from acting as investment manager or adviser to others. If the question of continuance of the Agreement (or adoption of any new agreement) is presented to shareholders, continuance (or adoption) with respect to a Portfolio shall be effective only if approved by an affirmative vote of a majority of the outstanding voting securities of that Portfolio. If the shareholders of any one or more of the series should fail to approve the Agreement, the Adviser may nonetheless serve as Adviser with respect to any Portfolio whose shareholders approved the Agreement.

The Agreement provides that the Adviser shall not be liable to the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Adviser in the performance of its duties thereunder, and except for negligence or misconduct in connection with management services.

Capital Portfolio Subadvisory Agreement

The Capital Portfolio Subadvisory Agreement was initially approved by the Board, including a majority of the directors who are not interested persons of the Fund, the Adviser, or the Capital Portfolio Subadviser, on February 23, 1995. On April 13, 1995, the Agreement was approved by an affirmative vote of a majority of outstanding shares of the Capital

Portfolio, with the Company voting Fund shares attributable to policies participating in its registered separate accounts in accordance with instructions received from policy owners, as required by law. Unless terminated earlier, as described below, the Agreement continues in effect from year to year if approved annually by the Board including a majority of the directors who are not parties to the Agreement or interested persons, as defined by the Investment Company Act of 1940, as amended, of any such parties or by a majority of the outstanding shares of Capital Portfolio. The Agreement is not assignable, may be terminated at any time without penalty by the Board or by vote of a majority of the outstanding shares of Capital Portfolio, or by the Adviser or the Capital Portfolio Subadviser on 60 days notice to the other party, and terminates automatically in the event of its assignment. The Agreement may be terminated by the Fund for cause at any time.

The services of the Capital Portfolio Subadviser to Capital Portfolio are not deemed to be exclusive, and they are free to render services to others. Securities held by Capital Portfolio may also be held by separate investment accounts or other mutual funds for which the Capital Portfolio Subadviser may act as an adviser or by the Capital Portfolio Subadviser or its affiliates.

The Agreement provides that the Capital Portfolio Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, and the performance of its duties under the Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

Value Equity Portfolio Subadvisory Agreement

Value Equity Portfolio's Subadvisory Agreement was approved by the Fund's Board of Directors, including a majority of the directors who are not interested persons of the Fund, the Adviser, or Laketon, on February 24, 1999. On April 29, 1999, the Agreement was approved by an affirmative vote of a majority of outstanding shares of Value Equity Portfolio, with the Company voting Fund shares attributable to policies participating in its registered separate accounts in accordance with instructions received from policy owners, as required by law. Unless terminated earlier, as described below, the Agreement continues in effect from year to year if approved annually by the Board of Directors of the Fund including a majority of the directors who are not parties to the Agreement or interested persons, as defined by the Investment Company Act of 1940, as amended, of any such parties or by a majority of the outstanding shares of Value Equity Portfolio. The Agreement is not assignable, may be terminated at any time without penalty by the Board of Directors of the Fund or by vote of a majority of the outstanding shares of Value Equity Portfolio, or by the Adviser or Value Equity Portfolio Subadviser on 60 days notice to the other party, and terminates automatically in the event of its assignment. The Agreement may be terminated by the Fund for cause at any time.

The services of Value Equity Portfolio's Subadviser to the Value Equity Portfolio are not deemed to be exclusive, and it is free to render services to others. Securities held by Value Equity Portfolio may also be held by separate investment accounts or other mutual funds for which the Value Equity Portfolio Subadviser may act as an adviser or by the Value Equity Portfolio Subadviser or its affiliates.

The Agreement provides that the Value Equity Portfolio Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, and the performance of its duties under the Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

Managed Portfolio Subadvisory Agreement

Managed Portfolio Subadvisory Agreement was approved by the Fund's Board of Directors, including a majority of the directors who are not interested persons of the Fund, the Adviser, or Laketon, on February 24, 1999. On April 29, 1999, the Agreement was approved by an affirmative vote of a majority of outstanding shares of Managed Portfolio, with the Company voting Fund shares attributable to policies participating in its registered separate accounts in accordance with instructions received from policy owners, as required by law. Unless terminated earlier, as described below, the Agreement continues in effect from year to year if approved annually by the Board of Directors of the Fund including a majority of the Directors who are not parties to the Agreement or interested persons, as defined by the Investment Company Act of 1940, as amended, of any such parties or by a majority of the outstanding shares of the Managed Portfolio. The Agreement is not assignable and may be terminated at any time without penalty by the Board of Directors of the Fund or by vote of a majority of the outstanding shares of the Managed Portfolio, or by the Adviser or Managed Portfolio Subadviser on 60 days notice to the other party. The Agreement may be terminated by the Fund for cause at any time.

The services of the Managed Portfolio Subadviser to Managed Portfolio are not deemed to be exclusive, and it is free to render services to others. Securities held by Managed Portfolio may also be held by separate investment accounts or other mutual funds for which the Managed Portfolio Subadviser may act as an adviser or by the Managed Portfolio Subadviser or its affiliates.

The Agreement provides that the Managed Portfolio Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, and the performance of its duties under the Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

International Equity Portfolio Subadvisory Agreement

International Equity Portfolio's Subadvisory Agreement was approved by the Board, including a majority of the directors who are not interested persons of the Fund, the Adviser, or International Equity Portfolio Subadviser, on February 24, 1999. On April 29, 1999, the Agreement was approved by an affirmative vote of a majority of outstanding shares of International Equity Portfolio, with the Company voting Fund shares attributable to policies participating in its registered separate accounts in accordance with instructions received from policy owners, as required by law. Unless terminated earlier, as described below, the Agreement continues in effect from year to year if approved annually by the Board including a majority of the directors who are not parties to the Agreement or interested persons, as defined by the Investment Company Act of 1940, as amended, of any such parties or by a majority of the outstanding shares of International Equity Portfolio. The Agreement is not assignable, may be terminated at any time without penalty by the Board or by vote of a majority of the outstanding shares of International Equity Portfolio, or by the Adviser or the International Equity Portfolio Subadviser on 60 days notice to the other party, and terminates automatically in the event of its assignment. The Agreement may be terminated by the Fund for cause at any time.

The services of the International Equity Portfolio Subadviser to International Equity Portfolio are not deemed to be exclusive, and they are free to render services to others. Securities held by International Equity Portfolio may also be held by separate investment accounts or other mutual funds for which International Equity Portfolio Subadviser may act as an adviser or by the International Equity Portfolio Subadviser or its affiliates.

The Agreement provides that the International Equity Portfolio Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the

Fund, and the performance of its duties under the Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

Securities Activities of the Adviser and Subadvisers

The Company, CLNY, their affiliates and separate accounts may also hold securities held by the Fund, or by other separate accounts or mutual funds for which the Adviser or Subadvisers act as an adviser. Because of different investment objectives or other factors, the Company, the Adviser, or the Subadvisers for one or more of their clients may buy a particular security when one or more other clients are selling the same security. For any of the Fund's Portfolios or for other entities for which the Adviser, Subadvisers, or their affiliates act as an investment adviser, transactions in securities made at or about the same time will be made for the Fund's Portfolios, the Company, and other clients in a manner deemed equitable to all, if feasible. To the extent that transactions on behalf of more than one client of the Adviser or Subadvisers during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

The Adviser or Subadvisers may manage Portfolios other than the Fund's. Although the Adviser or Subadvisers make investment recommendations or determinations for the Fund's Portfolios independently from the investment recommendations and determinations made by it for any other Portfolio, investments deemed appropriate for the Fund's Portfolios may also be deemed appropriate for other Portfolios. This may result in the same security being purchased or sold at or about the same time for both the Fund and such other Portfolios.

On occasions when the Adviser or Subadvisers deem the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies, it may determine that orders for the purchase or sale of the same security for the Fund's Portfolios and one or more other portfolios should be combined, in which event the transactions will be priced and allocated, and expenses will be allocated, in a manner deemed by them to be equitable and in the best interests of the Fund's Portfolios and such other portfolios. While, in some instances, combined orders could adversely impact the price or the volume of a security obtainable for a Portfolio of the Fund, the Fund believes that its participation in such transactions on balance will produce better overall results for the Fund.

Portfolio Transactions And Brokerage

The Adviser or Subadvisers are responsible for placing all orders for the purchase and sale of Portfolio securities of the Fund. The Adviser or Subadvisers have no formula for the distribution of the Fund's brokerage business, their intention being to place orders for the purchase and sale of securities with the primary objective of obtaining the most favorable net results for the Fund. The cost of securities transactions for each Portfolio will consist primarily of brokerage commissions or dealer or underwriter spreads. Bonds and money market instruments are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

In placing orders, consistent with obtaining the most favorable net results, the Adviser or Subadvisers will take into account various factors, including price, dealers spread or commission, if any, size of the transaction and difficulty of execution. While the Adviser or Subadvisers generally seek reasonably competitive spreads or commissions, the Portfolio will not necessarily be paying the lowest spread or commission available.

Although the Adviser or Subadvisers seek to obtain the most favorable net results in effecting transactions for each Portfolio, brokers who provide supplemental investment research to them may receive orders for transactions by the

Fund. Such supplemental research ordinarily consists of assessments and analyses of the business or prospects of a company, industry, or economic sector. If, in the judgment of the Adviser or Subadvisers, the Fund will be benefited by such supplemental research services, they are authorized to pay commissions to brokers furnishing such services which are in excess of commissions which another broker may charge for the same transaction. However, the Adviser or Subadvisers shall only select brokers whose commissions are believed to be reasonable. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser or Subadvisers under the Agreement. The expenses of the Adviser or Subadviser will not necessarily be reduced as a result of the receipt of such supplemental information. In some cases, the Adviser or Subadvisers may use such supplemental research in providing investment advice to other advisory accounts and they will periodically evaluate the statistical data, research and other investment services provided by brokers.

Occasionally, securities may be purchased directly from the issuer. For securities traded primarily in the over-the-counter market, the Adviser or Subadvisers will, where possible, deal directly with dealers who make a market in the securities unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account.

The total aggregate brokerage commissions paid by the Fund were $200,439, $67,604, and $48,793 for the fiscal years ended December 31, 1998, 1997 and 1996 respectively.

Custodian

The Chase Manhattan Bank, N.A., Chase Manhattan Plaza, New York, NY, 10081, acts as custodian of the Fund's assets. The Chase Manhattan Bank, N.A. is authorized to use the facilities of the Depositary Trust Company, the book-entry system of the Federal Reserve Banks, sub-custodians, and other depositories as necessary in domestic and foreign markets.

Accounting Services

The Fund has entered into an accounting services agreement with the Company, whereby it provides certain accounting and record keeping services to the Fund.

                        PURCHASE AND REDEMPTION OF SHARES

The Fund currently offers its shares, without sales charge, only for purchase by the Company, CLNY, and their separate accounts. The Fund may also offer its shares to Canada Life, its affiliates and their separate accounts. It is possible that, subject to obtaining any required regulatory approvals, at some later date the Fund may offer shares to other investors. The Fund continuously offers shares in each of the Portfolios at prices equal to the net asset value of the respective Portfolio. The Fund does not have a principal underwriter.

The Fund will redeem all full and fractional shares of the Fund for cash. No redemption fee is charged, although there may be a contingent deferred sales charge applicable to surrenders or withdrawals under the policies, as described in the Policy Prospectus. The redemption price is the net asset value of the respective Portfolio next determined after the request is deemed to be received. Payment for shares redeemed is generally made within seven days after receipt of a proper notice of redemption. However, the Fund may suspend the right of redemption or postpone the date of payment beyond seven days during any period when:

      (a) trading on the New York Stock Exchange is restricted, as determined by the Securities and Exchange Commission, or such Exchange is closed for other than weekends and holidays;

      (b) an emergency exists, as determined by the Commission, as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund to fairly determine the value of its net assets; or

the Commission by order so permits for the protection of security holders of the Fund.

                        DETERMINATION OF NET ASSET VALUE

The net asset value of each Portfolio's shares is determined once daily as of the close of the New York Stock Exchange (usually 4:00 p.m. Eastern Time) on each day that the Exchange is open for trading. The net asset value of a share is computed by dividing the value of the net assets of the Portfolio by the total number of shares outstanding.

Money Market Portfolio

The net asset value per share of Money Market Portfolio is computed by dividing the total value of the Portfolio's securities and other assets, less liabilities (including dividends payable), by the number of shares outstanding. The value of the assets is determined by valuing the Portfolio securities at amortized cost, under Rule 2a-7 under the Investment Company Act. The amortized-cost method of valuation involves valuing a security at cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument so long as the amortized-cost price per share approximates the net asset value per share.

The purpose of the amortized cost method of valuation is to seek to maintain a constant net asset value per share of $10. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold its portfolio securities. Under the direction of the Board, certain procedures have been adopted to monitor and stabilize the price per share. Calculations are made to compare the value of the portfolio securities, valued at amortized cost, with market values. Market valuations are obtained by using actual quotations provided by market makers, estimates of market value, or values obtained from yield data relating to classes of money market instruments published by reputable sources at the bid prices for those instruments. If a deviation of 1/2 of 1% or more between the Portfolio's $10 per share net asset value and the net asset value calculated by reference to market valuations has occurred, or if there are any other deviations which the Board believes will result in dilution or other unfair results material to shareholders, the Board will consider what action, if any, should be initiated.

The market value of debt securities usually reflects yields generally available on securities of similar quality. When yields decline, the market value of a Portfolio can be expected to increase; when yields increase, the market value of a Portfolio can be expected to decline. In addition, if a Portfolio has net redemptions at a time when interest rates have increased, the portfolio may be forced to sell portfolio securities prior to maturity at a price below its carrying value. Also, because the Portfolio generally is valued at amortized cost rather than market value, any yield quoted may be different from the yield that would result if the entire portfolio were valued at market value, since the amortized cost method does not take market fluctuations into consideration.

Other Portfolios

The net asset value per share of the Portfolios other than Money Market Portfolio is computed by dividing the total value of the Portfolio's securities and other assets, less liabilities, by the number of portfolio shares then outstanding. Securities other than money market instruments maturing in 60 days or less that are traded on a national exchange are valued at the last sale price as of the close of business on the day the securities are being valued, or, lacking any sales, at the last bid price. Securities (other than money market instruments maturing in 60 days or less) traded in the over-the-counter markets are valued at the last bid price or at a value based on a yield equivalent obtained from one or more dealers that make markets in the securities. Securities that are traded both in the over-the-counter market and on a national exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the over-the-counter market. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under procedures approved by the Board. Debt instruments with maturities of 60 days or less are valued using the amortized cost method of valuation.

TAXES

Each Portfolio intends to qualify as a "regulated investment company" under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Under such provisions, a regulated investment company will not be subject to federal income tax on such part of its net investment income and net realized capital gains that it distributes to shareholders. Each Portfolio intends to distribute to shareholders substantially all such net investment income and capital gains.

To qualify for treatment as a regulated investment company, each Portfolio must, among other things: (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, or foreign currencies, and other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. government securities, and other securities limited generally with respect to any one issuer to not more than 5% of the total assets of the Portfolio and not more than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. government securities). Moreover, in order to receive the favorable tax treatment accorded regulated investment companies and their shareholders, a Portfolio must in general distribute to its shareholders at least 90% of its interest, dividends, net short-term capital gain, and certain other income each year.

To ensure that the Fund is not subject to a nondeductible 4% excise tax, each Portfolio intends to distribute at least 98% of ordinary income for any year by the end of that calendar year and at least 98% of capital gain net income for the one year period ending October 31 of such year, unless an election is made to use the company's taxable year, plus certain other amounts. A regulated investment company will be considered to have paid dividends for purposes of these rules if the company pays the dividends by the end of any January and if such dividends were declared in the preceding December and were payable to shareholders of record on a date in December.

Section 817(h) of the Code and regulations of the Code issued by the Treasury Department impose additional diversification requirements upon each Portfolio. These requirements are in addition to the diversification requirements under Subchapter M of the Code and the Investment Company Act of 1940, and affect federal tax treatment at the shareholder level. Since the only shareholders of the Fund are insurance companies and their separate accounts, no discussion is included herein regarding federal income tax consequences to shareholders. Each Portfolio intends to comply with the requirements of Section 817(h). For information concerning the consequences of failure to meet the requirements of
Section 817(h), see the Prospectus for the policy.

Tax related discussions in the Prospectus and the foregoing are general and abbreviated summaries of the applicable provisions of the Code and Treasury Regulations currently in effect, as interpreted by the courts and the Internal Revenue Service. Neither is intended as a complete explanation or as a substitute for consultation with individual tax advisers.

GENERAL INFORMATION

Capital Stock

The Fund was incorporated on February 23, 1989 under Maryland law with four portfolios: Money Market; Managed; Bond; and Value Equity. The Board authorized Capital Portfolio on February 25, 1993 and International Equity Portfolio on February 23, 1995. The authorized stock of the Fund consists of one billion (1,000,000,000) shares of common stock, with a par value of one cent, with a total of 90,000,000 shares of the authorized capital stock currently classified as follows:

                  Portfolio                          Shares
                  ---------                          ------

                  Money Market                       20,000,000

                  Managed                            20,000,000

                  Bond                               10,000,000

                  Value Equity                       10,000,000

                  Capital                            20,000,000

                  International Equity               10,000,000

The Board may change the designation of any Portfolio and may increase or decrease the number of authorized shares of any Portfolio, but it may not decrease the number of shares then outstanding.

Each issued and outstanding share is entitled to participate equally in dividends and distributions declared by the respective Portfolio and, upon liquidation or dissolution, in the net assets of such Portfolio remaining after satisfaction of outstanding liabilities.

All shares of common stock have equal voting rights (regardless of the net asset value per share), except that on matters effecting only one Portfolio only shares of the respective Portfolio are entitled to vote. Fund shares do not have cumulative voting rights. Accordingly, the holders of more than 50% of the Fund's shares voting for the election of directors can elect all of the directors of the Fund if they choose to do so, and in such event the holders of the remaining shares would not be able to elect any directors.

Matters in which the interests of all Portfolios are substantially identical (such as the election of directors or the approval of independent auditors) are voted on by all shareholders without regard to the separate Portfolio. Matters that affect all the Portfolios but where the interests of the Portfolios are not substantially identical (such as approval of the investment advisory agreement) are voted on separately by each Portfolio. Matters affecting only one Portfolio, such as a change in its fundamental policies, are voted on separately by that Portfolio.

Matters requiring separate shareholder voting by a Portfolio shall have been effectively acted upon with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes for approval of the matter, notwithstanding that: 1) the matter has not been approved by a majority of the outstanding voting securities of any other Portfolio; or 2) the matter has not been approved by a majority of the outstanding voting securities of the Fund.

The phrase "a majority of the outstanding voting securities" of a Portfolio (or of the Fund) means the vote of the lesser of: 1) 67% of the shares of a Portfolio (or of the Fund) present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or 2) more than 50% of the outstanding shares of a Portfolio (or the Fund).

As of April 15, 1999, the Company, CLNY and certain separate accounts are the only shareholders of the Fund's Portfolios. The Company, CLNY and certain separate accounts control the Fund and its Portfolios. For purposes of voting on matters submitted to shareholders, any person who controls a mutual fund may be able to significantly influence the outcome of any shareholder vote. Each of the Company and CLNY generally votes the relevant shares at the shareholders' meetings in accord with timely instructions received from beneficial owners of the contracts having values allocated to the applicable separate accounts.

Additional Information

This SAI and the Prospectus do not contain all the information set forth in the registration statement and exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, DC, under the Securities Act of 1933 and the Investment Company Act of 1940, to which reference is hereby made.

Financial Statements

The Fund's statement of assets and liabilities, including the schedules of investments, as of December 31, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for the periods indicated therein, as well as the Report of Independent Auditors, are incorporated by reference in this SAI. Ernst & Young LLP, 600 Peachtree Street, Atlanta, Georgia, 30308, serves as independent auditors for the Fund.

                                   APPENDIX

                     Standard & Poor's Corporation ("S&P")

S&P Commercial Paper Ratings

A-1 - The rating A-1 is the highest rating assigned by S&P to commercial paper which is considered by S&P to have the following characteristics: Liquidity ratios of the issuer are adequate to meet cash requirements. Long-term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned.

A-2 - This designation indicates that capacity for timely payment of debt having an original maturity of no more than 365 days is strong; however, the relative degree of safety is not as high as for issues designated A-1.

S&P Corporate Bond Ratings

An S&P corporate bond rating is a current assessment of the creditworthiness of an obligor, including obligors outside the United States, with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees. Ratings of foreign obligors do not take into account currency exchange and related uncertainties. The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable.

The ratings are based, in varying degrees, on the following considerations:

a. Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

b.  Nature of and provisions of the obligation; and

c. Protection afforded by and relative position of the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

PLUS (+) OR MINUS (-): To provide more detailed indications of credit quality, ratings from AA to A may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Bond ratings are as follows:

AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Although it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB, B, CCC, CC and C - Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation, and C the highest degree of speculation. While such debt likely will have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                 Moody's Investment Service, Inc. ("Moody's")

Moody's Commercial Paper Ratings

P-1 - The rating P-1 is the highest commercial paper rating assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following:
1) evaluation of the management of the issuer; 2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; 3) evaluation of the issuer's products in relation to competition and customer acceptance; 4) liquidity; 5) amount and quality of long-term debt; 6) trend of earnings over a period of ten years; 7) financial strength of a parent company and the relationships which exist with the issuer; and 8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

P-2 - The rating P-2 indicates that, in Moody's opinion, the issuer or supporting institution has a strong ability for repayment of senior short-term debt obligations. Strong ability for repayment will normally be evidenced by many of the characteristics listed under the description of P-1. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more effected by external conditions. Ample alternate liquidity is maintained.

Moody's Corporate Bond Ratings

Moody's ratings are as follows:

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are not likely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. Aa bonds are rated lower than Aaa bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds that are rated Baa are considered as medium grade obligations, that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.


                    Fitch Investors Service, Inc. ("Fitch")

Fitch Corporate Bond Ratings

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-l+".

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified that could assist the obligor in satisfying its debt service requirements.

B - Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflect the obligor's limited margin of safety and the need for reasonable business and economic activity through out the life of the issue.

CCC - Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC - Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C - Bonds are in imminent default in payment of interest or principal.

DDD, DD and D - Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

Plus (+) Minus (-) - Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA", "DDD", "DD", or "D" categories.


                 Duff & Phelps (D&P) Fixed Income Rating Scale

D&P Corporate Bond Ratings

AAA - Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA+, AA, AA- - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A+, A, A- - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB+, BBB, BBB- - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB+, BB, BB- - Below investment grade, but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

B+, B, B- - Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in quality rating within this category or into a higher or lower quality rating grade.

CCC - Well below investment-grade securities. May be in default or have considerable uncertainty as to timely payment of interest, preferred dividends and/or principal. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

Item 22. Financial Statements and Report of Independent Auditors

                   Canada Life of America Series Fund, Inc.
                        Report of Independent Auditors,
                         Audited Financial Statements
                                 and Schedules


                               December 31, 1999



                                   Contents

Report of Independent Auditors............................................  1


Audited Financial Statements


Statements of Assets and Liabilities......................................  2
Statements of Operations..................................................  3
Statement of Changes in Net Assets........................................  4
Notes to Financial Statements............................................. 10


Schedules

Financial Highlights - Money Market Series................................ 15
Financial Highlights - Managed Series..................................... 16
Financial Highlights - Bond Series........................................ 17
Financial Highlights - Value Equity Series................................ 18
Financial Highlights - Capital Series..................................... 19
Financial Highlights - International Equity Series........................ 20
Schedule of Investments - Money Market Series Portfolio................... 21
Schedule of Investments - Managed Series Portfolio........................ 22
Schedule of Investments - Bond Series Portfolio........................... 26
Schedule of Investments - Value Equity Series Portfolio................... 28
Schedule of Investments - Capital Series Portfolio........................ 31
Schedule of Investments - International Equity Series Portfolio........... 35

                  [LETTERHEAD OF ERNST & YOUNG APPEARS HERE]


                        Report of Independent Auditors


Board of Directors and Shareholders
Canada Life of America Series Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of Canada Life of America Series Fund, Inc. (comprising, respectively, the Money Market, Managed, Bond, Value Equity, Capital and International Equity Series) as of December 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective series constituting the Canada Life of America Series Fund, Inc. at December 31, 1999, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.

                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
January 27, 2000

                   Canada Life of America Series Fund, Inc.
                     Statements of Assets and Liabilities

                                                                       December 31, 1999

                                                                    Money                                           Value
                                                                    Market          Managed          Bond           Equity
                                                                    Series          Series          Series          Series
                                                                  -----------------------------------------------------------
Assets
Investments in securities, at market value
   (Identified cost - See accompanying Schedules of
       Investments - Series Portfolios)                           $19,733,789     $11,801,409     $16,964,436     $20,575,250

Cash                                                                  849,866         269,785          15,113           8,014
Receivables:
   Dividends and interest                                              27,819          85,874         218,067          15,771
   Due from brokers for investments sold                                    -               -               -               -
                                                                  -----------------------------------------------------------

Total assets                                                       20,611,474      12,157,068      17,197,616      20,599,035
                                                                  -----------------------------------------------------------

Liabilities
Payables:
   Investment advisory fees [Note 2]                                    9,284           5,045           7,474           8,354
   Other accrued expenses                                               7,123          56,991          51,703          70,785
   Directors' fees and expenses payable                                 6,416           8,343           7,703           9,047
   Dividends declared                                                  91,771       1,521,949         871,700       2,552,539
   Due to brokers for investments purchased                                 -               -               -               -
                                                                  -----------------------------------------------------------

Total liabilities                                                     114,594       1,592,328         938,580       2,640,725
                                                                  -----------------------------------------------------------


Net assets                                                        $20,496,880     $10,564,740     $16,259,036     $17,958,310
                                                                  ===========================================================


Net assets consist of:
Capital shares                                                    $    20,497     $     9,322     $    16,202     $    11,821
Additional paid-in capital                                         20,476,383      10,116,618      17,428,166      15,321,276
Undistributed net investment income (loss)                                  -             114           1,238            (440)
Undistributed net realized gain (loss) on investments                       -             340         (40,406)         (2,185)
Net unrealized appreciation (depreciation) on
   investments and foreign currencies                                       -         438,346      (1,146,164)      2,627,838
                                                                  -----------------------------------------------------------

Total net assets                                                  $20,496,880     $10,564,740     $16,259,036     $17,958,310
                                                                  ===========================================================


Shares authorized ($.01 par value)                                 20,000,000      20,000,000      10,000,000      10,000,000
                                                                  ===========================================================

Shares outstanding                                                  2,049,688         932,258       1,620,220       1,182,141
                                                                  ===========================================================

Net asset value per share                                         $     10.00     $     11.33     $     10.04     $     15.19
                                                                  ===========================================================
                                                                                  International
                                                                   Capital           Equity
                                                                    Series           Series
                                                                -------------------------------
Assets
Investments in securities, at market value
   (Identified cost - See accompanying Schedules of
       Investments - Series Portfolios)                         $12,322,209        $  8,406,784

Cash                                                                397,209             656,946
Receivables:
   Dividends and interest                                             3,652               8,412
   Due from brokers for investments sold                            174,358               2,056
                                                                -------------------------------

Total assets                                                     12,897,428           9,074,198
                                                                -------------------------------

Liabilities
Payables:
   Investment advisory fees [Note 2]                                  4,867               5,709
   Other accrued expenses                                            54,040               3,950
   Directors' fees and expenses payable                               6,817               3,003
   Dividends declared                                             3,519,923           1,382,313
   Due to brokers for investments purchased                         253,159                   -
                                                                -------------------------------

Total liabilities                                                 3,838,806           1,394,975
                                                                -------------------------------


Net assets                                                      $ 9,058,622        $  7,679,223
                                                                ===============================


Net assets consist of:
Capital shares                                                  $     4,930        $      5,121
Additional paid-in capital                                        5,067,939           5,822,854
Undistributed net investment income (loss)                          (80,512)               (281)
Undistributed net realized gain (loss) on investments                32,125             (40,074)
Net unrealized appreciation (depreciation) on
   investments and foreign currencies                             4,034,140           1,891,603
                                                                -------------------------------

Total net assets                                                $ 9,058,622        $  7,679,223
                                                                ===============================


Shares authorized ($.01 par value)                               20,000,000          10,000,000
                                                                ===============================

Shares outstanding                                                  493,051             512,081
                                                                ===============================

Net asset value per share                                       $     18.37        $      15.00
                                                                ===============================

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                           Statements of Operations

                                                                                  Year ended December 31, 1999
                                                                                  ----------------------------
                                                           Money                                   Value               International
                                                           Market       Managed       Bond        Equity       Capital      Equity
                                                           Series       Series       Series       Series       Series       Series
                                                        ----------------------------------------------------------------------------
Investment income:
   Interest                                             $  1,019,978  $  382,467 $  1,033,270  $    13,756 $         -   $    13,442
   Dividends                                                       -      78,296            -      219,202      35,616       124,362
                                                        ----------------------------------------------------------------------------
Total investment income                                    1,019,978     460,763    1,033,270      232,958      35,616       137,804
                                                        ----------------------------------------------------------------------------

Expenses:
   Investment advisory fees [note 2]                         100,755      64,228       89,073       91,099      45,200        56,648
   Directors' fees and expenses                                5,874       4,437        6,184        8,594       3,133         1,778
   Custodian fees and expenses                                20,224      19,626       10,433        8,124       8,523        18,652
   Audit and legal fees                                        7,884       9,293       12,953       15,683       6,562         2,625
   Accounting and administrative services  [note 2]           15,947      13,744       35,719       34,404      14,918         5,268
   Miscellaneous                                                 448       4,283        5,969        6,075       3,024             -
                                                        ----------------------------------------------------------------------------
Total expenses                                               151,132     115,611      160,331      163,979      81,360        84,971
                                                        ----------------------------------------------------------------------------
Net investment income (loss)                                 868,846     345,152      872,939       68,979     (45,744)       52,833
                                                        ----------------------------------------------------------------------------


Realized and unrealized gain (loss) on investments:
   Net realized gain (loss) on investments and
      foreign currencies                                           -   1,177,250      (40,406)   2,483,119   3,566,065     1,326,502
   Net change in unrealized appreciation (depreciation)
      on investments and foreign currencies                        -    (429,605)  (1,514,158)     943,233   1,336,981     1,404,296
                                                        ----------------------------------------------------------------------------
Net gain (loss) on investments                                     -     747,645   (1,554,564)   3,426,352   4,903,046     2,730,798
                                                        ----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting
      from operations                                   $    868,846  $1,092,797 $   (681,625) $ 3,495,331 $ 4,857,302   $ 2,783,631
                                                        ============================================================================

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                              Money Market Series



                                                                              Year ended December 31
                                                                              1999             1998
                                                                         --------------------------------

 Operations:
      Net investment income                                            $    868,846       $      655,619
                                                                       ------------        -------------
      Net increase in net assets resulting from operations                  868,846              655,619

 Dividends to shareholders from:
      Net investment income                                                (868,846)            (655,619)
 Fund share transactions [note 5]:                                        8,186,983            3,160,504
                                                                       ------------        -------------

 Total increase in net assets                                             8,186,983            3,160,504

 Net assets:
      Beginning of year                                                  12,309,897            9,149,393
                                                                       ------------        -------------
      End of year                                                      $ 20,496,880       $   12,309,897
                                                                       ============        =============


See accompanying notes.

                      Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                                Managed Series







                                                                              Year ended December 31
                                                                              1999             1998
                                                                         --------------------------------
 Operations:
      Net investment income                                            $      345,152         $      363,610
      Net realized gain on investments                                      1,177,250              1,028,316
      Net change in unrealized depreciation
           on investments                                                    (429,605)              (635,803)
                                                                         ------------        ---------------
      Net increase in net assets resulting from operations                  1,092,797                756,123

 Dividends to shareholders from:
      Net investment income                                                  (345,038)              (363,610)
      Net realized gain on investments                                     (1,176,910)            (1,028,316)
 Fund share transactions [note 5]:                                         (2,314,663)            (1,333,210)
                                                                         ------------         --------------

 Total decrease in net assets                                              (2,743,814)            (1,969,013)

 Net assets:
      Beginning of year                                                    13,308,554             15,277,567
                                                                         ------------         --------------
      End of year                                                      $   10,564,740         $   13,308,554
                                                                         ============         ==============


See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                                  Bond Series

                                                                             Year ended December 31
                                                                              1999             1998
                                                                         --------------------------------
 Operations:
      Net investment income                                              $        872,939     $     556,038
      Net realized gain (loss) on investments                                     (40,406)          271,448
      Net change in unrealized appreciation (depreciation)
           on investments                                                      (1,514,158)          181,674
                                                                          ---------------      ------------
      Net increase (decrease) in net assets resulting from operations            (681,625)        1,009,160

 Dividends to shareholders from:
      Net investment income                                                      (871,701)         (556,038)
      Net realized gain on investments                                                  -          (271,448)
 Fund share transactions [note 5]:                                              1,106,744         9,458,126
                                                                         ----------------      ------------

 Total increase (decrease) in net assets                                         (446,582)        9,639,800

 Net assets:
      Beginning of year                                                        16,705,618         7,065,818
                                                                         ----------------      ------------
      End of year                                                        $     16,259,036     $  16,705,618
                                                                         ================      ============


See accompanying notes.

                     Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                              Value Equity Series




                                                                              Year ended December 31
                                                                              1999             1998
                                                                         --------------------------------
 Operations:
      Net investment income                                              $        68,979    $       31,138
      Net realized gain on investments                                         2,483,119           743,726
      Net change in unrealized appreciation (depreciation)
           on investments                                                        943,233          (106,535)
                                                                         ---------------    --------------
      Net increase in net assets resulting from operations                     3,495,331           668,329

 Dividends to shareholders from:
      Net investment income                                                      (69,419)          (31,138)
      Net realized gain on investments                                        (2,485,304)         (743,726)
 Fund share transactions [note 5]:                                               188,366         6,789,015
                                                                         ---------------    --------------

 Total increase in net assets                                                  1,128,974         6,682,480

 Net assets:
      Beginning of year                                                       16,829,336        10,146,856
                                                                         ---------------    --------------
      End of year                                                        $    17,958,310    $   16,829,336
                                                                         ===============    ==============



See accompanying notes.

                      Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                                Capital Series





                                                                              Year ended December 31
                                                                              1999             1998
                                                                         --------------------------------
 Operations:
      Net investment loss                                               $        (45,744)  $   (34,768)
      Net realized gain on investments                                         3,566,065       595,585
      Net change in unrealized appreciation
           on investments                                                      1,336,981       968,103
                                                                         ---------------   -----------
      Net increase in net assets resulting from operations                     4,857,302     1,528,920

 Dividends to shareholders from:
      Net investment income                                                            -             -
      Net realized gain on investments                                        (3,533,940)     (595,585)
 Fund share transactions [note 5]:                                              (672,473)      980,340
                                                                         ---------------   -----------

 Total increase in net assets                                                    650,889     1,913,675

 Net assets:
      Beginning of year                                                        8,407,733     6,494,058
                                                                         ---------------   -----------
      End of year                                                       $      9,058,622   $ 8,407,733
                                                                         ===============   ===========


See accompanying notes

                   Canada Life of America Series Fund, Inc.
                      Statement of Changes in Net Assets


                          International Equity Series




                                                                                  Year ended December 31
                                                                                 1999                1998
                                                                         ------------------------------------
 Operations:
      Net investment income                                            $          52,833       $       26,094
      Net realized gain on investments and foreign currencies                  1,326,502              444,889
      Net change in unrealized appreciation
           on investments and foreign currencies                               1,404,296              299,042
                                                                         ---------------       --------------
 Net increase in net assets resulting from operations                          2,783,631              770,025

 Dividends to shareholders from:
      Net investment income                                                      (53,114)             (26,094)
      Net realized gain on investments and foreign currencies                 (1,366,576)            (444,889)
 Fund share transactions [note 5]:                                                56,225            1,188,893
                                                                         ---------------       --------------

 Total increase in net assets                                                  1,420,166            1,487,935

 Net assets:
      Beginning of year                                                        6,259,057            4,771,122
                                                                         ---------------       --------------

      End of year                                                      $       7,679,223       $    6,259,057
                                                                         ===============       ==============

See accompanying notes.

                   Canada Life of America Series Fund, Inc.

                         Notes to Financial Statements

                               December 31, 1999



1.   Organization and Accounting Policies

Canada Life of America Series Fund, Inc. ("the Fund") is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company. The Fund was incorporated on February 23, 1989 and commenced operations on December 4, 1989, with the exception of the Capital Series and International Equity Series which commenced operations on April 23, 1993 and April 24, 1995, respectively. The shares of the Fund are sold only to Canada Life Insurance Company of America and Canada Life Insurance Company of New York to certain of their separate accounts to fund the benefits under variable annuity contracts. The Fund's shares are offered in six different Series - Money Market Series, Managed Series, Bond Series, Value Equity Series, Capital Series and International Equity Series.


Securities Valuation

Securities listed or traded on the New York or American Stock Exchanges are valued at the last sale price on that Exchange, or if there were no sales, at the closing bid price. Securities traded only in the over-the-counter market are valued at the last bid price. Money market instruments with a remaining maturity of 60 days or less held by the Managed, Bond, Value Equity, Capital and International Equity Series and all instruments held by the Money Market Series are valued at amortized cost, which approximates market.


Foreign Currency Translation

The accounting records of the Fund are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in foreign currency are translated into U.S. dollars at the prevailing rates of exchange at end of period. Purchases and sales of investment securities, income and expenses are translated into U.S. dollars at the rate of exchange prevailing on the respective dates of such transactions.

Net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of investments denominated in foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions, and the difference between foreign investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are included with the net realized and unrealized gain or loss on investment securities.


Securities Transactions and Investment Income

Securities transactions are recorded on the trade date (the date the order to buy or sell is executed), and dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Gains and losses on sales of investments are calculated on the identified cost basis for financial reporting and tax purposes. Bond premiums and discounts are amortized for both financial and tax reporting purposes.

Federal Income Taxes

The Fund is a regulated investment company as defined in Subchapter M of the Internal Revenue Code, as amended. It is the policy of the Fund to comply with the requirements of the Code and to distribute all of its taxable income. Therefore, no provision for income taxes has been recorded.


Distribution of Income and Gains

Dividends from net investment income and any net realized capital gains in the Money Market Series are declared daily and paid monthly. Dividends from net investment income and any net realized capital gains in the Managed, Bond, Value Equity, Capital, and International Equity Series are declared and paid annually. Dividends from net investment income and capital gains distributions are recorded on the ex-dividend date. All dividends and distributions are reinvested in additional shares of the respective Series at the net asset value per share.


Expenses

Allocable expenses of the Fund are charged to each Series based on the ratio of the net assets of each Series to the combined net assets of the Fund. Non-allocable expenses are charged to each Series based on specific identification. All expenses are accrued daily.

Canada Life Insurance Company of America has agreed to reimburse the Managed, Bond, Value Equity, Capital and International Equity Series for operating expenses that exceed .40% of the average daily net assets. With respect to the Money Market Series, Canada Life Insurance Company of America has agreed to reimburse operating expenses, exclusive of the advisory fee, that exceed .25% of its average daily net assets. No reimbursement was received in the current year as expenses did not exceed the established reimbursement levels.


Use of Estimates

The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Investment Advisory and Other Transactions with Affiliates

Investment Advisory Fees

CL Capital Management Inc. ("Advisor") receives from the Fund a fee for each of the Series at an annual rate of .50% of the net assets of each series except for the International Equity Series which is at an annual rate of .80% of net assets.

With respect to the Managed Series, the Advisor pays Laketon Investment Management Ltd., 35% owned by Canada Life Assurance Company, formerly "INDAGO Capital Management Inc.", a fee at an annual effective rate of .25% of the equity portion of the Series average net assets.

With respect to the Value Equity Series, the Advisor pays Laketon Investment Management Ltd. a fee at an annual effective rate of .25% of average net assets.

With respect to the Capital Series, the Advisor pays J. & W. Seligman & Co. a fee at an annual effective rate of .25% of average net assets.

With respect to the International Equity Series, the Advisor pays Laketon Investment Management Ltd. a fee at an annual effective rate of .30% of average net assets.


Accounting and Administrative

Under an accounting services agreement, Canada Life Insurance Company of America provides accounting and administrative services to the Fund.


Directors' Fees

Each director, who is not an affiliated person, received a base remuneration of $6,000 and an additional $1,000 for each meeting attended during 1999.


Other

In 1999, the General Account of Canada Life Insurance Company of America withdrew a portion of its initial investment in the Money Market Series, Bond Series, Value Equity Series, Capital Series and International Equity Series in the amount of $300,000 in each fund for a total amount of $1,500,000. These capital share transactions are reflected in shares redeemed.


3.   Dissolution and Liquidation of Fund (Unaudited)

On November 19, 1999, Canada Life Insurance Company of America and Canada Life Insurance Company of New York filed individual applications with the Securities and Exchange Commission seeking orders to approve the replacement of the Funds' portfolios with other investment companies' portfolios. Management of the Fund intends to recommend to the Funds' board of directors that the Fund cease operations, liquidate the assets of the Series and dissolve the Fund. Closing of the Fund is expected to occur during 2000, subject to the approval of the Securities and Exchange Commission.

4.   Investment Transactions

The aggregate cost of purchases and proceeds from sales (excluding short term investments) of investments for all Series, for the year ended December 31, 1999 are presented below:

                                                                 Proceeds
                                               Cost of            from
                                              Securities        Securities
                                              Purchased            Sold
                                              ---------            ----


          Managed Series                     $ 14,273,676      $ 16,196,514
                                             ============      ============


          Bond Series                        $  2,500,561      $  2,398,650
                                             ============      ============


          Value Equity Series                $ 37,015,225      $ 37,517,777
                                             ============      ============


          Capital Series                     $ 17,151,556      $ 19,073,327
                                             ============      ============


          International Equity Series        $ 11,098,856      $ 11,670,727
                                             ============      ============


The information in the following table is presented on the basis of cost for federal income tax purposes as of December 31, 1999.

                                  Identified                                                Net
                                   Cost of            Gross              Gross           Unrealized
                                  Securities         Unrealized        Unrealized       Appreciation
                                    Owned           Appreciation     (Depreciation)    (Depreciation)
                                    -----           ------------     --------------    --------------
Money Market Series              $19,733,789        $        -        $         -       $         -
Managed Series                    11,363,063           943,422           (505,076)          438,346
Bond Series                       18,110,600                 -         (1,146,164)       (1,146,164)
Value Equity Series               17,947,411         3,103,649           (475,810)        2,627,839
Capital Series                     8,288,069         4,156,500           (122,359)        4,034,141
International Equity Series        6,515,182         2,100,014           (208,411)        1,891,603

5.   Capital Share Transactions

Transactions in capital stock were as follows:

                                                           Year ended December 31
                                                           ----------------------
                                              1999            1999               1998            1998
                                             Shares          Amount             Shares          Amount
                                             ------          ------             ------          ------
Money Market Series
  Shares sold                              48,273,166     $ 482,731,661       24,707,682     $247,076,818
  Shares issued in reinvestment
     of dividends                              83,046           830,465           66,033          660,325
                                         ------------     -------------     ------------    -------------
                                           48,356,212       483,562,126       24,773,715      247,737,143
  Shares redeemed                         (47,537,514)     (475,375,143)     (24,457,664)    (244,576,639)
                                         ------------     -------------     ------------    -------------
  Net increase                                818,698     $   8,186,983          316,051    $   3,160,504
                                         ============     =============     ============    =============

Managed Series

  Shares sold                                  67,537     $     812,783          112,168    $   1,426,456
  Shares issued in reinvestment
     of dividends                             117,477         1,391,926          140,924        1,754,044
                                         ------------     -------------     ------------    -------------
                                              185,014         2,204,709          253,092        3,180,500
  Shares redeemed                            (375,982)       (4,519,372)        (357,305)      (4,513,710)
                                         ------------     -------------     ------------    -------------
  Net (decrease)                             (190,968)    $  (2,314,663)        (104,213)   $  (1,333,210)
                                         ============     =============     ============    =============

Bonds Series
  Shares sold                                 862,992     $   9,269,073        1,136,864    $  12,695,548
  Shares issued in reinvestment
     of dividends                              75,267           827,486           38,639          409,020
                                         ------------     -------------     ------------    -------------
                                              938,259        10,096,559        1,175,503       13,104,568
  Shares redeemed                            (837,569)       (8,989,815)        (323,468)      (3,646,442)
                                         ------------     -------------     ------------     ------------
  Net increase                                100,690     $   1,106,744          852,035     $  9,458,126
                                         ============     =============     ============     ============

Value Equity Series
  Shares sold                                 333,620     $   5,005,604          808,855     $ 11,378,457
  Shares issued in reinvestment
     of dividends                              53,750           777,050           83,955        1,234,740
                                         ------------     -------------     ------------     ------------
                                              387,370         5,782,654          892,810       12,613,197
  Shares redeemed                            (369,491)       (5,594,288)        (418,472)      (5,824,182)
                                         ------------     -------------     ------------     ------------
  Net increase                                 17,879     $     188,366          474,338     $  6,789,015
                                         ============     =============     ============     ============

Capital Series
  Shares sold                                 296,331     $   5,213,489          144,582     $  2,149,583
  Shares issued in reinvestment
     of dividends                              38,240           609,603           89,255        1,263,229
                                         ------------     -------------     ------------     ------------
                                              334,571         5,823,092          233,837        3,412,812
  Shares redeemed                            (370,600)       (6,495,565)        (163,601)      (2,432,472)
                                         ------------     -------------     ------------     ------------
  Net increase (decrease)                     (36,029)    $    (672,473)          70,236     $    980,340
                                         ============     =============     ============     ============

International Equity Series
  Shares sold                                 136,610     $   1,902,850        1,788,949     $ 21,110,448
  Shares issued in reinvestment
     of dividends                              40,925           508,358           24,601          286,240
                                         ------------     -------------     ------------     ------------
                                              177,535         2,411,208        1,813,550       21,396,688
  Shares redeemed                            (175,657)       (2,354,983)      (1,713,403)     (20,207,795)
                                         ------------     -------------     ------------     ------------
  Net increase                                  1,878     $      56,225          100,147     $  1,188,893
                                         ============     =============     ============     ============

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights


                              Money Market Series



The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                                   Year ended December 31
                                                           1999             1998           1997          1996              1995
                                                       -----------      -----------     ----------    ----------       ----------
Net asset value, beginning of period                   $     10.00      $     10.00     $    10.00    $    10.00       $    10.00
                                                       -----------      -----------     ----------    ----------       ----------

Income from investment operations:

Net investment income                                         0.43             0.46           0.48          0.45             0.49
                                                       -----------      -----------     ----------    ----------       ----------
Total from investment operations                              0.43             0.46           0.48          0.45             0.49
                                                       -----------      -----------     ----------    ----------       ----------

Less distributions:

Dividends from net investment income                         (0.43)           (0.46)         (0.48)        (0.45)           (0.49)
                                                       -----------      -----------     ----------    ----------       ----------
Total distributions                                          (0.43)           (0.46)         (0.48)        (0.45)           (0.49)
                                                       -----------      -----------     ----------    ----------       ----------

Net asset value, end of period                         $     10.00      $     10.00     $    10.00    $    10.00       $    10.00
                                                       ===========      ===========     ==========    ==========       ==========

Total return                                                  4.44%            4.77%          4.95%         4.58%            4.95%

Ratios to average net assets/supplemental data:

Net assets, end of period                              $20,496,880      $12,309,897     $9,149,393    $7,599,213       $4,608,718

Ratio of expenses to average net assets before
      expense reimbursement                                   0.75%            0.95%          1.16%         1.09%            1.14%

Ratio of expenses to average net assets after
      expense reimbursement                                   0.75%            0.75%          0.75%         0.75%            0.75%

Ratio of net investment income to average net
      assets                                                  4.33%            4.64%          4.78%         4.54%            4.98%

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights


                                Managed Series



The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                                 Year ended December 31
                                                          1999*           1998              1997           1996          1995
                                                      -----------     -----------      -----------     -----------    -----------
Net asset value, beginning of period                  $     11.85     $     12.45      $     11.80     $     12.37    $     12.01
                                                      -----------     -----------      -----------     -----------    -----------

Income from investment operations:

Net investment income                                        0.32            0.29             0.34            0.32           0.40
Net realized and unrealized
      gain on investments                                    0.59            0.23             1.66            0.27           2.38
                                                      -----------     -----------      -----------     -----------    -----------
Total from investment operations                             0.91            0.52             2.00            0.59           2.78
                                                      -----------     -----------      -----------     -----------    -----------

Less distributions:

Dividends from net investment income                        (0.32)          (0.29)           (0.34)          (0.32)         (0.41)
Distributions from net realized gains                       (1.11)          (0.83)           (1.01)          (0.84)         (2.01)
                                                      -----------     -----------      -----------     -----------    -----------
Total distributions                                         (1.43)          (1.12)           (1.35)          (1.16)         (2.42)
                                                      -----------     -----------      -----------     -----------    -----------

Net asset value, end of period                        $     11.33     $     11.85      $     12.45     $     11.80    $     12.37
                                                      ===========     ===========      ===========     ===========    ===========

Total return                                                 9.49%           5.15%           17.61%           5.75%         21.92%

Ratios to average net assets/supplemental data:

Net assets, end of period                             $10,564,740     $13,308,554      $15,277,567     $15,972,639    $17,033,045

Ratio of expenses to average net assets before
      expense reimbursement                                  0.90%           0.96%            0.95%           0.95%          1.03%

Ratio of expenses to average net assets after
      expense reimbursement                                  0.90%           0.90%            0.90%           0.90%          0.90%

Ratio of net investment income to average net
      assets                                                 2.73%           2.35%            2.74%           2.53%          3.06%

Portfolio turnover rate                                    122.01%         167.95%           82.80%         144.67%        145.14%

________________________________________________________________________________

* Effective March 5, 1999, Laketon Investment Management Ltd. merged with INDAGO Capital Management Inc. On April 29, 1999 shareholders approved the subadvisory agreement to provide investment subadvisory services for the equity portion of Managed Portfolio. From that date, Laketon is entitled to advisory fees at the effective annual rate of 0.25% of the average daily net assets of the equity portion of Managed Portoflio.

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights

                                  Bond Series



The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                                     Year ended December 31
                                                       1999               1998             1997             1996            1995
                                                   -----------        -----------       ----------       ----------      ----------
Net asset value, beginning of period               $     10.99        $     10.59       $    10.36       $    10.45      $     9.75
                                                   -----------        -----------       ----------       ----------      ----------
Income from investment operations:

Net investment income                                     0.52               0.55             0.60             0.60            0.65
Net realized and unrealized
  gain on investments                                    (0.95)              0.67             0.23            (0.09)           1.09
                                                   -----------        -----------       ----------       ----------      ----------
Total from investment operations                         (0.43)              1.22             0.83             0.51            1.74
                                                   -----------        -----------       ----------       ----------      ----------
Less distributions:

Dividends from net investment income                     (0.52)             (0.55)           (0.60)           (0.60)          (0.64)
Distributions from net realized gains                        -              (0.27)               -                -           (0.15)
Distributions from paid-in capital                           -                  -                -                -           (0.25)
                                                   -----------        -----------       ----------       ----------      ----------
Total distributions                                      (0.52)             (0.82)           (0.60)           (0.60)          (1.04)
                                                   -----------        -----------       ----------       ----------      ----------

Net asset value, end of period                     $     10.04        $     10.99       $    10.59       $    10.36      $    10.45
                                                   ===========        ===========       ==========       ==========      ==========

Total return                                             -3.85%              9.00%            8.09%            4.66%          16.77%

Ratios to average net assets/supplemental data:

Net assets, end of  period                         $16,259,036        $16,705,618       $7,065,818       $6,712,914      $5,493,594

Ratio of expenses to average net assets before
  expense reimbursement                                   0.90%              0.92%            1.02%            1.08%           1.09%

Ratio of expenses to average net assets after
  expense reimbursement                                   0.90%              0.90%            0.90%            0.90%           0.88%

Ratio of net investment income to average net
  assets                                                  4.96%              5.04%            5.70%            5.73%           6.06%

Portfolio turnover rate                                  15.85%            105.90%          127.63%          284.11%         245.32%

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights

                              Value Equity Series


The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                                          Year ended December 31
                                                                     1999*        1998          1997          1996        1995
                                                                 -----------   -----------   -----------   ----------   ----------
Net asset value, beginning of period                             $     14.45   $     14.71   $     13.00   $    13.51   $    13.46
                                                                 -----------   -----------   -----------   ----------   ----------
Income from investment operations:

Net investment income                                                   0.06          0.03          0.04         0.02         0.12
Net realized and unrealized
  gain on investments                                                   2.80          0.49          3.44         0.80         3.17
                                                                 -----------   -----------   -----------   ----------   ----------
Total from investment operations                                        2.86          0.52          3.48         0.82         3.29
                                                                 -----------   -----------   -----------   ----------   ----------

Less distributions:

Dividends from net investment income                                   (0.06)        (0.03)        (0.04)       (0.02)       (0.12)
Distributions from net realized gains                                  (2.06)        (0.75)        (1.73)       (1.31)       (3.12)
                                                                 -----------   -----------   -----------   ----------   ----------
Total distributions                                                    (2.12)        (0.78)        (1.77)       (1.33)       (3.24)
                                                                 -----------   -----------   -----------   ----------   ----------

Net asset value, end of period                                   $     15.19   $     14.45   $     14.71   $    13.00   $    13.51
                                                                 ===========   ===========   ===========   ==========   ==========

Total return                                                           20.14%         2.81%        26.93%        6.94%       23.66%

Ratios to average net assets/supplemental data:

Net assets, end of period                                        $17,958,310   $16,829,336   $10,146,856   $8,518,192   $8,244,957

Ratio of expenses to average net assets before
  expense reimbursement                                                 0.90%         0.97%         1.01%        0.99%        1.07%

Ratio of expenses to average net assets after
  expense reimbursement                                                 0.90%         0.90%         0.90%        0.90%        0.90%

Ratio of net investment income to average net
  assets                                                                0.38%         0.22%         0.28%        0.17%        0.81%

Portfolio turnover rate                                               208.33%       189.28%        50.97%       46.78%      103.07%

* Effective March 5, 1999, Laketon Investment Management Ltd. merged with INDAGO Capital Management Inc. On April 29, 1999 shareholders approved the subadvisory agreement to provide investment subadvisory services for Value Equity Portfolio. From that date, Laketon is entitled to advisory fees at the effective annual rate of 0.25% of the average daily net assets of the equity portion of Value Equity Portfolio.

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights


                                Capital Series


The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                     Year ended December 31
                                                        1999           1998            1997                1996         1995
                                                      ---------   ---------          ---------         ----------    ---------
 Net asset value, beginning of period                  $15.89        $14.15             $13.96           $13.55        $10.48
                                                      -------     ---------           --------           ------        ------
 Income from investment operations:

 Net investment income (loss)                            0.09)        (0.06)                 -             0.03          0.02
 Net realized and unrealized
   gain on investments                                   9.39          2.87               2.75             1.68          3.56
                                                      -------     ---------           --------           ------        ------
 Total from investment operations                        9.30          2.81               2.75             1.71          3.58
                                                      -------     ---------           --------           ------        ------

 Less distributions:

 Dividends from net investment income                       -             -                  -            (0.03)        (0.01)
 Distributions from net realized gains                  (6.82)        (1.07)             (2.56)           (1.27)        (0.50)
                                                      -------     ---------           --------           ------        ------
 Total distributions                                    (6.82)        (1.07)             (2.56)           (1.30)        (0.51)
                                                      -------     ---------           --------           ------        ------

 Net asset value, end of period                        $18.37        $15.89             $14.15           $13.96        $13.55
                                                      =======     =========           ========           ======        ======

 Total return                                           61.64%        20.23%             21.14%           12.65%        33.99%

 Ratios to average net assets/supplemental data:

 Net assets, end of period                         $9,058,622    $8,407,733         $6,494,058       $6,676,516    $6,366,302

 Ratio of expenses to average net assets                 0.90%         0.99%              0.99%            0.99%         1.09%
    before expense reimbursement

 Ratio of expenses to average net assets after
    expense reimbursement                                0.90%         0.90%              0.90%            0.90%         0.88%

 Ratio of net investment income to average net
    assets                                              -0.51%        -0.43%              0.03%            0.19%         0.11%

 Portfolio turnover rate                               193.23%       123.69%             84.39%           54.11%        33.42%

_________________________________________________________________________


See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                             Financial Highlights


                          International Equity Series


The following financial highlights are computed on the basis of a share outstanding throughout the period.

                                                                                                                 For the Period
                                                                                                                 April 24, 1995
                                                                                                                  (commencement
                                                                                                                  operations) to
                                                                         Year ended December 31                    December 31
                                                    1999*               1998              1997       1996              1995
                                                   ---------            ----------     ---------   ---------       ------------
 Net asset value, beginning of period                $12.27                $11.64        $11.82       $10.09          $10.00
                                                   --------             ---------      --------    ---------        --------

 Income from investment operations:
 Net investment income                                 0.10                  0.06          0.07         0.16            0.10

 Net realized and unrealized gain on investments       5.41                  1.62          0.56         1.83            0.49
                                                   --------             ---------      --------    ---------        --------

 Total from investment operations                      5.51                  1.68          0.63         1.99            0.59
                                                   --------             ---------      --------    ---------        --------

 Less distributions:

 Dividends from net investment income                 (0.10)                (0.06)        (0.07)       (0.16)          (0.10)
 Distributions from net realized gains                (2.68)                (0.99)        (0.74)       (0.10)          (0.40)
                                                   --------             ---------      --------    ---------        --------

 Total distributions                                  (2.78)                (1.05)        (0.81)       (0.26)          (0.50)
                                                   --------             ---------      --------    ---------        --------


 Net asset value, end of period                      $15.00                $12.27        $11.64       $11.82          $10.09
                                                   ========             =========      ========    =========        ========

 Total return                                         45.10%                13.37%         4.32%       19.44%           8.53%**


 Ratios to average net assets/supplemental data:

 Net assets, end of period                       $7,679,223            $6,259,057    $4,771,122   $3,305,190      $2,085,588

 Ratio of expenses to average net assets before
      expense reimbursement                            1.20%                 1.47%         1.32%        1.56%           1.06%

 Ratio of expenses to average net assets after
      expense reimbursement                            1.20%                 1.20%         1.20%        1.20%           1.20%**


 Ratio of net investment income to average net
      assets                                           0.76%                 0.48%         0.57%        1.44%           1.43%**


 Portfolio turnover rate                             164.66%               119.77%        37.73%       56.28%          33.56%

_____________________________________________________________________________
 * Effective March 5, 1999, Laketon Investment Management Ltd. merged with INDAGO Capital Management Inc. On April 29, 1999 shareholders approved the subadvisory agreement to provide investment subadvisory services for International Equity Portfolio. From that date, Laketon is entitled to advisory fees at the effective annual rate of 0.30% of the average daily net assets of the International Equity Portfolio.
 **   1995 amounts annualized from April 24, 1995.

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
            Schedule of Investments - Money Market Series Portfolio

                               December 31, 1999

                                                                          Principal        Market
                                                                           Amount          Value
                                                                        ------------    -----------
U.S. Government & its Agencies - 67.0%
      Federal Farm Credit Banks (5.530% due 01/18/00)                   $  3,000,000  $    2,992,049
      Federal Home Loan Banks (5.450% due 01/24/00)                        1,300,000       1,295,289
      Federal Home Loan Banks (4.800% due 01/18/00)                          500,000         498,866
      Federal Home Loan Mortgage Corporation (5.780% due 02/15/00)         1,200,000       1,191,315
      Federal Home Loan Mortgage Corporation (5.700% due 02/08/00)         2,350,000       2,335,825
      Federal Home Loan Mortgage Corporation (5.700% due 01/27/00)           850,000         846,487
      Federal National Mortgage Association (5.600% due 02/17/00)            200,000         198,530
      Federal National Mortgage Association (5.660% due 02/09/00)          2,100,000       2,087,095
      Federal National Mortgage Association (5.450% due 01/26/00)          1,200,000       1,195,293
      Federal National Mortgage Association (5.700% due 01/14/00)          1,100,000       1,097,722
                                                                                         -----------
                                                                                          13,738,471
                                                                                         -----------
Promissory Note - 5.9%

      Export Development Corporation (5.850% due 01/25/00)                 1,200,000       1,195,318
                                                                                         -----------

Commercial Paper - 23.4%

      Associates Corporation of N.A. (5.833% due 01/18/00)                   800,000         800,000
      Ford Motor Credit Company (5.802% due 01/20/00)                        800,000         800,000
      General Electric Capital Corporation (5.866% due 02/02/00)             800,000         800,000
      IBM Credit Corporation (5.969% due 02/08/00)                           800,000         800,000
      John Deere Capital Corporation (5.705% due 01/25/00)                   800,000         800,000
      Norwest Financial Inc. (5.815% due 02/02/00)                           800,000         800,000
                                                                                         -----------
                                                                                           4,800,000
                                                                                         -----------

Total Securities (identified cost - $19,733,789)                                          19,733,789

Other net assets - 3.7%                                                                      763,091
                                                                                          ----------
Total net assets                                                                        $ 20,496,880
                                                                                          ==========


                   Canada Life of America Series Fund, Inc.
              Schedule of Investments - Managed Series Portfolio

                               December 31, 1999

                                                                                Principal              Market
                                                                                  Amount                Value
                                                                             ---------------------------------
SHORT TERM NOTES - 6.6%

      Canadian Wheat Board ( 5.870% due 02/01/00 )                           $     50,000        $      49,743
      Export Development Corporation ( 5.550% due 02/07/00 )                      150,000              149,139
      Export Development Corporation ( 5.830% due 01/18/00 )                       50,000               49,856
      Federal Home Loan Mortgage Corporation ( 5.530% due 01/27/00 )              200,000              199,190
      Federal Home Loan Mortgage Corporation ( 5.580% due 01/25/00 )              200,000              199,253
      Province Of Ontario ( 5.830% due 01/12/00 )                                  50,000               49,910
                                                                                                 -------------
Total Short Term Notes                                                                                 697,091
                                                                                                 -------------

BONDS - 47.6%

U.S. Government & its Agencies - 32.3%

      U.S. Treasury Bonds ( 5.500% due 08/15/28 )                                 1,125,000            960,469
      U.S. Treasury Bonds ( 5.250% due 08/15/03 )                                   700,000            674,844
      Federal Home Loan Banks ( 6.810% due 08/20/07 )                                50,000             47,905
      Federal Home Loan Mortgage Corporation ( 7.500% due 02/01/28 )                 48,983             48,591
      Federal Home Loan Mortgage Corporation ( 6.500% due 12/01/27 )                341,408            322,118
      Federal Home Loan Mortgage Corporation ( 6.500% due 02/01/18 )                 79,736             76,179
      Federal Home Loan Mortgage Corporation ( 7.500% due 12/01/16 )                 50,673             50,691
      Federal Home Loan Mortgage Corporation ( 7.585% due 09/19/06 )                150,000            149,012
      Federal National Mortgage Association ( 6.500% due 01/01/28 )                 225,865            212,963
      Federal National Mortgage Association ( 6.500% due 03/01/18 )                  83,391             79,856
      Federal National Mortgage Association ( 6.500% due 02/01/18 )                  79,275             75,914
      Federal National Mortgage Association ( 7.000% due 02/25/13 )                  48,000             46,267
      Federal National Mortgage Association ( 7.070% due 10/24/06 )                 100,000             98,000
      Government National Mortgage Association ( 7.000% due 09/15/27)                78,744             76,119
      Government National Mortgage Association ( 7.000% due 10/15/25)               286,986            277,420
      Government National Mortgage Association ( 8.000% due 06/15/24 )               56,643             57,268
      Government National Mortgage Association ( 8.000% due 05/15/24 )               92,050             93,067
      Government National Mortgage Association ( 8.000% due 05/15/24 )               67,400             68,144
                                                                                                 -------------
                                                                                                     3,414,827
                                                                                                 -------------

Corporate - 15.3%

      American General Finance Corporation ( 5.750% due 11/01/03 )                  250,000            237,353
      Coca-Cola Enterprises Inc. ( 6.950% due 11/15/26 )                            150,000            136,397
      Comdisco Inc. ( 6.130% due 08/01/01 )                                         250,000            244,004
      GTE North Inc. ( 6.375% due 02/15/10 )                                        250,000            231,834
      Johnson & Johnson Inc. ( 8.720% due 11/01/24 )                                225,000            242,289
      Lafarge Corporation ( 6.375% due 07/15/05 )                                   250,000            236,410
      Pacific Bell ( 6.125% due 02/15/08 )                                          150,000            138,681
      Virginia Electric & Power ( 7.625% due 07/01/07 )                             150,000            150,236
                                                                                                 -------------
                                                                                                     1,617,204
                                                                                                 -------------

Total Bonds                                                                                          5,032,031
                                                                                                 -------------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Managed Series Portfolio (Continued)

                               December 31, 1999

                                                                                     Market
                                                                      Shares          Value
                                                                    -----------------------
COMMON STOCKS  - 57.5%

Aerospace & Defence - 1.0%
Aerospace & Defence - 1.0%
      Honeywell International Inc.                                     1,890     $  109,029
                                                                                 ----------
Broadcasting & Publishing - 0.9%
Advertising - 0.9%
      Omnicom Group Inc.                                                 940         94,000
                                                                                 ----------

Energy  - 3.9%
Oil & Gas - 3.9%
      Atlantic Richfield Company                                       1,100         95,150
      Exxon Mobil Corporation                                          1,730        139,373
      Royal Dutch Petroleum Company - sponsored ADR                    2,900        175,269
                                                                                 ----------
                                                                                    409,792
                                                                                 ----------

Finance - 9.5%
Banks - 3.4%
      Bank Of America Corporation                                      2,690        135,004
      Chase Manhattan Corporation                                      1,620        125,854
      Firstar Corporation                                              4,720         99,710
                                                                                 ----------
                                                                                    360,568
                                                                                 ----------

Credit & Other Finance - 3.1%
      Citigroup Inc.                                                   3,440        191,135
      MBNA Corporation                                                 4,970        135,433
                                                                                 ----------
                                                                                    326,568
                                                                                 ----------

Investment Service - 3.0%
      Merrill Lynch & Company Inc.                                     1,120         93,520
      Morgan Stanley Dean Witter & Company                               960        137,040
      J.P. Morgan & Company Inc.                                         650         82,306
                                                                                 ----------
                                                                                    312,866
                                                                                 ----------

           Total Finance                                                          1,000,002
                                                                                 ----------
Health - 2.3%
Drugs & Pharmaceuticals - 2.3%
      Pfizer Inc.                                                      4,220        136,886
      Schering-Plough Corporation                                      2,470        104,203
                                                                                 ----------
                                                                                    241,089
                                                                                 ----------


See accompanying notes.

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Managed Series Portfolio (Continued)

                               December 31, 1999

                                                                   Market
                                                       Shares       Value
                                                      ---------------------

Manufacturing - 10.9%
Auto Cars - 1.0%
      Ford Motor Company.                              1,890     $  100,997
                                                                 ----------

Chemicals & Plastics - 1.1%
      Dow Chemical Company                               850        113,581
                                                                 ----------

Cosmetics & Toiletries - 0.9%
      Kimberly-Clark Corporation                       1,410         92,002
                                                                 ----------

Electronic Products - 2.2%
      Applied Materials Inc.                           1,050        133,022
      LSI logic Corporation                            1,510        101,925
                                                                 ----------
                                                                    234,947
                                                                 ----------

Miscellenous - 3.8%
      Anheuser-Busch Companies Inc.                    1,410         99,933
      Guidant Corporation                              1,880         88,360
      Minnesota Mining & Manufacturing Company         1,040        101,790
      Tyco International Ltd.                          2,820        109,628
                                                                 ----------
                                                                    399,711
                                                                 ----------

Paper & Related Products - 1.9%
      Georgia Pacific Corporation                      2,180        110,635
      Weyerhaeuser Company                             1,310         94,074
                                                                 ----------
                                                                    204,709
                                                                 ----------

           Total Manufacturing                                    1,145,947
                                                                 ----------

Media & Leisure - 3.6%
Entertainment - 3.6%
      Carnival Corporation                             2,270        108,534
      Time Warner Inc.                                 1,910        138,356
      Viacom Inc.                                      2,200        132,963
                                                                 ----------
                                                                    379,853
                                                                 ----------

Pipelines - 1.1%
      Enron Corporation                                2,650        117,594
                                                                 ----------

Retail & Wholesale - 4.7%
Apparel Stores - 1.0%
      The Gap Inc.                                     2,260        103,960
                                                                 ----------

General Merchandising - 2.9%
      Bestfoods                                        1,690         88,830
      Home Depot Inc.                                  2,460        168,664
      Sysco Corporation                                1,200         47,475
                                                                 ----------
                                                                    304,969
                                                                 ----------

Retail & Wholesale, Miscellaneous - 0.8%
      CVS Corporation                                  2,130         85,066
                                                                 ----------

           Total Retail & Wholesale                                 493,995
                                                                 ----------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Managed Series Portfolio (Continued)

                               December 31, 1999


                                                                      Market
                                                         Shares        Value
                                                        ----------------------
Services - 5.9%
Internet - 1.4%
      America Online Inc.                                 2,130   $    160,682
                                                                  ------------

Networking - 2.2%
      Cisco Systems Inc.                                  2,140        229,248
                                                                  ------------

Telecommunication - 2.3%
      Nextel Communications Inc.                          1,140        117,563
      Voicestream Wireless Corporation                      850        120,966
                                                                  ------------
                                                                       238,529
                                                                  ------------

           Total Services                                              628,459
                                                                  ------------

Technology - 13.7%
Communication Equipment - 5.3%
      AT&T Corporation                                    2,790        141,593
      Comcast Corporation                                 2,090        105,675
      Motorola Inc.                                       1,060        156,085
      MCI Worldcom Inc.                                   3,033        160,939
                                                                  ------------
                                                                       564,292
                                                                  ------------

Computer Services & Software - 5.6%
      Ariba Inc.                                            200         35,475
      Microsoft Corporation                               3,450        402,788
      Sun Microsystem Inc.                                1,920        148,680
                                                                  ------------
                                                                       586,943
                                                                  ------------

Electronic Products - 2.8%
      Broadcom Corporation                                  200         54,475
      Solectron Corporation                               1,230        117,004
      Texas Instruments Inc.                              1,340        129,813
                                                                  ------------
                                                                       301,292
                                                                  ------------

           Total Technology                                          1,452,527
                                                                  ------------

Total Common Stocks                                                  6,072,287
                                                                  ------------

Total Securities ( identified cost - $11,363,063 )                  11,801,409

Other net liabilities - (11.7)%                                     (1,236,669)
                                                                  ------------

Total net assets                                                  $ 10,564,740
                                                                  ============

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
                Schedule of Investments - Bond Series Portfolio

                               December 31, 1999

                                                                                         Principal        Market
                                                                                           Amount          Value
                                                                                       ---------------------------
SHORT TERM NOTES - 18.0%

      Canadian Treasury ( 5.520% due 01/24/00 )                                         $     50,000   $     49,823
      Canadian Treasury ( 5.300% due 01/19/00 )                                              100,000         99,731
      Canadian Wheat Board ( 5.870% due 02/01/00 )                                           200,000        198,974
      Export Development Corporation ( 5.700% due 02/07/00 )                                 200,000        198,823
      Export Development Corporation ( 5.500% due 02/01/00 )                                  50,000         49,761
      Export Development Corporation ( 5.850% due 01/25/00 )                                  50,000         49,804
      Export Development Corporation ( 5.830% due 01/18/00 )                                 100,000         99,713
      Federal Farm Credit Banks ( 5.530% due 01/27/00 )                                      750,000        746,970
      Federal National Mortgage Association ( 5.600% due 02/17/00 )                          800,000        794,120
      Federal National Mortgage Association ( 5.450% due 01/25/00 )                          650,000        647,538

                                                                                                       ------------
Total Short Term Notes                                                                                    2,935,257
                                                                                                       ------------

BONDS - 86.3%

U.S. Government & its Agencies - 64.9%

      United States of America ( 5.500% due 08/15/28 )                                       950,000        811,063
      United States of America ( 6.000% due 02/15/26 )                                     1,400,000      1,281,000
      United States of America ( 6.125% due 08/15/07 )                                     2,440,000      2,379,000
      United States of America ( 6.500% due 05/15/05 )                                     2,400,000      2,401,500
      United States of America ( 5.875% due 02/15/04 )                                       500,000        491,875
      Federal Home Loan Banks ( 6.810% due 08/20/07 )                                         50,000         47,905
      Federal Home Loan Mortgage Corporation ( 7.500% due 02/01/28 )                          48,983         48,591
      Federal Home Loan Mortgage Corporation ( 6.500% due 12/01/27 )                         341,408        322,118
      Federal Home Loan Mortgage Corporation ( 6.500% due 02/01/18 )                          79,736         76,179
      Federal Home Loan Mortgage Corporation ( 7.500% due 12/01/16 )                          58,460         58,481
      Federal Home Loan Mortgage Corporation ( 7.585% due 09/19/06 )                         150,000        149,012
      Federal National Mortgage Association ( 6.500% due 01/01/28 )                          225,865        212,963
      Federal National Mortgage Association ( 6.500% due 03/01/18 )                           83,392         79,856
      Federal National Mortgage Association ( 6.500% due 02/01/18 )                           79,275         75,914
      Federal National Mortgage Association ( 7.000% due 02/25/13 )                           48,000         46,267
      Federal National Mortgage Association ( 7.070% due 10/24/06 )                          100,000         98,000
      Federal National Mortgage Association ( 5.750% due 06/15/05 )                          749,000        711,850
      Federal National Mortgage Association ( 5.750% due 04/15/03 )                          807,000        784,095
      Government National Mortgage Association ( 7.000% due 09/15/27 )                        78,744         76,119
      Government National Mortgage Association ( 7.000% due 10/15/25 )                       179,366        173,387
      Government National Mortgage Association ( 8.000% due 06/15/24 )                        56,643         57,268
      Government National Mortgage Association ( 8.000% due 05/15/24 )                        92,050         93,067
      Government National Mortgage Association ( 8.000% due 05/15/24 )                        67,400         68,144

                                                                                                       ------------
                                                                                                         10,543,654
                                                                                                       ------------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
          Schedule of Investments - Bond Series Portfolio (Continued)

                               December 31, 1999


                                                                    Principal        Market
                                                                      Amount          Value
                                                                    ---------------------------
Corporate - 21.4%

      American General Finance Corporation ( 5.750% due 11/01/03    $   250,000   $    237,353
      CIT Group Inc. ( 5.500% due 02/15/04 )                            250,000        234,270
      Coca-Cola Enterprises Inc. ( 6.950% due 11/15/26 )                150,000        136,397
      Comdisco Inc. ( 6.130% due 08/01/01 )                             250,000        244,004
      Comed Transitional Funding Trust ( 5.440% due 03/25/07 )          250,000        235,441
      Corning Inc. ( 6.850% due 03/01/29 )                              250,000        221,789
      GE Capital Mortgage Services Inc. ( 6.500% due 04/25/08 )          59,319         57,910
      GTE North Inc. ( 6.375% due 02/15/10 )                            250,000        231,834
      Johnson & Johnson Inc. ( 8.720% due 11/01/24 )                    225,000        242,289
      Lafarge Corporation ( 6.375% due 07/15/05 )                       250,000        236,410
      Pacific Bell ( 6.125% due 02/15/08 )                              150,000        138,681
      Puget Sound Energy Inc. ( 7.000% due 03/09/29 )                   250,000        218,926
      Ralston Purina Company ( 7.875% due 06/15/25 )                    250,000        243,471
      Service Corporation International ( 6.000% due 12/15/05 )         250,000        186,014
      Universal Foods Corporation ( 6.500% due 04/01/09 )               250,000        227,083
      Virginia Electric & Power Company ( 7.625% due 07/01/07 )         150,000        150,236
      Walt Disney Company ( 4.200% due 03/15/01 )                       250,000        243,417

                                                                                  ------------
                                                                                     3,485,525
                                                                                  ------------

Total Bonds                                                                         14,029,179
                                                                                  ------------

Total Securities ( identified cost - $18,110,600 )                                  16,964,436

Other net liabilities - (4.3)%                                                        (705,400)
                                                                                  ------------

Total net assets                                                                  $ 16,259,036
                                                                                  ============

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
            Schedule of Investments - Value Equity Series Portfolio

                               December 31, 1999


                                                                                    Market
                                                                      Shares        Value
                                                                 -------------------------
COMMON STOCKS  - 114.6%

Aerospace & Defence - 2.1%
Aerospace & Defence - 2.1%
     Honeywell International Inc.                                     6,500     $   374,969
                                                                                -----------

Broadcasting & Publishing - 1.7%
Advertising - 1.7%
     Omnicom Group Inc.                                               3,200         320,000
                                                                                -----------

Energy  - 7.3%
Oil & Gas - 7.3%
     Atlantic Richfield Company                                       3,700         320,050
     Exxon Mobil Corporation                                          5,900         475,319
     Royal Dutch Petroleum Company - sponsored ADR                    8,600         519,763
                                                                                -----------
                                                                                  1,315,132
                                                                                -----------

Finance - 18.9%
Banks - 6.9%
     Bank Of America Corporation                                      9,120         457,710
     Chase Manhattan Corporation                                      5,400         419,513
     Firstar Corporation                                             17,100         361,238
                                                                                -----------
                                                                                  1,238,461
                                                                                -----------

Credit & Other Finance - 6.0%
     Citigroup Inc.                                                  11,400         633,413
     MBNA Corporation                                                16,200         441,450
                                                                                -----------
                                                                                  1,074,863
                                                                                -----------

Investment Service - 6.0%
     Merrill Lynch & Company Inc.                                     4,000         334,000
     Morgan Stanley Dean Witter & Company                             3,200         456,800
     J.P. Morgan & Company Inc.                                       2,300         291,237
                                                                                -----------
                                                                                  1,082,037
                                                                                -----------

          Total Finance                                                           3,395,361
                                                                                -----------

Health - 4.6%
Drugs & Pharmaceuticals - 4.6%
     Pfizer Inc.                                                     14,300         463,856
     Schering-Plough Corporation                                      8,700         367,031
                                                                                -----------
                                                                                    830,887
                                                                                -----------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
      Schedule of Investments - Value Equity Series Portfolio (Continued)

                               December 31, 1999


                                                                                  Market
                                                                     Shares       Value
                                                                   ------------------------
Manufacturing - 22.4%
Auto Cars - 2.3%
     Ford Motor Company                                                7,800    $   416,813
                                                                                -----------

Chemicals & Plastics - 2.1%
     Dow Chemical Company                                              2,800        374,150
                                                                                -----------

Cosmetics & Toiletries - 1.9%
     Kimberly-Clark Corporation                                        5,200        339,300
                                                                                -----------

Electronic Products- 4.4%
     Applied Materials Inc.                                            3,500        443,406
     LSI logic Corporation                                             5,200        351,000
                                                                                -----------
                                                                                    794,406
                                                                                -----------

Miscellenous - 7.6%
     Anheuser-Busch Companies Inc.                                     4,700        333,112
     Guidant Corporation                                               6,600        310,200
     Minnesota Mining & Manufacturing Company                          3,700        362,138
     Tyco International Ltd.                                           9,300        361,538
                                                                                -----------
                                                                                  1,366,988
                                                                                -----------

Paper & Related Products - 4.1%
     Georgia Pacific Corporation                                       7,600        385,700
     Weyerhaeuser Company                                              4,800        344,700
                                                                                -----------
                                                                                    730,400
                                                                                -----------
          Total Manufacturing                                                     4,022,057
                                                                                -----------

Media & Leisure - 7.0%
Entertainment - 7.0%
     Carnival Corporation                                              7,000        334,687
     Time Warner Inc.                                                  6,700        485,331
     Viacom Inc.                                                       7,100        429,106
                                                                                -----------
                                                                                  1,249,124
                                                                                -----------

Pipelines - 2.3%
     Enron Corporation                                                 9,200        408,250
                                                                                -----------

Retail & Wholesale - 9.5%
Apparel Stores - 2.1%

     The Gap Inc.                                                      8,200        377,200
                                                                                -----------

General Merchandising - 5.7%
     Bestfoods                                                         5,800        304,863
     Home Depot Inc.                                                   8,250        565,641
     Sysco Corporation                                                 3,700        146,381
                                                                                -----------
                                                                                  1,016,885
                                                                                -----------

Retail & Wholesale, Miscellaneous - 1.7%
     CVS Corporation                                                   7,800        311,512
                                                                                -----------
          Total Retail & Wholesale                                                1,705,597
                                                                                -----------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
      Schedule of Investments - Value Equity Series Portfolio (Continued)

                               December 31, 1999

                                                                                   Market
                                                                   Shares          Value
                                                                   ------------------------
Services - 12.1%
Internet - 3.1%
     America Online Inc.                                               7,300        550,694
                                                                                -----------

Networking - 4.4%
     Cisco Systems Inc.                                                7,400        792,725
                                                                                -----------

Telecommunications - 4.6%
     Nextel Communications Inc.                                        3,700        381,563
     Voicestream Wireless Corporation                                  3,100        441,169
                                                                                -----------
                                                                                    822,732
                                                                                -----------

          Total Services                                                          2,166,151
                                                                                -----------

Technology - 26.7%
Communication Equipment - 10.5%
     AT&T Corporation                                                  9,200        466,900
     Comcast Corporation                                               7,200        364,050
     Motorola Inc.                                                     3,400        500,650
     MCI Worldcom Inc.                                                10,267        544,792
                                                                                -----------
                                                                                  1,876,392
                                                                                -----------

Computer Services & Software - 10.9%
     Ariba Inc.                                                          800        141,900
     Microsoft Corporation                                            11,300      1,319,275
     Sun Microsystem Inc.                                              6,500        503,343
                                                                                -----------
                                                                                  1,964,518
                                                                                -----------


Electronic Products - 5.3%
     Broadcom Corporation                                                500        136,187
     Solectron Corporation                                             4,000        380,500
     Texas Instruments Inc.                                            4,440        430,125
                                                                                -----------
                                                                                    946,812
                                                                                -----------

          Total Technology                                                        4,787,722
                                                                                -----------

Total Common Stocks                                                              20,575,250
                                                                                -----------


Total Securities ( identified cost - $17,947,411 )                               20,575,250
                                                                                -----------

Other net liabilities - (14.6)%                                                  (2,616,940)
                                                                                -----------

Total net assets                                                                $17,958,310
                                                                                ===========

                   Canada Life of America Series Fund, Inc.
              Schedule of Investments - Capital Series Portfolio

                               December 31, 1999

                                                                                Market
                                                                  Shares        Value
                                                              --------------------------
COMMON STOCKS - 136.0%

Energy - 6.4%
Electricity - 4.8%
      AES Corporation                                                 5,800   $  433,550
                                                                              ----------
Oil & Gas - 1.6%
      EOG Resources Inc.                                              8,350      146,647
                                                                              ----------

           Total Energy                                                          580,197
                                                                              ----------
Finance - 7.3%
Credit & Other Finance - 2.2%
      Capital One Financial Corporation                               2,100      101,193
      Southtrust Corporation                                          2,550       96,421
                                                                              ----------
                                                                                 197,614
                                                                              ----------
Insurance - 3.8%
      ACE Ltd.                                                        7,000      116,813
      Aflac Inc.                                                      4,900      231,219
                                                                              ----------
                                                                                 348,032
                                                                              ----------
Investments - 1.3%
      Allied Capital Corporation                                      6,200      113,538
                                                                              ----------

           Total Finance                                                         659,184
                                                                              ----------

Health -  10.9%
Drugs & Pharmaceuticals - 8.8%
      Alza Corporation                                                3,800      131,575
      Biogen Inc.                                                     1,800      152,100
      Elan Corporation PLC - sponsored ADR                            6,900      203,550
      Forest Laboratories Inc.                                        3,000      184,313
      Watson Pharmaceuticals Inc.                                     3,500      125,344
                                                                              ----------
                                                                                 796,882
                                                                              ----------
Medical Instruments - 2.1%
      Biomet Inc.                                                     1,800       72,000
      Guidant Corporation                                             2,500      117,500
                                                                              ----------
                                                                                 189,500
                                                                              ----------

      Total Health                                                               986,382
                                                                              ----------
Manufacturing - 31.2%
Chemicals & Plastics - 1.4%
      Praxair Inc.                                                    2,600      130,813
                                                                              ----------
Electric Products - 3.9%
      American Power Conversion Co.                                   7,500      197,813
      Molex Inc.                                                      2,700      153,056
                                                                              ----------
                                                                                 350,869
                                                                              ----------

See accompanying notes

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Capital Series Portfolio (Continued)

                               December 31, 1999

                                                                               Market
                                                                  Shares       Value
                                                              --------------------------
Electronic Products - 12.6%
      Applied Micro Circuits Corporation                                500  $    63,625
      Ciena Corporation                                               4,200      241,500
      Corning Inc.                                                    2,000      257,875
      Gentex Corporation                                              7,700      213,675
      Symbol Technologies Inc.                                        5,750      365,484
                                                                              ----------
                                                                               1,142,159
                                                                              ----------
Miscellaneous - 5.3%
      Avery Dennison Corporation                                      3,400      247,775
      Danaher Corporation                                             1,550       74,787
      PE Corp-PE Biosystems Group                                     1,300      156,406
                                                                              ----------
                                                                                 478,968
                                                                              ----------

Networking Products - 1.7%
      Foundry Networks Inc.                                             500      150,844
                                                                              ----------

Telecommunications Equipment - 2.3%
      Vitesse Semiconductor Corporation                               3,900      204,506
                                                                              ----------

Retail & Wholesale, Miscellaneous - 1.5%
      Newell Rubbermaid Inc.                                          4,800      139,200
                                                                              ----------

Steel - 2.5%
      Nucor Corporation                                               4,150      227,472
                                                                              ----------

           Total Manufacturing                                                 2,824,831
                                                                              ----------
Media & Leisure - 6.3%
Entertainment - 2.2%
      Royal Caribbean Cruises Ltd.                                    3,950      194,784
                                                                              ----------
Leisure Durables & Toys - 2.0%
      Harley Davidson Inc.                                            2,900      185,781
                                                                              ----------
Publishing - 2.1%
      Reader's Digest Assn.                                           6,600      193,050
                                                                              ----------

           Total Media & Leisure                                                 573,615
                                                                              ----------
Non-durables - 1.3%
Household Products - 1.3%
      Clorox Company                                                  2,400      120,900
                                                                              ----------
Retail & Wholesale - 9.8%
Apparel Stores - 2.9%
      The Limited Inc.                                                6,100      264,206
                                                                              ----------
Building Products - 1.6%
      Fastenal Company                                                3,200      143,800
                                                                              ----------
General Merchandising - 1.2%
      BJ's Wholesale Club Inc.                                        3,100      113,150
                                                                              ----------

See accompanying notes

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Capital Series Portfolio (Continued)

                               December 31, 1999

                                                                                Market
                                                                  Shares        Value
                                                              --------------------------
Retail -  Consumer Electronics - 3.0%
      Circuit City Stores Inc.                                        6,000   $  270,375
                                                                              ----------
Retail & Wholesale, Miscellaneous - 1.1%
      Williams-Sonoma Inc.                                            2,100       96,600
                                                                              ----------

           Total Retail & Wholesale                                              888,131
                                                                              ----------

Services - 26.2%
Advertising - 2.4%
      Interpublic Group of Companies Inc.                             1,300       74,993
      Young & Rubicam Inc.                                            2,000      141,500
                                                                              ----------
                                                                                 216,493
                                                                              ----------

Commercial - 5.6%
      Cintas Corporation                                              4,100      217,813
      Concord EFS Inc.                                                7,600      195,700
      Quintiles Transnational Corporation                             4,900       91,568
                                                                              ----------
                                                                                 505,081
                                                                              ----------

Data Processing - 1.1%
      CSG Systems International Inc.                                  2,700      107,663
                                                                              ----------

Engineering & Construction - 2.4%
      Fluor Corporation                                               4,700      215,613
                                                                              ----------

Internet - 9.2%
      Commerce One Inc.                                                 500       98,250
      Doubleclick Inc.                                                  700      177,144
      NBC Internet Inc.                                               2,300      177,675
      Verisign Inc.                                                     800      152,750
      Vignette Corporation                                            1,400      228,200
                                                                              ----------
                                                                                 834,019
                                                                              ----------
Networking - 3.2%
      Finisar Corporation                                             1,600      143,800
      Network Appliance Inc.                                            600       49,837
      PMC-Sierra Inc.                                                   600       96,187
                                                                              ----------
                                                                                 289,824
                                                                              ----------
Oil - Field Services - 2.3%
      Weatherford International Inc.                                  5,200      207,675
                                                                              ----------

           Total Services                                                      2,376,368
                                                                              ----------

See accompanying notes

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - Capital Series Portfolio (Continued)

                               December 31, 1999


                                                                                Market
                                                                  Shares         Value
                                                            -----------------------------
Technology - 36.6%
Communications Equipment  - 4.4%
      Ariba Inc.                                                   800       $    141,900
      JDS Uniphase Corp.                                         1,600            258,100
                                                                             ------------
                                                                                  400,000
                                                                             ------------

Computer & Office Equipment  - 2.2%
      Fiserv Inc.                                                2,100             80,456
      Gateway Inc.                                               1,600            115,300
                                                                             ------------
                                                                                  195,756
                                                                             ------------

Computer Services & Software  - 25.4%
      BMC Software Inc.                                          2,500            199,844
      Cadence Design Systems Inc.                               14,500            348,000
      Compuware Corporation                                      6,200            230,950
      I2 Technologies Inc.                                         600            117,000
      ISS Group Inc.                                             5,900            419,638
      Rational Software Corp.                                    3,600            176,850
      Siebel Systems Inc.                                        3,200            268,800
      Software.Com Inc.                                          1,500            144,000
      Veritas Software Company                                   1,400            200,375
      Xilinx Inc.                                                4,300            195,516
                                                                             ------------
                                                                                2,300,973
                                                                             ------------
Electronics - 3.4%
      Broadcom Corporation                                         900            245,138
      Maxim Integrated Products Inc.                             1,400             66,062
                                                                             ------------
                                                                                  311,200
                                                                             ------------
Medical Information System - 1.2%
      IMS Health Inc.                                            3,850            104,672
                                                                             ------------
           Total Technology                                                     3,312,601
                                                                             ------------

Total Common Stocks                                                            12,322,209
                                                                             ------------

Total Securities ( identified cost - $8,288,069 )                              12,322,209

Other net liabilities - (36.0)%                                                (3,263,587)
                                                                             ------------
Total net assets                                                             $  9,058,622
                                                                             ============


See accompanying notes

                   Canada Life of America Series Fund, Inc.
        Schedule of Investments - International Equity Series Portfolio

                               December 31, 1999


                                                                      Market
                                                          Shares       Value
                                                          -------------------
COMMON STOCKS - 109.5%

Australia - 1.8%
      News Corporation Ltd. - sponsored ADR                4,100   $  137,094
                                                                   ----------

Finland - 5.0%
      Nokia OYJ                                            1,000      181,557
      Stora Enso OYJ                                       5,800      101,266
      Upm-kymmene OYJ                                      2,500      100,865
                                                                   ----------
                                                                      383,688
                                                                   ----------

France - 14.1%
      Banque National De Paris                             2,400      221,742
      Dexia France                                            30        4,978
      Dexia                                                1,025           10
      France Telecom SA                                      900      119,192
      Groupe Danone                                          600      141,614
      L'Oreal SA                                             121       97,210
      Pechiney SA                                          2,000      143,127
      STMicroelectronics N.V. - sponsored ADR                920      139,323
      Total Fina SA                                        1,607      214,769
                                                                   ----------
                                                                    1,081,965
                                                                   ----------

Germany - 4.1%
      Mannesmann AG                                          400       96,992
      Prosieben Media AG - preferred shares                1,600       93,441
      SAP AG - preferred shares                              200      122,148
                                                                   ----------
                                                                      312,581
                                                                   ----------

Hong Kong - 3.3%
      HSBC Holdings PLC                                   18,300      256,601
                                                                   ----------

Italy - 4.4%
      Telecom Italia Mobile SPA                           20,100      224,837
      Telecom Italia SPA                                   7,900      111,557
                                                                   ----------
                                                                      336,394
                                                                   ----------

Japan - 28.1%
      Dai-Tokyo Fire & Marine Ins.                        31,000      126,296
      DDI Corporation                                        110      150,456
      Fuji Machine MFG                                     1,900      152,957
      Fujitsu Ltd.                                         2,000       91,055
      Futaba Industrial Company Ltd.                       7,000       82,067
      Kyocera Corporation                                    600      155,341
      Minebea Company Ltd.                                 5,000       85,633
      NTT Mobile Communications                               50      191,979
      Rohm Company Ltd.                                      800      328,269
      Sangetsu Company Ltd.                                4,500       94,524
      Sankyo Company Ltd.                                  6,600      135,411
      Shohkoh Fund & Company Ltd.                            300      118,558
      Sony Corporation                                     1,500      444,042
                                                                   ----------
                                                                    2,156,588
                                                                   ----------

See accompanying notes.

                   Canada Life of America Series Fund, Inc.
  Schedule of Investments - International Equity Series Portfolio (Continued)

                               December 31, 1999


                                                                       Market
                                                            Shares      Value
                                                            -------------------

Netherlands - 13.9%
   DSM N.V.                                                  3,300   $  132,476
   ING Groep N.V.                                            3,028      183,068
   Koninklijke Philips Electronics N.V. - sponsored ADR      1,532      206,820
   Royal Dutch Petroleum Company - sponsored ADR             4,200      253,838
   TNT Post Group N.V.                                       4,600      132,002
   Wolters Kluwer N.V.                                       4,800      162,675
                                                                     ----------
                                                                      1,070,879
                                                                     ----------

Spain - 5.3%
   Argentaria Caja Postal Y Banco - sponsored ADR            2,860      132,990
   Telefonica SA                                            10,884      272,258
                                                                     ----------
                                                                        405,248
                                                                     ----------

Sweden - 1.2%
   Ericsson (LM) Tel - sponsored ADR                         1,400       91,963
                                                                     ----------

Switzerland - 4.7%
   Nestle SA                                                    35       63,780
   Novartis AG                                                  55       80,332
   Swisscom AG                                                 200       80,463
   United Bank Of Switzerland AG                               500      134,314
                                                                     ----------
                                                                        358,889
                                                                     ----------

United Kingdom - 23.6%
   Astrazeneca PLC - sponsored ADR                           3,800      158,650
   Bank of Ireland                                          16,900      134,665
   Barclays PLC                                              3,500      100,522
   Billiton PLC                                             15,800       93,010
   Boots Company PLC (THE)                                   3,914       37,975
   BP Amoco PLC                                              7,300       73,240
   British Telecommunications PLC                            9,700      236,535
   Diageo PLC                                                8,800       70,631
   Elan Corporation PLC - sponsored ADR                      3,500      103,250
   Invensys PLC                                             19,400      105,370
   Lloyds TSB Group                                         15,800      197,225
   Marconi PLC                                               9,600      169,499
   Next PLC                                                  5,400       51,697
   WPP Group PLC - sponsored ADR                             3,400      282,625
                                                                     ----------
                                                                      1,814,894
                                                                     ----------

Total Common Stocks                                                   8,406,784
                                                                     ----------

Total Securities ( identified cost - $6,515,182 )                     8,406,784

Other net assets - (9.5)%                                              (727,561)
                                                                     ----------

Total net assets                                                     $7,679,223
                                                                     ==========

See accompanying notes.

                                     PART C
                                OTHER INFORMATION

                    CANADA LIFE OF AMERICA SERIES FUND, INC.

Item 23. Exhibits

      (a)   Articles of Incorporation of Canada Life of America Series Fund,
            Inc./1/

            (1) Form of Articles Supplementary/1/

            (2) Amendment to the Articles Supplementary/2/

      (b)   By-Laws of Canada Life of America Series Fund, Inc./1/

      (c)   See Items 23(a) and (b).

      (d)   Investment Advisory Contracts/1/

            (1)   Investment Advisory Agreement with CL Capital Management, Inc.
                  (CLCM) and the Series Fund, dated May 1, 1995./3/

            (2) Sub-Investment Advisory Agreement between CL Capital Management, Inc. (CLCM) and J. & W. Seligman & Co., Incorporated (Seligman), dated May 1./3/

      (e)   Not applicable.

      (f)   Not applicable.

      (g)   Form of Custodian Agreement/1/

      (h)   Other Material Contracts

            (1)   Form of Accounting Services Agreement/1/

            (2)   Form of Dividend Disbursing and Transfer Agent Agreement/1/

            (3)   Form of Participation Agreement/1/

      (i)   Not applicable.

      (j)   Not applicable.

      (k)   Consent of Independent Auditors, attached hereto.

      (l)   Form of Subscription Agreement/1/

            (1)   Form of Subscription Agreement for the Capital Series/1/

            (2)   Form of Subscription Agreement for the International Series/1/

            (m)   Not applicable.

            (o)   Not applicable.

----------
/1/ Incorporated herein by reference to the exhibits filed with Post-Effective Amendment No. 10 to this Registration Statement on Form N-1A (File No. 33-28888), filed on April 24, 1997, accession number 0000950144-97-004617.
/2/ Incorporated herein by reference to the exhibits filed with Post-Effective Amendment No. 5 to this Registration Statement on Form N-1A (File No. 33-28888), filed on March 5, 1993.
/3/ Incorporated herein by reference to the exhibits filed with the Post-Effective Amendment No 12. to this Registration Statement on Form N-1A (File No. 33-28888), filed on February 26, 1999, accession number 0000931763-99-000613.

Item 24.    Persons Controlled by or Under Common Control with Registrant./4/

Item 25.    Indemnification

Under Section 2-418 of the Maryland General Corporation Law, with respect to any proceedings against a present or former director, officer, agent or employee ("corporate representative") of the registrant, except a proceeding brought by or on the behalf of the registrant, the registrant may indemnify the corporate representative against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement actually and reasonably incurred by the corporate representative in connection with the proceeding, if: (1) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant; and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The registrant is also authorized under Section 2-418 of the Maryland General Corporation Law to indemnify a corporate representative under certain circumstances against expenses incurred in connection with the defense of a suit or action by or in the right of the registrant.

Article 11.01 of the Registrant's By-Laws (Exhibit (b) to this registration statement) provides that Registrant shall indemnify its corporate representatives, in a manner that is consistent with Maryland law. Article 11.02 precludes indemnification for "disabling conduct" (willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office) and sets forth reasonable and fair means for determining whether indemnification shall be made. In addition, Section 10 of the By-Laws of Canada Life Insurance Company of America provides indemnification for directors, officers, and employees of the Company serving at the request of the Canada Life Assurance Company, including directors, officers and employees of the Registrant, and Section 16 of the By-Laws of the Canada Life Assurance Company provides indemnification for directors, officers and employees serving at the request of the Canada Life Assurance Company, including directors, officers and employees of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions discussed in this
Item 25 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.    Business and other Connections of Investment Adviser and Subadvisers

            Incorporated herein by reference to Schedules A and D of Form ADV (File No. 801-34509) filed for CL Capital Management, Inc., filed on September 30, 1998, as amended from time to time.

            Incorporated herein by reference to Schedules A and D of Form ADV (File No. 801-15798) filed for J. & W. Seligman & Co., Incorporated, filed on March 25, 1998, as amended from time to time.

            Incorporated herein by reference to Schedules A and D of Form ADV (File No. 801-47923) filed for Laketon Investment Management Ltd. on December 4, 1998, as amended from time to time.

Item 27.    Principal Underwriters

            Not Applicable.

----------
/4/ Incorporated herein by reference to Part C of the Post-Effective Amendment the Registration Statement for Canada Life of America Variable Annuity Account 2 on Form N-4 (File No. 33-55890), filed on February 1, 1999, accession number 0000931763-99-00410.

Item 28.    Location of Accounts and Records

            All accounts, books and other documents required to be maintained by
            Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of the Fund at 330 University Avenue, Toronto, Ontario M5G 1R8 and at 6201 Powers Ferry Road, N.W., Suite 600, Atlanta, Georgia 30339.

Item 29.    Management Services

            All management-related service contracts are discussed in Part A or B of this Registration Statement.

Item 30.    Undertaking

            Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, this Amendment No. 15 to the Registrant's Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and the State of Georgia, on the 28th day of April, 2000.

                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                                         By:

                                            /s/ R. E. Beetam
                                            -----------------------------
                                            R. E. Beettam, President
                                            Canada Life of America Series
                                            Fund, Inc.